   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1998


                                                      REGISTRATION NO. 333-57925
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                             THE RESTAURANT COMPANY

             (Exact name of registrant as specified in its charter)

             DELAWARE                            5812                           62-1254388
 (State of other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
  incorporation or organization)     Classification Code Number)         Identification Numbers)

                             THE RESTAURANT COMPANY
                                 1 PIERCE PLACE
                                 SUITE 100 EAST
                             ITASCA, ILLINOIS 60341
                                 (901) 766-6400

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                               DONALD F. WISEMAN
                             THE RESTAURANT COMPANY
                               6075 POPLAR AVENUE
                                   SUITE 800
                               MEMPHIS, TN 38119
                                 (901) 766-6400

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH A COPY TO:

                               PHILIP J. NIEHOFF
                              MAYER, BROWN & PLATT
                            190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 782-0600
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                             THE RESTAURANT COMPANY

     OFFER TO EXCHANGE ITS 11 1/4% SERIES B SENIOR DISCOUNT NOTES DUE 2008
      WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS OUTSTANDING 11 1/4% SERIES A SENIOR DISCOUNT NOTES DUE 2008

                                  -----------

    The Restaurant Company, a Delaware corporation (the "Issuer") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange up to $31,100,000 original principal amount at maturity of the Issuer's issued and outstanding
11 1/4% Series B Discount Notes due 2008 (the "New Notes"), of the Issuer for a like principal amount of the Issuer's issued and outstanding 11 1/4% Series A Senior Discount Notes Due 2008 (the "Old Notes" and collectively with the New Notes, the "Notes"), with the holders (each holder of Old Notes, a "Holder") thereof. The Issuer will receive no proceeds in connection with the Exchange Offer. The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes that are to be exchanged therefor except that the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The offering of the Old Notes is sometimes referred to herein as the "Offering". See "Description of Notes."

    The notes will not accrue cash interest nor will cash interest be payable thereon prior to May 15, 2003; PROVIDED that on any Semi-Annual Accrual Date (as defined) prior to May 15, 2003, the Issuer may elect to begin accruing cash interest on the Notes by giving notice of such election to the Trustee and the holders of the Notes on or prior to such Semi-Annual Accrual Date (the "Cash Interest Election"). Cash interest on the Notes will accrue at a rate of 11 1/4% per annum from the earlier of May 15, 2003 or the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made, and will be payable semi-annually in arrears on each May 15 and November 15, commencing on the earlier of November 15, 2003 or the Interest Payment Date immediately following the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made. However, following each successive Semi-Annual Accrual Date until the earlier of the time the Cash Interest Election is made or May 15, 2003, the yield to maturity of the Notes for tax purposes for subsequent periods (calculated on a bond equivalent basis assuming that the redemption price less the issue price with respect to each Note is treated as interest) will increase such that if no Cash Interest Election is made prior to May 15, 2003, on May 15, 2003 the yield to maturity of the Notes, calculated on such bond equivalent basis, will have increased to 11.89% for the remaining term of the Note. On May 15, 2003, the Issuer will be required to pay all accrued but unpaid interest on the Notes by redeeming an amount per Note equal to the Accreted Value (as defined) of such Note on May 15, 2003, LESS the issue price with respect to such Note at a redemption price equal to 105.625% of the amount redeemed; and the Principal Amount at Maturity (as defined) of such Note shall thereafter be reduced by the amount of such Accreted Value.

    The Notes are redeemable, at the option of the Issuer, on or after May 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the redemption date. In the event of a Change of Control (as defined), holders of Notes have the right to require the Issuer to purchase each such holder's Notes at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. There can be no assurance that the Issuer will have access to sufficient funds to repurchase Notes in the event of a Change of Control.

    The Notes will be general unsecured obligations of the Issuer ranking PARI PASSU in right of payment with all senior unsecured indebtedness of the Issuer. However, the Notes will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Issuer and to all secured and unsecured liabilities (including indebtedness) of the Issuer's subsidiaries. As of June 30, 1998, the Issuer had no indebtedness outstanding other than its obligations under the Notes and the Issuer's subsidiaries had $183.0 million of total liabilities outstanding, including $145.1 million of indebtedness, $15.1 million of which was secured. However, all borrowings under the Credit Facility (as defined) are secured by a first priority Lien (as defined) on substantially all of the significant assets of the Company. As of June 30, 1998, $7.5 million in borrowings and $2.4 million of letters of credit were outstanding under the Credit Facility, which has a maximum borrowing capacity of $50 million. The Issuer has no significant assets other than its direct and indirect equity interests in its subsidiaries.

                             ---------------------

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON         , 1998, UNLESS EXTENDED.

                                ----------------

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------


               The date of this Prospectus is September   , 1998

    Prior to the Exchange Offer, there has been no established trading market for the Old Notes or the New Notes. The Issuer does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. Following the consummation of the Exchange Offer, the Holders of the Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Issuer will have no further obligations to such Holders to provide for the registration of the Old Notes under the Securities Act. See "The Exchange Offer -- Consequences of Not Exchanging Old Notes."

    The Issuer will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on,
           , 1998, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Issuer. The Issuer will pay the expenses of the Exchange Offer.

    The Old Notes were issued and sold as part of an offering on May 13, 1998 (the "Offering"), in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered for exchange in order to satisfy certain obligations of the Issuer under a Registration Rights Agreement (as defined ) between the Issuer and the Initial Purchasers (as defined). The New Notes will be obligations of the Issuer evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture, which governs both the Old Notes and the New Notes. The form and terms (including principal amount, interest rate, maturity and ranking) of the New Notes are the same as the form and terms of the Old Notes, except that the New Notes (i) will be registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes, (ii) will not be entitled to registration rights and (iii) will not provide for any Liquidated Damages. See "The Exchange Offer -- Registration Rights; Liquidated Damages."

    The Issuer is making the Exchange Offer pursuant to the registration statement of which this Prospectus is a part in reliance upon the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuer has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations by the staff of the Commission, the Issuer believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by Holders thereof (other than (i) any such Holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser who acquired the Old Notes directly from the Issuer solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes.

    By tendering, each Holder which is not a broker-dealer will represent to the Issuer that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (ii) will acquire the New Notes in the ordinary course of such person's business, and (iii) is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) can not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Selling broker-dealers may be deemed to be underwriters within the meaning of the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes are acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND HISTORICAL AND PRO FORMA FINANCIAL DATA APPEARING ELSEWHERE IN THIS PROSPECTUS. THE TRANSACTIONS RELATED TO THE REDEMPTION BY THE ISSUER OF THE COMMON STOCK OF THE ISSUER HELD BY HARRAH'S OPERATING COMPANY, INC. ARE COLLECTIVELY REFERRED TO HEREIN AS THE "REORGANIZATION." SEE "THE REORGANIZATION." EXCEPT AS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE "COMPANY" REFER TO THE ISSUER TOGETHER WITH ITS SUBSIDIARIES, INCLUDING, WITHOUT LIMITATION, PERKINS FAMILY RESTAURANTS, L.P. THIS PROSPECTUS INCLUDES "FORWARD LOOKING STATEMENTS." ALTHOUGH THE COMPANY BELIEVES THAT ITS PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN SUCH FORWARD LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S FORWARD LOOKING STATEMENTS ARE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

                                  THE COMPANY

    The Issuer is a holding company whose primary subsidiary is Perkins Family Restaurants, L.P. ("PFR"), which is indirectly wholly-owned by the Issuer. The Issuer is the sole stockholder of Perkins Restaurants, Inc. ("PRI") which is a limited partner and the indirect owner of 100% of PFR and the parent corporation of PFR's general partner, Perkins Management Company, Inc. ("PMC"). The Issuer is also the sole stockholder of TRC Realty Co. The Issuer has no significant assets other than its direct and indirect equity interests in its subsidiaries.

    The Company, through PFR, is a leading operator and franchisor of full-service, mid-scale restaurants located primarily in the Midwest, Pennsylvania, upstate New York and central Florida. The Company's restaurants operate under the names Perkins Family Restaurant-Registered Trademark- and Perkins Family Restaurant and Bakery-Registered Trademark-. Perkins restaurants offer a full menu assortment of breakfast, lunch, dinner, snack and dessert items and many are open 24 hours a day. The business of Perkins was founded in 1958, and since then Perkins has continued to adapt its menus, product offerings, building designs and decor to meet changing consumer preferences. A substantial majority of Company-operated restaurants and franchised restaurants have added in-store bakeries which offer a premium line of freshly prepared baked goods including muffins, cookies and pies.

    As of June 30, 1998, the Company operated 138 full-service restaurants and franchised 348 full-service restaurants located in 33 states and five provinces of Canada. For the year ended December 31, 1997, system-wide restaurant revenues (including franchised restaurants), Company revenues, Company net loss and Company EBITDA (as defined) were $711.0 million, $271.2 million, $0.3 million and $36.0 million, respectively. Company-operated restaurants have achieved comparable restaurant sales increases in each of the last 27 quarters. The Company continues to focus on increasing its number of franchised restaurants, which provide a higher margin of cash flow relative to the required capital investment and create an additional sales outlet for the products of the Company's Foxtail Foods ("Foxtail") food manufacturing division. From 1988 to 1997, the average annual royalties per franchised restaurant increased from approximately $38,500 to approximately $56,700 and the number of franchised restaurants increased from 227 to 337.

    The Perkins concept is designed to serve a variety of demographically and geographically diverse customers for a wide range of dining occasions which are appropriate for the entire family. The Perkins concept appeals to a wide range of markets and customer tastes with its large, comfortable dining rooms, flexible kitchens, broad menu, moderate pricing, extended operating hours, table service and bakery specialties. Perkins offers a wide menu selection of high quality, moderately priced food and beverage items consisting of traditional favorites and seasonal specialties. Perkins offers guests a menu of over 140 items ranging in price from $3.09 to $9.29. The Company also approves additional items to meet regional and local tastes. Perkins' signature menu items include buttermilk pancakes, omelettes, bread bowl salads, melt sandwiches and Butterball-Registered Trademark- turkey dinners. Breakfast items, which are available throughout the day, account for slightly more than half of the entrees sold in the Company's restaurants.

    Perkins restaurants are primarily located in free-standing buildings with approximately 90 to 250 seats. Recently, the Company and its franchisees have begun to test the Perkins concept in various non-traditional locations including travel plazas, malls, hotels and airports. The Company and its franchisees operate three alternative formats, including limited menu restaurants and a stand-alone bakery, in addition to full-service stand-alone restaurants. These alternative formats are operated under the names Perkins Cafe and Bakery-Registered Trademark-, Perkins Bakery-Registered Trademark- and Perkins Express-Registered Trademark-.

    In addition to operating and franchising Perkins restaurants, the Company operates Foxtail and is a partner in J. A. Joint Venture LLC, a joint venture for the development of Jack Astor's Bar and Grill-Registered Trademark-restaurants. Foxtail provides cookie dough, muffin batter, pancake mixes, pies and other bakery products to Company-operated restaurants, franchisees and third parties.

    Foxtail accounted for 8.8% of 1997 Company revenues. During 1997, the Company entered into a joint venture with a Canadian casual dining operator for the development of a minimum of three Jack Astor's Bar and Grill restaurants. Jack Astor's Bar and Grill is a casual themed dining concept with a high-energy, fun atmosphere and menu offerings which include chicken, pasta, hamburgers and alcoholic beverages. The joint venture's first restaurant opened in Greensboro, North Carolina on October 6, 1997.

    The Issuer also operates an aircraft through TRC Realty Co., its wholly-owned subsidiary. The aircraft is operated for the benefit of, and all operating costs are reimbursed by, PMC and Friendly Ice Cream Corporation ("Friendly's"). The airplane is used to transport employees of Perkins and Friendly's on their respective company's business including visiting current and potential restaurant sites.

    In the 12 years under the Company's current leadership, a number of improvements have been made to the Company's operations, including: (i) upgrading its menu offerings; (ii) unifying the system's name, restaurant design, marketing programs, purchasing, training and technology; (iii) creating in-store bakeries; (iv) strengthening the franchise system; (v) creating Foxtail; and (vi) developing alternative formats. Also over this time period, PFR has made significant interest payments and distributions to the former holders (the "Unitholders") of PFR's limited partnership interests (the "Units"), including 44 consecutive quarterly cash distributions to Unitholders between the time PFR became a publicly-traded limited partnership in 1986 and its becoming an indirect wholly-owned subsidiary of the Issuer in December 1997.

COMPETITIVE STRENGTHS

    ESTABLISHED, HIGH-VALUE RESTAURANT BRAND. Perkins is a well-established, highly recognized brand in the geographic areas it serves. Perkins offers its guests a wide variety of over 140 reasonably priced menu items, including fresh bakery products, served in a warm and comfortable dining environment with the convenience of extended operating hours. Entrees served in Company-operated restaurants ranged in price from $3.09 to $9.29 for breakfast, $4.49 to $9.29 for lunch and $5.99 to $9.29 for dinner. The Company operates a 3,000 square foot test kitchen in Memphis, Tennessee which develops and tests new menu items. Menus are updated at least three times per year and supplemented with special menus for holiday and promotional events.

    STRONG FRANCHISE NETWORK. As of June 30, 1998, the Company had 112 franchisees which operate 348 full-service restaurants in 32 states and five Canadian provinces, representing over 71% of the restaurants in the Perkins system. In addition to providing the Company with substantial royalty revenues ($18.8 million for the year ended December 31, 1997), the franchise network allows the Company to significantly expand the Perkins system without substantial capital investment by the Company. The Company believes that it enjoys good relations with its franchisees.

    UPDATED, MODERN RESTAURANTS. The Company employs an on-going system of prototype development, testing and remodeling to maintain operationally efficient, cost-effective and unique interior and exterior facility design and decor. An accelerated program to upgrade existing Company-operated restaurants began in 1995 and continues today. The current remodel package features a modern, distinctive interior and exterior layout that enhances operating efficiencies and guest appeal. As of June 30, 1998, approximately 89% of Company-operated restaurants had either been remodeled or initially constructed since January 1, 1994.

    To promote a consistent and current image throughout the Perkins system, the Company encourages its franchise operators to remodel their restaurants by providing financial incentives and sponsoring third-party financing programs. Twenty-two franchised restaurants were remodeled in 1996 and 40 additional restaurants were remodeled in 1997. The Company expects that franchisees will remodel an additional 40 restaurants in 1998.

    MANAGEMENT EXPERTISE. The Company has an experienced management team with average tenure with the Company of over seven years and average restaurant industry experience of 20 years. Donald N. Smith, the Company's Chairman and Chief Executive Officer, has over 30 years of restaurant experience, over 12 of which have been with the Company. Richard K. Arras, PMC's President and Chief Operating Officer, has 18 years of restaurant experience, all of which have been with the Company.

    EFFICIENT OPERATIONS. The Company uses a combination of current technology, on-going operational analyses, hourly employee performance programs and the operating experience of both its own field management and that of its franchisees to continuously improve the quality, efficiency and execution of its operating systems. For example, Company-operated restaurants recently implemented programs to improve labor efficiency, lower food cost and improve facility utilization during peak periods.

    DAYPART BALANCE. Perkins has successfully evolved over the last 40 years from its origins as a breakfast-oriented pancake house by developing significant lunch, dinner and late night product offerings. The flexibility of Perkins' multi-daypart offerings allows each location to meet the needs of its local market. During 1997, the revenue breakdown by daypart for Company-operated restaurants was 25% breakfast, 29% lunch, 32% dinner and 14% late night (10:00 p.m. to 6:00 a.m.).

    COMMITMENT TO GUEST SATISFACTION. The Company is focused on continually improving guest satisfaction. The Company regularly surveys customers to determine their overall satisfaction with their dining experience, conducts extensive service quality training programs and operates a toll free number to monitor guests' dining experiences.

    MANAGEMENT INFORMATION SYSTEMS. The Company's information systems not only provide detailed monthly financial statements for each restaurant but also daily operating statistics such as sales, labor, guest check and average table turns. The systems also generate weekly restaurant profit and loss statements and food and labor variance analysis. The Company has also developed a labor scheduling system which calculates the amount of labor necessary to provide optimal guest service. These systems are year 2000 compliant.

    PURCHASING LEVERAGE. The Company aggregates the purchasing requirements of all of its Company-operated restaurants and over 90% of its franchised restaurants to obtain purchasing economies of scale for food items, cleaning supplies, equipment, maintenance services and regional distribution agreements. In addition, the Company utilizes outside consultants for information regarding purchases of commodity items and, together with its franchisees, makes significant purchases of commodity products, such as sirloin steak or shrimp, which provide the basis for several product-driven marketing programs throughout the year.

BUSINESS STRATEGY

    INCREASE FRANCHISE REVENUES. The Company plans to continue to add franchised restaurants in existing and new geographic markets. In addition, management will continue to encourage franchisees to remodel and renovate restaurants where appropriate. Management believes its franchisees will open 35-40 new restaurants in 1998. During 1997, franchisees opened 13 new full-service restaurants and six under-performing franchised restaurants were closed.

    SELECTIVELY DEVELOP NEW COMPANY-OPERATED RESTAURANTS. The Company will continue to develop and operate new restaurants based upon its current prototype. Management believes the development of successful Company-operated restaurants supports the continued development of the Perkins franchise system. The Company opened three new full-service Company-operated restaurants in 1997 and plans to add six new full-service Company-operated restaurants in 1998.

    EXPAND NON-TRADITIONAL LOCATIONS AND ALTERNATIVE FORMATS. The Company and its franchisees have built, on a limited test basis, restaurants within non-traditional sites including hotels, airports, travel plazas and strip shopping centers. Within these non-traditional locations, the Company has recently opened restaurants with alternative formats, such as limited menu restaurants and a stand-alone bakery, in addition to full-service, stand-alone restaurants. The Company intends to continue testing non-traditional locations and further develop alternative formats in conjunction with its franchisees in cases where appropriate for the Perkins brand and where anticipated financial returns are acceptable.

    PURSUE COMPLEMENTARY ACQUISITIONS. The Company continually evaluates potential acquisition opportunities of existing franchised Perkins restaurants and other restaurant chains. The Company does not currently have any agreements or understandings to make any acquisitions.

    The Issuer's address is 1 Pierce Place, Suite 100 East, Itasca, Illinois 60341. PFR's address is 6075 Poplar Avenue, Suite 800, Memphis, Tennessee 38119-4709. The Company's phone number is (901) 766-6400 and its Internet address is www.perkinsrestaurants.com.

                               THE REORGANIZATION

    Prior to December 22, 1997, PFR was a limited partnership 48.6% indirectly owned (including its general partner's interest) by the Issuer. The remainder of the Units were owned by the public and traded on the New York Stock Exchange under the symbol "PFR." PFR's business was conducted through Perkins Restaurants Operating Company, L.P. ("PROC"), a Delaware limited partnership. PFR was the sole limited partner and owned 99% of PROC, and PMC was the sole general partner and owned the remaining 1% of PROC. Upon a majority vote of the holders of the publicly traded Units, 5.44 million Units held by persons other than the Issuer and its subsidiaries were converted into the right to receive $14.00 in cash per Unit (the "Going Private Transaction"). Additionally, PROC was merged into PFR, and PMC's 1% general partnership interest in PROC was converted into a limited partnership interest in PFR. Upon consummation of the Going Private Transaction on December 22, 1997, PFR became an indirect wholly-owned subsidiary of the Issuer.

    On May 7, 1998, the Issuer and Harrah's Entertainment, Inc. ("Harrah's") entered into an agreement whereby the Issuer redeemed 100% of Harrah's interest in the Issuer (the "Reorganization"). The closing of the Reorganization occurred on May 18, 1998. As a result of the Reorganization, the Issuer's common stock is owned 50.0% by Donald N. Smith, the Issuer's Chairman and Chief Executive Officer, 42.3% by The Equitable Life Assurance Society of the United States ("Equitable") and 7.7% by others. No change in the Company's management or business strategy is anticipated as a result of the Reorganization.

    Approximately $18 million was required to consummate the Reorganization and pay related fees and expenses. Such funds were obtained from the proceeds of the Offering. See "Use of Proceeds."

    Set forth below is a diagram of the organizational structure of the Issuer and its subsidiaries.

                                  [GRAPH]

                               THE EXCHANGE OFFER

Securities Offered....................  $31.1 million aggregate Original Principal Amount at Maturity of 11 1/4% Series B Senior Notes due
                                        2008. The terms of the New Notes and the Old Notes
                                        are identical in all material respects, except for
                                        certain transfer restrictions and registration
                                        rights relating to the Old Notes and except for
                                        certain Liquidated Damages provisions relating to
                                        the Old Notes described below under "Issuance of
                                        Old Notes; Registration Rights."

Issuance of Old Notes;
  Registration Rights.................  The Old Notes were issued on May 18, 1998 to two initial purchasers (the "Initial Purchasers"), who
                                        placed the Old Notes with "qualified institutional
                                        buyers" (as such term is defined in Rule 144A
                                        promulgated under the Securities Act). In
                                        connection therewith, the Issuer executed and
                                        delivered for the benefit of the holders of Old
                                        Notes a registration rights agreement (the
                                        "Registration Rights Agreement"), pursuant to which
                                        the Issuer agreed (i) to file a registration
                                        statement (the "Registration Statement") on or
                                        prior to July 2, 1998 with respect to the Exchange
                                        Offer and (ii) to use their best efforts to cause
                                        the Registration Statement to be declared effective
                                        by the Commission on or prior to September 15,
                                        1998. If the Issuer does not comply with its
                                        obligations under the Registration Rights
                                        Agreement, it will be required to pay liquidated
                                        damages ("Liquidated Damages") to holders of the
                                        Old Notes under certain circumstances. See "The
                                        Exchange Offer -- Registration Rights; Liquidated
                                        Damages." Holders of Old Notes do not have any
                                        appraisal rights in connection with the Exchange
                                        Offer.

The Exchange Offer....................  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of
                                        the New Notes is intended to satisfy the
                                        obligations of the Company contained in the
                                        Registration Rights Agreement. Based upon the
                                        position of the staff of the Commission set forth
                                        in no-action letters issued to other parties in
                                        other transactions substantially similar to the
                                        Exchange Offer, the Issuer believes that the New
                                        Notes issued pursuant to the Exchange Offer may be
                                        offered for resale, resold and otherwise
                                        transferred by holders thereof (other than (i) any
                                        such holder that is an "affiliate" of the Issuer
                                        within the meaning of Rule 405 under the Securities
                                        Act; (ii) an Initial Purchaser who acquired the Old
                                        Notes directly from the Issuer solely in order to
                                        resell pursuant to Rule 144A of the Securities Act
                                        or any other available exemption under the
                                        Securities Act; or (iii) a broker-dealer who
                                        acquired the Old Notes as a result of market making
                                        or other trading activities) without further
                                        compliance with

                                        the registration and prospectus delivery
                                        requirements of the Securities Act, provided that
                                        such New Notes are acquired in the ordinary course
                                        of such holder's business and such holder is not
                                        participating and has no arrangement or
                                        understanding with any person to participate in a
                                        distribution (within the meaning of the Securities
                                        Act) of such New Notes. By tendering, each Holder
                                        which is not a broker-dealer will represent to the
                                        Issuer that, among other things, the person
                                        receiving the New Notes, whether or not such person
                                        is the Holder, (i) is not an "affiliate," as
                                        defined in Rule 405 under the Securities Act, of
                                        the Issuer, (ii) will acquire the New Notes in the
                                        ordinary course of such person's business, and
                                        (iii) is not engaged in, does not intend to engage
                                        in, and has no arrangement or understanding with
                                        any person to participate in, a distribution of the
                                        New Notes. If any Holder or any such other person
                                        has an arrangement or understanding with any person
                                        to participate in a distribution of such New Notes,
                                        is engaged in or intends to engage in a
                                        distribution of such New Notes, is an "affiliate,"
                                        as defined in Rule 405 under the Securities Act, of
                                        the Issuer, or acquired the Old Notes as a result
                                        of market making or other trading activities, then
                                        such Holder or any such other person (i) cannot
                                        rely on the applicable interpretations of the staff
                                        of the Commission and (ii) must comply with the
                                        registration and prospectus delivery requirements
                                        of the Securities Act in connection with any resale
                                        transaction. Each broker-dealer that receives New
                                        Notes for its own account pursuant to the Exchange
                                        Offer must acknowledge that it will deliver a
                                        prospectus meeting the requirements of the
                                        Securities Act in connection with any resale of
                                        such New Notes. Although there has been no
                                        indication of any change in the staff's position,
                                        there can be no assurance that the staff of the
                                        Commission would make a similar determination with
                                        respect to the resale of the New Notes. See "Risk
                                        Factors."

Procedures for Tendering..............  Tendering Holders of Old Notes must complete and sign the Letter of Transmittal in accordance with
                                        the instructions contained therein and forward the
                                        same by mail, facsimile or hand delivery, together
                                        with any other required documents, to the Exchange
                                        Agent, either with the Old Notes to be tendered or
                                        in compliance with the specified procedures for
                                        guaranteed delivery of Old Notes. Holders of the
                                        Old Notes desiring to tender such Old Notes in
                                        exchange for New Notes should allow sufficient time
                                        to ensure timely delivery. Certain brokers,
                                        dealers, commercial banks, trust companies and
                                        other nominees may also effect tenders by
                                        book-entry transfer. Holders of Old Notes
                                        registered in the name of a broker, dealer,
                                        commercial bank, trust company or other nominee are

                                        urged to contact such person promptly if they wish
                                        to tender Old Notes pursuant to the Exchange Offer.
                                        Letters of Transmittal and certificates
                                        representing Old Notes should not be sent to the
                                        Company. Such documents should only be sent to the
                                        Exchange Agent. Questions regarding how to tender
                                        the requests for information should be directed to
                                        the Exchange Agent. See "The Exchange Offer --
                                        Procedures for Tendering Old Notes."

Tenders, Expiration Date;               The Exchange Offer will expire at 5:00 p.m., New
  Withdrawal..........................  York City time, on            , 1998 or such later
                                        date and time to which it is extended. The tender
                                        of Old Notes pursuant to the Exchange Offer may be
                                        withdrawn at any time prior to the Expiration Date.
                                        Any Old Note not accepted for exchange for any
                                        reason will be returned without expense to the
                                        tendering Holder thereof as promptly as practicable
                                        after the expiration or termination of the Exchange
                                        Offer. See "The Exchange Offer -- Terms of the
                                        Exchange Offer; Period for Tendering Old Notes" and
                                        "-- Withdrawal Rights."

Certain Conditions to the
  Exchange offer......................  The Exchange Offer is subject to certain customary conditions, all of which may be waived by the
                                        Company, including the absence of (i) threatened or
                                        pending proceedings seeking to restrain the
                                        Exchange Offer or resulting in a material delay to
                                        the Exchange Offer; (ii) a general suspension of
                                        trading on any national securities exchange or in
                                        the over-the-counter market; (iii) a banking
                                        moratorium; (iv) a commencement of war, armed
                                        hostilities or other similar international calamity
                                        directly or indirectly involving the United States;
                                        and (v) change or threatened change in the
                                        business, properties, assets, liabilities,
                                        financial condition, operations, results of
                                        operations or prospects of the Company and its
                                        subsidiaries taken as a whole that, in the sole
                                        judgment of the Issuer, is or may be adverse to the
                                        Issuer. The Issuer shall not be required to accept
                                        for exchange, or to issue New Notes in exchange
                                        for, any Old Notes, if at any time before the
                                        acceptance of such Old Notes for exchange or the
                                        exchange of New Notes for such Old Notes, any of
                                        the foregoing events occurs which, in the sole
                                        judgment of the Issuer, make it inadvisable to
                                        proceed with the Exchange Offer and/or with such
                                        acceptance for exchange or with such exchange. In
                                        the event the Issuer asserts or waives a condition
                                        to the Exchange Offer which constitutes a material
                                        change to the terms of the Exchange Offer, the
                                        Issuer will disclose such change in a manner
                                        reasonably calculated to inform prospective
                                        investors of such change, and will extend the
                                        period of the Exchange Offer by five business days.
                                        If the Issuer fails to consummate the Exchange
                                        Offer because the Exchange Offer is not

                                        permitted by applicable law or Commission policy,
                                        they are obligated pursuant to the Registration
                                        Rights Agreement to file with the Commission a
                                        Shelf Registration Statement to cover resales of
                                        the Transfer Restricted Securities (as defined) by
                                        the holders thereof who satisfy certain conditions.
                                        If the Issuer fails to consummate the Exchange
                                        Offer or file a Shelf Registration Statement in
                                        accordance with the Registration Rights Agreement,
                                        the Issuer will pay Liquidated Damages to each
                                        holder of Transfer Restricted Securities until the
                                        cure of all defaults thereunder. The Exchange Offer
                                        is not conditioned upon any minimum aggregate
                                        principal amount of Old Notes being tendered for
                                        exchange. See "The Exchange Offer -- Registration
                                        Rights; Liquidated Damages" and "-- Certain
                                        Conditions to the Exchange Offer."

Federal Income Tax Consequences.......  The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in any income,
                                        gain or loss to the Holders or the Issuer. See
                                        "Certain Federal Income Tax Considerations" for a
                                        discussion of the material federal tax consequences
                                        expected to result from the Exchange Offer.

Use of Proceeds.......................  There will be no proceeds to the Issuer from exchanges pursuant to the Exchange Offer.

Appraisal Rights......................  Holders of Old Notes will not have dissenters'
                                        rights or appraisal rights in connection with the
                                        Exchange Offer.

Exchange Agent........................  State Street Bank and Trust Company is serving as
                                        Exchange Agent in connection with the Exchange
                                        Offer.

                  CONSEQUENCES OF NOT EXCHANGING THE OLD NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer, holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. See "Risk Factors -- Consequences of Exchange and Failure to Exchange" and "The Exchange Offer -- Consequences of Exchanging Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

    (The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by September 15, 1998 (or any other Registration Default (as defined) has occurred), subject to certain exceptions, with respect to the first 90-day period immediately following thereafter, the Company will be obligated to pay liquidated damages to each Holder of Transfer Restricted Securities affected thereby in an amount equal to $.05 per week for each $1,000 principal amount of Transfer Restricted Securities, as applicable, held by such Holder ("Liquidated Damages"). The amount of Liquidated Damages will increase by an additional $.05 per week with respect to each subsequent 90-day period until the Exchange Offer is consummated, or any other Registration Default (as defined) is cured), up to a maximum of $.50 per week for each $1,000 principal amount of Transfer Restricted Securities, as applicable.

Issuer................................  The Restaurant Company.

Securities Offered....................  $31.1 million aggregate Original Principal Amount at Maturity of New Notes.

Maturity Date.........................  May 15, 2008.

Interest Rate and Payment Dates.......  Cash interest will not accrue or be payable on the
                                        Notes prior to May 15, 2003; PROVIDED that on any
                                        Semi-Annual Accrual Date (as defined) prior to May
                                        15, 2003, the Issuer may elect to begin accruing
                                        and paying cash interest on the Notes by giving
                                        notice of such election to the Trustee and the
                                        Holders of the Notes on or prior to such
                                        Semi-Annual Accrual Date (the "Cash Interest
                                        Election"). Cash interest on the Notes will accrue
                                        at an initial rate of 11 1/4% per annum from the
                                        earlier of May 15, 2003 or the Semi-Annual Accrual
                                        Date with respect to which the Cash Interest
                                        Election is made, and will be payable in arrears on
                                        each May 15 and November 15, commencing on the
                                        earlier of November 15, 2003 or the Interest
                                        Payment Date immediately following the Semi-Annual
                                        Accrual Date with respect to which the Cash
                                        Interest Election is made. However, following each
                                        successive Semi-Annual Accrual Date until the
                                        earlier of the time the Cash Interest Election is
                                        made or May 15, 2003, the yield to maturity of the
                                        Notes for tax purposes for subsequent periods
                                        (calculated on a bond equivalent basis assuming
                                        that the redemption price less the issue price with
                                        respect to each Note is treated as interest) will
                                        increase such that if no Cash Interest Election is
                                        made prior to May 15, 2003 the yield to maturity of
                                        the Notes, calculated on such bond equivalent
                                        basis, will have increased to 11.89% for the
                                        remaining term of the Notes.

Original Issue Discount...............  For federal income tax purposes, the Notes will be treated as having been issued with "original issue
                                        discount" equal to the difference between the issue
                                        price of the Notes and the sum of all cash payments
                                        (whether denominated as principal or interest) to
                                        be made thereon. Each holder of a Note must include
                                        as gross income for federal income tax purposes a
                                        portion of such original issue discount for each
                                        day during each taxable year in which a Note is
                                        held even though cash interest payments may not be
                                        received prior to

                                        November 15, 2003. See "Certain U.S. Tax
                                        Consequences to Holders."

Mandatory Payment of Accrued            On May 15, 2003, the Issuer will be required to pay
  Interest............................  all accrued but unpaid interest on the Notes by redeeming an amount per Note equal to the Accreted
                                        Value of such Note on May 15, 2003 less the
                                        original issue price with respect to such Note at a
                                        redemption price equal to 105.625% of the amount
                                        redeemed; and the Principal Amount at Maturity of
                                        such Note shall thereafter be reduced by the amount
                                        of such Accreted Value.

Ranking...............................  The Notes are general unsecured obligations of the
                                        Issuer. The Notes will rank PARI PASSU in right of
                                        payment with all current and future senior
                                        indebtedness of the Issuer. However, the Notes will
                                        be effectively subordinated in right of payment to
                                        all existing and future secured indebtedness of the
                                        Issuer and to all liabilities (including
                                        indebtedness) of the Issuer's subsidiaries. As of
                                        June 30, 1998, the Issuer had no indebtedness
                                        outstanding other than its obligations under the
                                        Notes and the Issuer's subsidiaries had $183.0
                                        million of total liabilities outstanding, including
                                        $145.1 million of indebtedness, $15.1 million of
                                        which was secured. However, all borrowings under
                                        the Credit Facility are secured by a first priority
                                        Lien on substantially all of the significant assets
                                        of the Company. As of June 30, 1998, $7.5 million
                                        in borrowings and $2.4 million of letters of credit
                                        were outstanding under the Credit Facility, which
                                        has a maximum borrowing capacity of $50 million.
                                        The Issuer has no significant assets other than its
                                        direct and indirect equity interests in its
                                        subsidiaries. The Indenture pursuant to which the
                                        Notes will be issued (the "Indenture") will permit
                                        additional borrowings by the Issuer and its
                                        subsidiaries in the future.

Optional Redemption...................  The Notes are redeemable, in whole or in part, at the option of the Issuer, on or after May 15, 2003,
                                        at the redemption prices set forth herein, plus
                                        accrued and unpaid interest and Liquidated Damages,
                                        if any, thereon, to the redemption date. See
                                        "Description of Notes-- Optional Redemption."

Change of Control.....................  Upon a change of Control, each Holder of Notes will have the right to require the Issuer to purchase
                                        all or any part of such Holder's Notes at a price
                                        equal to 101% of the Accreted Value thereof, plus
                                        accrued and unpaid interest and Liquidated Damages,
                                        if any, thereon to the date of purchase. There can
                                        be no assurance that the Issuer will have adequate
                                        funds available to repurchase the Notes. See "Risk
                                        Factors--Possible Inability to Fund Change of
                                        Control Offer."

Certain Covenants.....................  The Indenture contains certain covenants that, among other things, limit the ability of the Issuer
                                        and its Restricted Subsidiaries (as defined) to
                                        incur additional Indebtedness and issue preferred
                                        stock, pay distributions or make other Restricted
                                        Payments, engage in sale and leaseback
                                        transactions, create certain liens, enter into
                                        certain transactions with affiliates, sell assets
                                        of the Issuer or its subsidiaries, incur dividend
                                        and other payment restrictions affecting Restricted
                                        Subsidiaries, issue or sell Equity Interests of the
                                        Issuer's subsidiaries or enter into certain mergers
                                        and consolidations. In addition, under certain
                                        circumstances, the Issuer will be required to offer
                                        to purchase Notes at a price equal to 100% of the
                                        Accreted Value thereof, plus accrued and unpaid
                                        interest and Liquidated Damages, if any, to the
                                        date of purchase, with the proceeds of certain
                                        Asset Sales (as defined). See "Description of
                                        Notes."

Transfer Restrictions.................  The Old Notes have not been registered under the
                                        Securities Act and are subject to restrictions on
                                        transferability and resale. See "Notice to
                                        Investors."

Use of Proceeds.......................  The proceeds from the Offering were used to consummate the Reorganization and pay related fees
                                        and expenses. See "Use of Proceeds."

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

    The historical financial information under the captions "Statement of Operations Data" for each of the years in the three-year period ended December 31, 1997 and "Balance Sheet Data" as of December 31, 1997, has been derived from the audited consolidated historical financial statements, which financial statements have been audited by Arthur Andersen LLP, independent public accountants. The financial statements for each of the years in the three-year period ended December 31, 1997, and the report thereon are included elsewhere in this Prospectus. The historical financial information under the captions "Statement of Operations Data," "Other Financial Data" and "Balance Sheet Data" as of June 30, 1998 and for the six months ended June 30, 1998 and 1997, has been derived from the unaudited financial statements which are included elsewhere herein. In the opinion of the Company, such information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire year. The historical financial information for the years ended December 31, 1994 and 1993 is unaudited and has been derived by adjusting the Issuer's audited consolidated historical financial statements for such periods to exclude the operations of Friendly Ice Cream Corporation, a former subsidiary of the Issuer which was deconsolidated effective January 1, 1995. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition."

                    THE RESTAURANT COMPANY AND SUBSIDIARIES


                                                                                                SIX MONTHS
                                                                                                  ENDED
                                               YEARS ENDED DECEMBER 31,                          JUNE 30,
                              ----------------------------------------------------------  ----------------------
                                 1993        1994        1995        1996        1997        1997        1998
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Food sales................  $  197,090  $  205,675  $  228,259  $  234,164  $  250,193  $  118,669  $  131,182
  Franchise revenues and
    other...................      16,032      17,322      19,275      20,092      21,005      10,169      10,640
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Total revenues..........     213,122     222,997     247,534     254,256     271,198     128,838     141,822
Depreciation and
  amortization..............      11,909      12,119      14,410      15,752      16,031       7,898       9,678
Income from continuing
  operations before net
  interest and income
  taxes(1)..................  $    9,107  $    9,302  $    9,363  $   11,477  $    4,945  $    5,357  $    8,666
Net income (loss)(9)........  $  (14,530) $    3,205  $    3,530  $    5,021  $     (291) $    1,869  $      675


                                                                                              AT JUNE 30, 1998 (5)
                                                                                              --------------------
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
BALANCE SHEET DATA:
  Property and equipment, net...............................................................       $  129,930
  Total assets..............................................................................          198,486
  Total long-term debt and capital lease obligations........................................          162,157
  Total stockholders' deficit...............................................................           (4,538)

                                                                                                SIX MONTHS
                                                                                                  ENDED
                                               YEARS ENDED DECEMBER 31,                          JUNE 30,
                              ----------------------------------------------------------  ----------------------
                                 1993        1994        1995        1996        1997        1997        1998
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                (DOLLARS IN THOUSANDS)

OTHER FINANCIAL DATA:
Net cash provided by
  operating activities......  $   28,113  $   22,985  $   25,102  $   23,133  $   33,100  $   10,178  $    9,349
Capital expenditures:
  Maintenance...............  $    2,023  $    2,130  $    3,435  $    2,987  $    3,453  $    1,312  $    1,546
  Renovation................       4,401       4,118       8,431       4,064       2,790       1,748       2,491
  New restaurant
    development.............       9,851      20,908      12,626       1,947       6,193       1,240       5,817
  Manufacturing and other...       3,793       3,643       4,439       2,863       2,666       1,121       1,952
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Total capital
      expenditures..........  $   20,068  $   30,799  $   28,931  $   11,861  $   15,102  $    5,421  $   11,806
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------

EBITDA(2)...................  $   31,677  $   29,420  $   31,118  $   34,180  $   36,043  $   17,116  $   19,139
EBITDA margin(2)(3).........        14.9%       13.2%       12.6%       13.4%       13.3%       13.3%       13.5%
Net interest expense........  $    3,898  $    4,380  $    5,270  $    5,269  $    5,176  $    2,524  $    7,638
Ratio of EBITDA to net
  interest expense(2).......        8.1x        6.7x        5.9x        6.5x        7.0x        6.8x        2.5x


PRO FORMA DATA:(4)
  Net interest expense...........................................  $  17,152  $   8,519  $   8,432
  Net cash interest expense......................................     14,117      7,032      6,818
  Ratio of EBITDA to net interest expense(2).....................       2.1x       2.1x       2.3x
  Ratio of EBITDA to net cash interest expense(2)................       2.6x       2.5x       2.8x
  Ratio of long-term debt and capital lease obligations to EBITDA(2)(8)................
                                                                                              4.2x

                                                                                                SIX MONTHS
                                                                                                  ENDED
                                               YEARS ENDED DECEMBER 31,                          JUNE 30,
                              ----------------------------------------------------------  ----------------------
                                 1993        1994        1995        1996        1997        1997        1998
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                     (DOLLARS IN THOUSANDS, EXCEPT AVERAGE CHECK)
RESTAURANT OPERATING DATA:
  Restaurant sales
    Company-operated(6).....  $  183,416  $  187,711  $  208,057  $  212,787  $  225,486  $  108,221  $  118,857
    Franchised..............     404,339     425,812     440,446     465,172     485,476     235,231     251,531
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
      Total.................  $  587,755  $  613,523  $  648,503  $  677,959  $  710,962  $  343,452  $  370,388
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Restaurants open (at
    period end)(6)
    Company-operated........         127         132         139         134         136         134         138
    Franchised..............         298         300         317         329         337         332         348
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
      Total.................         425         432         456         463         473         466         486
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Company-operated
    restaurant data:
    Average sales per
      restaurant(6).........  $    1,478  $    1,535  $    1,535  $    1,576  $    1,682  $      810  $      878
      Percentage change over
        prior period........         4.2%        3.9%        0.0%        2.7%        6.7%        5.0%        8.4%
    Comparable restaurant
      sales increase(7).....         2.5%        0.8%        0.9%        2.6%        6.6%        4.9%        9.0%
    Average check(6)........  $     5.04  $     5.16  $     5.29  $     5.36  $     5.56  $     5.50  $     5.73
  Franchised restaurant
    data:
    Average royalties per
      restaurant............  $     51.6  $     53.3  $     55.0  $     55.2  $     56.7  $     27.5  $     28.3
    Average sales per
      restaurant............  $    1,381  $    1,418  $    1,441  $    1,431  $    1,466  $      711  $      735

------------------------


(1) Includes unusual items as follows: year ended December 31, 1993--provision for disposition of assets ($4.3 million); year ended December 31, 1994--provision for litigation costs ($1.1 million) and provision for disposition of assets ($0.8 million); year ended December 31, 1995--asset write-down (SFAS No. 121) ($1.9 million), provision for disposition of assets ($0.6 million) and benefit from litigation costs ($0.2 million); year ended December 31, 1997--tax-related reorganization costs ($0.7 million) and Going Private Transaction expenses ($7.2 million); six months ended June 30, 1997--tax related reorganization costs ($0.7 million); and six months ended June 30, 1998--asset write-down (SFAS No. 121) ($0.5 million) and provision for disposition of assets ($0.3 million).



(2) As used herein, "EBITDA" represents net income plus (i) net interest expense, (ii) depreciation and amortization, (iii) income taxes, (iv) provision for disposition of assets, (v) asset write-downs (SFAS No. 121),
    (vi) provision for (benefit from) litigation costs, (vii) tax-related reorganization costs, (viii) Going Private Transaction expenses, (ix) discontinued operations and (x) provision for minority interest. The Company has included information concerning EBITDA in this Prospectus because it believes that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings from operations or other traditional indications of an issuer's operating performance.

(3) EBITDA margin represents EBITDA divided by total revenues.

(4) Gives effect to (i) the Going Private Transaction; (ii) the Offering and
    (iii) the Reorganization, as if each occurred on January 1, 1997. The pro forma data has been derived from the unaudited pro forma financial statements included elsewhere in this Prospectus.

(5) Because the Offering and the Reorganization took place prior to June 30, 1998, no pro forma adjustments are necessary for balance sheet data.

(6) Represents full-service restaurants only.

(7) Comparable restaurant sales increase for each period is calculated using sales of restaurants that have been open during such period and the entire corresponding period of the prior fiscal year. Comparable restaurant sales data excludes those days and dayparts for which the restaurant was not open in both periods.

(8) For the purposes of this ratio, EBITDA represents EBITDA for the twelve months ended June 30, 1998.


(9) Includes unusual items as follows: year ended December 31, 1993--provision for disposition of assets ($4.3 million) and cumulative effect of change in accounting principle ($17.1 million); year ended December 31, 1994--provision for litigation costs ($1.1 million) and provision for disposition of assets ($0.8 million); year ended December 31, 1995--asset write-down ($1.9 million), provision for disposition of assets ($0.6 million) and benefit from litigation costs ($0.2 million); year ended December 31, 1997--tax-related reorganization costs ($0.7 million) and Going Private Transaction expenses ($7.2 million); six months ended June 30, 1997--tax related reorganization costs ($0.7 million); and six months ended June 30, 1998--asset write-down (SFAS No. 121) ($0.5 million) and provision for disposition of assets ($0.3 million).

                                  RISK FACTORS

    Holders of the Old Notes and other prospective investors should consider carefully the risk factors set forth below as well as the other information set forth in this Prospectus before making any investment decisions respecting Old Notes or New Notes. The risk factors set forth below (other than "Consequences of Exchange and Failure to Exchange") are generally applicable to the Old Notes as well as the New Notes. This Prospectus contains certain forward-looking statements, including statements containing the words "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: adverse changes in national or local economic conditions, increased competition, changes in availability, cost and terms of financing, changes in operating expenses and other factors referenced in this Prospectus, including, without limitation, under the captions "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Issuer disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in this Prospectus to reflect future events or developments.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. See "The Exchange Offer--Consequences of Not Exchanging Old Notes."

    Based on interpretations by the staff of the Commission set forth in no-action letters issued to other parties in other transactions substantially similar to the Exchange Offer, the Issuer believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; (ii) an Initial Purchaser who acquired the Old Notes directly from the Issuer solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. The Issuer has not, however, sought its own no-action letter from the staff of the Commission. Although there has been no indication of any change in the staff's position, there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. By tendering, each Holder which is not a broker-dealer will represent to the Issuer that, among other things, the person receiving the New Notes, whether or not such person is a Holder, (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (ii) will acquire the New Notes in the ordinary course of such person's business, and (iii) is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer--Purpose of the Exchange Offer."

SUBSTANTIAL LEVERAGE

    The Company is highly leveraged. On June 30, 1998 the Issuer had total consolidated indebtedness of approximately $163.4 million (of which approximately $18 million consisted of the Notes) and a stockholders' deficit of approximately $4.5 million. The Issuer and its subsidiaries will be permitted to incur substantial additional indebtedness in the future. See "Capitalization" and "Selected Historical and Pro Forma Financial and Other Data" and "Description of Notes."

    The Issuer's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Old Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Credit Facility, will be adequate to meet the Company's liquidity needs for the foreseeable future. The Issuer may, however, need to refinance all or a portion of the principal of the Notes on or prior to May 15, 2003 or on or prior to maturity. In addition, PFR may need to refinance all or a portion of the principal of the 10 1/8% Senior Notes due 2007 (the "10 1/8% Senior Notes") on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, or that future borrowings will be available in an amount sufficient to enable the Issuer and PFR to service their respective indebtedness, including, in the case of the Issuer, the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Capital Resources and Liquidity."

    The degree to which the Issuer is leveraged could have important consequences to Holders of the New Notes, including, but not limited to: (i) making it more difficult for the Issuer to satisfy its obligations with respect to the New Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry, and (vi) placing the Company at a competitive disadvantage as compared to less leveraged competitors. In addition, PFR's revolving credit facility, dated December 22, 1997, as amended, (the "Credit Facility") and 10 1/8% Senior
Note Indenture, dated December 22, 1997, (the "10 1/8% Senior Note Indenture") do contain, and the Indenture contains, financial and other restrictive covenants that limit the ability of PFR and the Issuer, respectively, to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent the Issuer from repurchasing all of the New Notes tendered to it upon the occurrence of a Change of

Control. See "--Possible Inability to Fund Change of Control Offer," "Description of New Notes-- Repurchase at the Option of Holders--Change of Control" and "Description of Other Indebtedness."

RESTRICTIONS ON DISTRIBUTIONS

    The Issuer is a holding company which has no significant assets other than its direct and indirect equity interest in its subsidiaries. Accordingly, the Issuer must rely entirely upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of Accreted Value or principal and interest and Liquidated Damages, if any, on the Notes. The Credit Facility restricts the distribution of funds by PFR to the Issuer. In addition, the 10 1/8% Senior Notes Indenture contains significant restrictions on the ability of PFR to distribute funds to the Issuer. Subject to certain exceptions discussed below under "Description of Other Indebtedness," the Credit Agreement prohibits PFR from: (i) declaring or paying any dividend or other distribution to its holders of equity interests (as defined) (other than dividends or distributions payable solely in the form of equity interests); (ii) directly or indirectly purchasing, redeeming or retiring any equity interests in PFR; or (iii) returning capital to holders of its equity interests.

    Subject to certain exceptions discussed below under "Description of Other Indebtedness," the 10 1/8% Senior Note Indenture prohibits PFR from directly or indirectly: (i) declaring or paying any dividend or making any other payment or distribution on account of PFR's equity interests (as defined) (other than dividends or distributions payable solely in the form of equity interests); (ii) purchasing, redeeming or otherwise acquiring or retiring for value any of PFR's equity interests or any equity interests of any direct or indirect parent of PFR; (iii) making any payment on or with respect to, or purchasing, redeeming, defeasing or otherwise acquiring or retiring for value any indebtedness (as defined) that is subordinated to the 10 1/8% Senior Notes, except a payment of interest or principal at the stated maturity of such indebtedness; or (iv) make any restricted investment (as defined). See "Description of Other Indebtedness."

    There can be no assurance that the Credit Facility, the 10 1/8% Senior Notes Indenture or any agreement governing indebtedness that refinances such indebtedness or other indebtedness of PFR will permit the distribution of funds to the Issuer in amounts sufficient to pay the Accreted Value or principal or interest or Liquidated Damages, if any, on the Notes when the same become due (whether at mandatory redemption, maturity, upon acceleration or otherwise).

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

    The only significant assets of the Issuer are the equity interests in its subsidiaries owned by it. All of such interests in PFR are pledged as collateral under the Credit Facility. Therefore, if the Issuer were unable to pay the Accreted Value or principal or interest or Liquidated Damages, if any, on the Notes when due (whether at mandatory redemption, maturity, upon acceleration or otherwise), the ability of the holders of the Notes to proceed against such equity interests to satisfy such amounts would be subject to the ability of such holders to obtain a judgment against the Issuer and the prior satisfaction in full of all amounts under the Credit Facility. Any action to proceed against such equity interests by or on behalf of the holders of Notes would constitute an event of default under the Credit Facility entitling the lenders thereunder to declare all amounts owing to be immediately due and payable, which event would in turn constitute an event of default under the 10 1/8% Senior Notes Indenture, entitling the holders thereof to declare the principal and accrued interest of the 10 1/8% Senior Notes to be immediately due and payable. In addition, as secured creditors, the lenders under the Credit Facility would control the disposition and sale of such equity interests after an event of default under the Credit Facility and would not be legally required to take into account the interests of unsecured creditors of the Issuer or PFR, such as the holders of the Notes, with respect to any such disposition or sale. There can be no assurance that the assets of the

Issuer, after the satisfaction of claims of its secured creditors, would be sufficient to satisfy any amounts owing with respect to its unsecured obligations, such as the Notes.

    Since the Issuer is a holding company and conducts its business through subsidiaries, the Notes will be effectively subordinated to all existing and future claims of creditors of the Issuer's subsidiaries, including the lenders under the Credit Facility, the holders of the 10 1/8% Senior Notes and trade creditors of such subsidiaries. At June 30, 1998, such subsidiaries had approximately $183.0 million of total liabilities, including approximately $145.1 million of indebtedness. The rights of the Issuer and its creditors, including the holders of the Notes, to realize upon the assets of any of the Issuer's subsidiaries upon any such subsidiary's liquidation or reorganization (and the consequent rights of the holders of the Notes to participate in the realization of those assets) will be subject to the prior claims of such subsidiary's respective creditors, including the lenders under the Credit Facility and the holders of the 10 1/8% Senior Notes. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See "Description of Notes--Ranking" and "Description of Other Indebtedness." The Indenture will permit the Issuer's subsidiaries to incur additional indebtedness under certain circumstances. See "Description of the Notes."

    The 10 1/8% Senior Notes and all amounts under the Credit Facility will mature prior to the maturity of the Notes. The Indenture requires that any agreements governing indebtedness that refinances the 10 1/8% Senior Notes or the Credit Facility contain restrictions on the ability of the Issuer's subsidiaries to make distributions to the Issuer that are no more restrictive than those contained in the indebtedness refinanced. There can be no assurance that if PFR is required to refinance the 10 1/8% Senior Notes or any amounts under the Credit Facility, it will be able to do so upon acceptable terms, if at all.

RISKS ASSOCIATED WITH THE FOOD SERVICE INDUSTRY

    Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns, the cost and availability of labor, purchasing power, availability of products and the type, number and location of competing restaurants. The Company could also be substantially adversely affected by publicity resulting from food quality, illness, injury or other health concerns or alleged discrimination or other operating issues stemming from one location or a limited number of locations, whether or not the Company is liable. In addition, factors such as increased costs of goods, regional weather conditions and the potential scarcity of experienced management and hourly employees may also adversely affect the food service industry in general and the results of operations and financial condition of the Company.

RELIANCE ON KEY MANAGEMENT

    The Company's business is managed, and its business strategies formulated, by a relatively small number of key executive officers and managers. The loss of these key management persons, including Mr. Smith and Mr. Arras, could have a material adverse effect on the Company. See "Management."

COMPETITION

    The Company's business (including Foxtail) and the restaurant and food service industries in general are highly competitive. The Company competes directly or indirectly with all restaurants, from national and regional chains to local establishments. Some of its competitors are significantly larger than the Company and have substantially greater capital resources at their disposal.

EXPOSURE TO COMMODITY PRICING

    The Company's purchasing department contracts for the purchase of food products in large quantities. Although the Company does not hedge its positions in any of these commodities as a matter of policy, it may opportunistically contract for some of these items in advance of a specific need. As a result, the

Company is subject to the risk of substantial and sudden price increases, shortages or interruptions in supply of such items, which could have a material adverse effect on the Company.

FRANCHISE OPERATIONS

    At June 30, 1998, the Company franchised 348 full-service restaurants. The opening and success of franchised restaurants depends on various factors, including the availability of suitable sites, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules and the financial and other capabilities of the Company's franchisees and developers. There can be no assurance that developers planning the opening of multiple restaurants under area development agreements will have the business abilities or sufficient access to financial resources necessary to open the restaurants required by their agreements. There can also be no assurances that franchisees will successfully operate their restaurants in a manner consistent with the Company's concept and standards.

    The Company's largest franchisee operates 40 restaurants, 37 of which are leased from unaffiliated lessors, pursuant to a temporary license agreement which expires September 30, 1998. In May 1998, the franchisee filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York. The Company and the franchisee have entered into a Stipulation and Order Authorizing Standstill and Extension Agreement which was approved by the Bankruptcy Court on June 17, 1998 authorizing the continuing temporary operation of the franchisee's restaurants. The franchisee has advised the Company that it has entered into an agreement in principle with an operator of truck stops and travel plazas for the acquisition of all of the franchisee's assets related to its Perkins Family Restaurants. If approved by the Bankruptcy Court, the acquiror will become a franchisee of the Company and provide funds for remodeling existing restaurants. The Company also expects to receive sufficient funds to cover its unreserved receivable from the franchisee. During the past three years, the franchisee's average net royalty payments to the Company were approximately $1.8 million and at June 30, 1998, the franchisee was delinquent in its royalty obligations in the amount of approximately $533,000, of which $300,000 had been reserved.

SEASONALITY

    The Company's revenues are subject to seasonal fluctuations. Customer traffic and consequently revenues are highest in the summer months and lowest during the winter months because of the high proportion of restaurants located in states where inclement weather adversely affects guest visits.

GEOGRAPHIC CONCENTRATION

    Perkins restaurants are concentrated in the Midwest, Pennsylvania, upstate New York and central Florida. As a result, a severe or prolonged economic recession or changes in demographic mix, employment levels, population density, weather, real estate market conditions or other factors unique to these geographic regions may adversely affect the Company more than certain of its competitors which are more geographically diverse.

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

    The Notes will be issued at a substantial discount to their principal amount at maturity. Although cash interest may not accrue on the Notes prior to May 15, 2003, and there may be no periodic payments of cash interest on the Notes prior to November 15, 2003, original issue discount (the difference between the aggregate amount payable on the Notes (including stated interest) and the issue price of the Notes) will accrue from the issue date of the Notes. Consequently, purchasers of Notes generally will be required to include amounts in gross income for United States federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. See "Certain U.S. Tax Consequences to Holders" for a more detailed discussion of the federal income tax consequences of the purchase, ownership and disposition of the Notes.

    In the event a bankruptcy case is commenced by or against the Issuer under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." To the extent that the Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, a holder of Notes may realize taxable gain or loss on payment of such holder's claim in bankruptcy.

ABSENCE OF A PUBLIC MARKET; RESTRICTIONS ON TRANSFER

    The Old Notes were not registered under the Securities Act. Accordingly, the Old Notes may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. See "Description of Notes--Registration Rights" and "Notice to Investors." Although the Old Notes are eligible for trading in PORTAL, there can be no assurance as to the liquidity of any markets that may develop for the Notes, the ability of Holders of the Notes to sell their Notes, or the prices at which Holders would be able to sell their Notes. Future trading prices of the Notes will depend on many factors, including, among other things, the Issuer's ability to effect the Exchange Offer, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised the Issuer that they currently intend to make a market in the New Notes offered hereby. However, they are not obligated to do so and any market making may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. See "Description of Notes--Registration Rights; Liquidated Damages." The Issuer does not intend to apply for listing of the Notes on any securities exchange.

REGULATION

    The restaurant and food distribution industries are subject to numerous federal, state and local government regulations, including those relating to the preparation and sale of food and building and zoning requirements. Also, the Company is subject to laws governing its relationship with employees, including minimum wage requirements, overtime, working conditions and citizenship requirements. The failure to obtain or retain food licenses or an increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect the Company. In September 1997, the second phase of an increase in the minimum wage was implemented in accordance with the Federal Fair Labor Standards Act of 1996. See "Business--Government Regulation."

CONTROL OF THE ISSUER; RELATIONSHIP WITH FRIENDLY ICE CREAM CORPORATION;
  POTENTIAL CONFLICTS OF INTEREST

    The Issuer's common stock is owned 50.0% by Donald N. Smith, and 42.3% by Equitable. These shareholders, if they were to act together, would have the ability to make significant decisions affecting the operations of the Issuer.

    Mr. Smith and Equitable own 9.6% and 2.0%, respectively, of Friendly Ice Cream Corporation ("Friendly's"), which operates and franchises full-service restaurants. Mr. Smith, the Chairman of the Board and Chief Executive Officer of the Issuer and of PMC, an indirect wholly-owned subsidiary of the Issuer and the general partner of PFR, is the Chairman, Chief Executive Officer and President of Friendly's. In addition, three of the directors of PMC are directors of Friendly's. In the ordinary course of business, the Company enters into transactions with Friendly's. The Company's policy is to only enter into a transaction with an affiliate in the ordinary course of, and pursuant to the reasonable requirements of, its business and upon terms that are no less favorable to the Company than could be obtained if the transaction was entered into with an unaffiliated third party. See "Certain Transactions."

    TRC Realty Co., a wholly-owned subsidiary of the Issuer, leases an aircraft for the use of PMC and Friendly's. Pursuant to an agreement expiring April 14, 2004, Friendly's and PMC are each obligated to reimburse TRC Realty Co. on a monthly basis for 50% of the fixed costs of the aircraft (consisting principally of lease payments, pilot salaries, insurance and hangar rental) and their respective proportionate shares of variable expenses (such as fuel and maintenance) based on their respective actual usage of the aircraft. During 1997, PMC and Friendly's made payments to TRC Realty Co. totaling approximately $504,600 and $565,000, respectively, related to the use of the aircraft.

    Circumstances could arise in which the interests of the Issuer and its stockholders could be in conflict with the interests of the Holders of the Notes. In addition, Friendly's competes with the Company in certain markets and circumstances could arise in which the interests of Friendly's could be in conflict with the interests of the Company. Since Mr. Smith serves as Chairman, Chief Executive Officer and President of Friendly's and as Chairman and Chief Executive Officer of the Issuer and PMC and, consequently, devotes a portion of his time to the affairs of each company, he may be required to limit his involvement in those areas, if any, where the interests of the Company conflict with those of Friendly's. Mr. Smith does not have an employment agreement with the Company nor is he contractually prohibited from engaging in other business ventures in the future, any of which could compete with the Company.

FRAUDULENT CONVEYANCE STATUTES

    Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Issuer at the time it incurred the indebtedness evidenced by the Notes, (i) (a) was or is insolvent or rendered insolvent by reason of such incurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Issuer constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur debts beyond its ability to pay such debts as they mature, and (ii) received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes could be subordinated to all other debts of the Issuer. In addition, the payment of interest and principal by the Issuer pursuant to the Notes could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Issuer.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Issuer would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

    On the basis of historical financial information, recent operating history and other factors, the Issuer believes that, after giving effect to the indebtedness incurred in connection with the Offering and the application of the net proceeds therefrom, the Issuer will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Issuer's conclusions in this regard.

POSSIBLE INABILITY TO FUND CHANGE OF CONTROL OFFER

    Upon a Change of Control, the Issuer will be required to offer to repurchase all outstanding Notes at 101% of the Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered or that restrictions in the Credit Facility and the 10 1/8% Senior Note Indenture will allow the Issuer to make such required repurchases. Notwithstanding these provisions, the Issuer could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Notes--Repurchase at the Option of Holders."

                                USE OF PROCEEDS

    The Issuer will not receive any proceeds from the Exchange Offer. The Issuer used $17 million of the gross proceeds from the issuance of the Old Notes to redeem the shares of common stock of the Issuer issued to Harrah's and to pay approximately $1 million in related fees and expenses.

                                 CAPITALIZATION

    The following table sets forth information regarding cash and cash equivalents, short-term debt, and capitalization of the Issuer as of June 30, 1998. Because consummation of the Exchange Offer will have no effect on these balances, no "as adjusted" amounts are shown.

                                                                                                        (DOLLARS IN
                                                                                                        THOUSANDS)
Cash and cash equivalents.............................................................................   $   3,956
                                                                                                        -----------
                                                                                                        -----------
Short-term debt:
  Current maturities of long-term debt................................................................   $  --
  Current maturities of capital lease obligations of PFR..............................................       1,223
                                                                                                        -----------
    Total short-term debt.............................................................................       1,223
Long-term debt, less current maturities:
  Credit Facility of PFR(1)...........................................................................       7,500
  10 1/8% Senior Notes due 2007 of PFR................................................................     130,000
  11 1/4% Senior Discount Notes due 2008..............................................................      18,268
  Capital lease obligations of PFR....................................................................       6,389
                                                                                                        -----------
    Total long-term debt..............................................................................     162,157
Total stockholders' deficit...........................................................................      (4,538)
                                                                                                        -----------
    Total capitalization..............................................................................   $ 158,842
                                                                                                        -----------
                                                                                                        -----------

------------------------

(1) As of June 30, 1998, approximately $2.4 million of letters of credit were outstanding under the Credit Facility, and approximately $40.1 million was available for future borrowings and letters of credit.

           SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

    The historical financial information under the captions "Statement of Operations Data" for each of the years in the three-year period ended December 31, 1997 and "Balance Sheet Data" as of December 31, 1997, 1996 and 1995 has been derived from the Issuer's audited consolidated historical financial statements, which financial statements have been audited by Arthur Andersen LLP, independent public accountants. The financial statements for each of the years in the three-year period ended December 31, 1997, and the report thereon are included elsewhere herein. The historical financial information under the captions "Statement of Operations Data," "Other Financial Data" and "Balance Sheet Data" as of June 30, 1998 and for the six months ended June 30, 1998 and 1997, has been derived from the unaudited financial statements which are included elsewhere herein. In the opinion of the Company, such information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire year. The historical financial information for the years ended December 31, 1994 and 1993 is unaudited and has been derived by adjusting the Issuer's audited consolidated historical financial statements for such periods to exclude the operations of Friendly Ice Cream Corporation, a former subsidiary of the Issuer which was deconsolidated effective January 1, 1995. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition."


                                                                                                  SIX MONTHS ENDED
                                                     YEARS ENDED DECEMBER 31,                         JUNE 30,
                                     ---------------------------------------------------------   -------------------
                                       1993        1994        1995        1996        1997        1997       1998
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Food sales.....................  $ 197,090   $ 205,675   $ 228,259   $ 234,164   $ 250,193   $118,669   $131,182
    Franchise revenues and other...     16,032      17,322      19,275      20,092      21,005     10,169     10,640
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
      Total revenues...............    213,122     222,997     247,534     254,256     271,198    128,838    141,822
  Cost of sales....................    163,290     171,703     192,798     195,710     207,231     98,948    109,469
  General and administrative
    expenses.......................     18,155      22,953      23,428      24,366      27,274     12,774     13,214
  Depreciation and amortization....     11,909      12,119      14,410      15,752      16,031      7,898      9,678
  Asset write-down (SFAS No.
    121)...........................     --          --           1,900      --          --          --           500
  Provisions for disposition of
    assets.........................      4,338         800         609      --          --          --           295
  Going Private Transaction
    expenses.......................     --          --          --          --           7,200      --         --
  Other, net.......................     --          --          --          --             650        650      --
  Minority interest in net earnings
    of subsidiary..................      6,323       6,120       5,026       6,951       7,867      3,211      --
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
  Income from continuing operations
    before net interest and income
    taxes..........................      9,107       9,302       9,363      11,477       4,945      5,357      8,666
  Net interest expense.............      3,898       4,380       5,270       5,269       5,176      2,524      7,638
  Income taxes.....................      2,835       1,359       1,249       1,693         153      1,057        353
  (Income) loss from discontinued
    operations and cumulative
    effect of change in accounting
    principle, net of tax..........     16,904         358        (686)       (506)        (93)       (93)     --
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
  Net income (loss) (1)............  $ (14,530)  $   3,205   $   3,530   $   5,021   $    (291)  $  1,869   $    675
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
                                     ---------   ---------   ---------   ---------   ---------   --------   --------


                                                     AT DECEMBER 31,                           AT JUNE 30, 1998
                                ---------------------------------------------------------   -----------------------
                                  1993        1994        1995        1996        1997       ACTUAL   PRO FORMA (6)
                                ---------   ---------   ---------   ---------   ---------   --------  -------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Property and equipment,
    net.......................  $  87,488   $ 105,333   $ 117,435   $ 115,089   $ 127,410   $129,930    $129,930
  Total assets................    136,795     155,862     167,520     162,849     208,062    198,486     198,486
  Total long-term debt and
    capital lease
    obligations...............     46,306      50,737      67,713      62,317     136,999    162,157     162,157
  Total stockholders'
    investment (deficit)......        698       3,903       7,338      12,359      12,068     (4,538)     (4,538)

                                                                                                  SIX MONTHS ENDED
                                                     YEARS ENDED DECEMBER 31,                         JUNE 30,
                                     ---------------------------------------------------------   -------------------
                                       1993        1994        1995        1996        1997        1997       1998
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed
    charges (4)....................        2.7x        2.5x        2.1x        2.7x        2.0x       2.6x       1.1x
  Net cash provided by operating
    activities.....................  $  28,113   $  22,985   $  25,102   $  23,133   $  33,100   $ 10,178   $  9,349
  Capital expenditures:
    Maintenance....................  $   2,023   $   2,130   $   3,435   $   2,987   $   3,453   $  1,312   $  1,546
    Renovation.....................      4,401       4,118       8,431       4,064       2,790      1,748      2,491
    New restaurant development.....      9,851      20,908      12,626       1,947       6,193      1,240      5,817
    Manufacturing and other........      3,793       3,643       4,439       2,863       2,666      1,121      1,952
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
      Total capital expenditures...  $  20,068   $  30,799   $  28,931   $  11,861   $  15,102   $  5,421   $ 11,806
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
                                     ---------   ---------   ---------   ---------   ---------   --------   --------
  EBITDA (2).......................  $  31,677   $  29,420   $  31,118   $  34,180   $  36,043   $ 17,116   $ 19,139
  EBITDA margin (2)(3).............       14.9%       13.2%       12.6%       13.4%       13.3%      13.3%      13.5%
  Ratio of EBITDA to net interest
    expense (2)....................        8.1x        6.7x        5.9x        6.5x        7.0x       6.8x       2.5x
PRO FORMA DATA: (5)
  Ratio of earnings to fixed charges (4)..........................................         1.3x       1.0x       1.0x
  Net income (loss) from continuing operations....................................   $     768   $   (204)  $    199
  Net interest expense............................................................      17,152      8,519      8,432
  Net cash interest expense.......................................................      14,117      7,032      6,818
  Ratio of EBITDA to net interest expense (2).....................................         2.1x       2.1x       2.3x
  Ratio of EBITDA to net cash interest expense (2)................................         2.6x       2.5x       2.8x
  Ratio of long-term debt and capital lease obligations to EBITDA (2)(7).................................        4.2x


------------------------------


(1) Includes unusual items as follows: year ended December 31, 1993--provision for disposition of assets ($4.3 million) and cumulative effect of change in accounting principle ($17.1 million); year ended December 31, 1994-- provision for litigation costs ($1.1 million) and provision for disposition of assets ($0.8 million); year ended December 31, 1995--asset write-down ($1.9 million), provision for disposition of assets ($0.6 million) and benefit from litigation costs ($0.2 million); year ended December 31, 1997--tax-related reorganization costs ($0.7 million) and Going Private Transaction expenses ($7.2 million); six months ended June 30, 1997--tax related reorganization costs ($0.7 million); and six months ended June 30, 1998--asset write-down (SFAS No. 121) ($0.5 million) and provision for disposition of assets ($0.3 million).



(2) As used herein, "EBITDA" represents net income plus (i) net interest expense, (ii) depreciation and amortization, (iii) income taxes, (iv) provision for disposition of assets, (v) asset write-downs (SFAS No. 121),
    (vi) provision for (benefit from) litigation costs, (vii) tax-related reorganization costs, (viii) Going Private Transaction expenses, (ix) discontinued operations and (x) provision for minority interest. The Company has included information concerning EBITDA in this Prospectus because it believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings from operations or other traditional indications of a company's operating performance.


(3) EBITDA margin represents EBITDA divided by total revenues.


(4) The ratio of earnings to fixed charges is computed by dividing (i) the sum of income from continuing operations before income taxes, minority interest, amortization of previously capitalized interest and fixed charges (excluding capitalized interest) by (ii) fixed charges. Fixed charges consist of total interest incurred, amortization of debt financing costs and the portion of rental expense on operating leases considered to represent interest cost.


(5) Gives effect to (i) the Going Private Transaction, (ii) the Offering and
    (iii) the Reorganization, as if each occurred on January 1, 1997. The pro forma data has been derived from the unaudited pro forma financial statements included elsewhere in this Prospectus.

(6) Because the Offering and the Reorganization took place prior to June 30, 1998 no pro forma adjustments are necessary for balance sheet data.

(7) For the purposes of this ratio, EBITDA represents EBITDA for the twelve months ended June 30, 1998.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                       OPERATIONS AND FINANCIAL CONDITION

    THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    The Issuer is a holding company whose primary subsidiary is PFR, which is indirectly wholly-owned by the Issuer. The Issuer is the sole stockholder of PRI which is a limited partner and the indirect owner of 100% of PFR and the parent corporation of PFR's general partner, PMC. The Issuer is also the sole stockholder of TRC Realty Co. The Issuer has no significant assets other than its direct and indirect equity interests in its subsidiaries.

    Prior to December 22, 1997, PFR was a limited partnership 48.6% indirectly owned (including its general partner's interest) by the Issuer. The remainder of the Units were owned by the public and traded on the New York Stock Exchange under the symbol "PFR." PFR's business was conducted through PROC. PFR was the sole limited partner and owned 99% of PROC, and PMC was the sole general partner and owned the remaining 1% of PROC. After a majority vote of the holders of the publicly traded Units, 5.44 million Units held by persons other than the Issuer and its subsidiaries were converted into the right to receive $14.00 in cash per Unit upon consummation of the Going Private Transaction. Additionally, PROC was merged into PFR, and PMC's 1% general partnership interest in PROC was converted into a limited partnership interest in PFR. Upon consummation of the Going Private Transaction on December 22, 1997, PFR became an indirect wholly-owned subsidiary of the Issuer.

    The Company through its primary subsidiary, PFR, is a leading operator and franchisor of full-service, mid-scale restaurants located primarily in the Midwest, Pennsylvania, upstate New York, and central Florida. As of June 30, 1998, the Company owned and operated 138 full-service restaurants, franchised 348 full-service restaurants and manufactured and distributed bakery products which were sold to Company-operated restaurants, franchisees and third parties. The Company's revenues are derived primarily from the operation of full-service restaurants, franchise revenues and the sale of bakery products produced by Foxtail. Foxtail offers cookie dough, muffin batters, pancake mixes, pies and other food products to Company-operated and franchised restaurants through food service distributors in order to ensure consistency and availability of Perkins' proprietary products to each restaurant in the system. Additionally, Foxtail manufactures certain proprietary and non-proprietary products for sale to non-Perkins operations. Sales from Foxtail to Company-operated restaurants are eliminated in the statements of operations. For the year ended December 31, 1997, revenues from Company-operated restaurants, Foxtail and franchise revenues accounted for 83.4%, 8.8% and 7.1% of total revenues, respectively. The remaining 0.7% of revenues are primarily derived from management fees and lease income.

    Between January 1, 1996 and December 31, 1997, the Company opened six full-service Perkins restaurants, each of which is based upon the Company's current prototype building design. The average investment, excluding land and pre-opening expenses, was approximately $1.1 million. The Company purchased five of the sites for these six restaurants at an average cost of approximately $472,000. The sixth site was acquired under a ground lease. Management believes the average investment for new Company-operated full-service restaurants scheduled to be built during 1998 will range from $1.1 to $1.3 million and land cost will range from $350,000 to $500,000 in cases in which the Company purchases the site. The Company targets a minimum sales to investment ratio of 1:1 or greater for all new Company-operated restaurants for its first year of operation. Pre-opening expenses consist principally of non-recurring costs, such as hourly employee recruiting and training, meals, lodging and travel. Average annual revenues for the year ended December 31, 1997 for all Company-operated restaurants were approximately $1.7 million.

    The Company employs an on-going system of prototype development, testing and remodeling to maintain operationally efficient, cost-effective and unique interior and exterior facility design and decor.

An accelerated program to upgrade existing Company-operated restaurants began in 1995 and continues today. The current remodel package features a modern, distinctive interior and exterior layout that enhances operating efficiencies and guest appeal. As of June 30, 1998, approximately 89% of Company-operated restaurants had either been remodeled or initially constructed since January 1, 1994.

    During 1997, the Company entered into a joint venture with a Canadian casual dining operator for the development of a minimum of three Jack Astor's Bar and Grill restaurants. Jack Astor's Bar and Grill is a casual themed dining concept with a high-energy, fun atmosphere and menu offerings which include chicken, pasta, hamburgers and alcoholic beverages. The joint venture's first restaurant opened in Greensboro, North Carolina on October 6, 1997.

    The Issuer also operates an aircraft through TRC Realty Co., its wholly-owned subsidiary. The aircraft is operated for the benefit of, and all operating costs are reimbursed by, PMC and Friendly's.

    The Company currently sponsors financing programs on competitive terms designed to provide its franchisees with access to financing options to support the remodeling of existing restaurants. The financing is provided by two financial services companies with extensive experience in franchise and cash flow based lending. The programs were designed to allow each franchisee's request for financing to be evaluated solely on the basis of the financial performance of the franchisee without support from the Company. However, under both programs, the Company has the option to extend differing levels of support in its sole discretion, if it determines that such support will have a positive strategic impact on the future growth of the Company. Although not specifically part of the current programs, both financial services companies are also offering competitive financing options to both new and existing franchisees for equipment and real estate financing outside of the current remodel initiative.

    In the past, the Company has sponsored financing programs offered by certain lending institutions to help its franchisees obtain funds for the construction of new franchised restaurants and to purchase and install in-store bakeries. The Company provided a limited guaranty of the funds borrowed for such purposes. As of June 30, 1998, there were approximately $3.5 million in borrowings outstanding under these programs. The Company has guaranteed $1.2 million of these borrowings. No additional borrowings are available under these programs. On February 26, 1998, the Company entered into a separate two-year limited guarantee of $1.2 million in borrowings of a franchisee which were used to finance the construction of a new franchise restaurant.


    The Company's revenues have increased steadily over the last five years. System-wide restaurant revenues (including franchised restaurants) have increased 21.0% from $587.8 million in 1993 to $711.0 million for the year ended December 31, 1997. Revenues from Company-operated restaurants have increased 22.9% from $183.4 million to $225.5 million and franchise revenues have increased 24.4% from $15.5 million to $19.3 million, over the same period. Average revenue per Company-operated restaurant has increased approximately 14.0% from $1.5 million to $1.7 million over the same period. Net loss in 1993 was $14.5 million compared to a net loss of $0.3 million in 1997. Net income from continuing operations was $2.4 million in 1993 compared to a net loss from continuing operations in 1997 of $0.4 million. EBITDA (as defined) for the same periods were $31.7 million and $36.0 million, respectively, representing a 13.8% increase. Company-operated restaurants have achieved comparable restaurant sales increases in each of the last 27 quarters.

RESULTS OF OPERATIONS

    A summary of the Company's results for the periods indicated are presented in the following table. All revenues, costs and expenses are expressed as a percentage of total revenues.


                                                                        SIX MONTHS
                                          YEARS ENDED DECEMBER 31,    ENDED JUNE 30,
                                          -------------------------   ---------------
                                           1997      1996     1995     1998     1997
                                          -------   ------   ------   ------   ------
Revenues:
  Food sales............................     92.3%    92.1%    92.2%    92.5%    92.1%
  Franchise revenues and other..........      7.7      7.9      7.8      7.5      7.9
                                          -------   ------   ------   ------   ------
Total revenues..........................    100.0    100.0    100.0    100.0    100.0
                                          -------   ------   ------   ------   ------
Costs and expenses:
  Cost of sales:
    Food cost...........................     26.8     26.9     26.7     26.3     26.3
    Labor and benefits..................     31.0     31.1     31.9     32.0     31.4
    Operating expenses..................     18.7     19.0     19.3     18.8     19.1
  General and administrative............     10.1      9.6      9.5      9.3      9.9
  Depreciation and amortization.........      5.9      6.2      5.8      6.8      6.1
  Interest expense, net.................      1.9      2.1      2.1      5.4      2.0
  Asset write-down (SFAS No. 121).......       --       --      0.8      0.4       --
  Provision for disposition of assets...       --       --      0.2      0.2       --
  Going Private Transaction expenses....      2.7       --       --       --       --
  Other, net............................      0.2       --       --       --      0.5
                                          -------   ------   ------   ------   ------
Total costs and expenses................     97.2     94.8     96.3     99.2     95.3
                                          -------   ------   ------   ------   ------
                                              2.8      5.2      3.7      0.8      4.7
Minority interest in net earnings of
  subsidiaries..........................     (2.9)    (2.7)    (2.0)      --     (2.5)
                                          -------   ------   ------   ------   ------
Income (loss) from continuing operations
  before income taxes...................     (0.1)     2.4      1.7      0.8      2.2
Provision for income taxes..............     (0.1)    (0.7)    (0.5)    (0.3)    (0.8)
                                          -------   ------   ------   ------   ------
Income (loss) from continuing
  operations............................     (0.1)     1.8      1.1      0.5      1.4
Income from operations of discontinued
  division..............................       --      0.2      0.3       --      0.1
                                          -------   ------   ------   ------   ------
Net income (loss).......................     (0.1)%    2.0%     1.4%     0.5%     1.5%
                                          -------   ------   ------   ------   ------
                                          -------   ------   ------   ------   ------


SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

REVENUES

    Total revenues for the first six months of 1998 increased approximately 10.1% over the same period last year due primarily to higher comparable restaurant sales and increased Foxtail sales. Same store comparable sales increased approximately 9.1% over the first six months of 1997 due primarily to an increase in comparable guest visits, selective menu price increases and guest trends toward higher-priced entrees. The shift in customer preference to higher-priced entrees can be attributed to the Company's development and promotion of higher-priced menu items. The opening of five new Company-operated restaurants since June 30, 1997 contributed to the increase in restaurant food sales during the six months ended June 30, 1998. These increases were offset by the refranchising of one Company-operated restaurant during 1997. Management believes remodeling of Company-operated restaurants, enhanced promotional events and implementation of new products resulted in the increased customer counts.

    Revenues from Foxtail increased approximately 15.6% over the six months ended June 30, 1997, and constituted approximately 8.3% of the Company's revenues year-to-date. The increase in sales is primarily due to growth in the number of stores in the Perkins system.

    Franchise revenues, which consist primarily of franchise royalties and sales fees, increased 9.7% over the first six months of 1997. This increase is due primarily to the opening of 23 new franchised restaurants and the sale of one Company-operated restaurant to a franchisee since June 30, 1997. The increase is partially offset by the closing of eight underperforming franchised restaurants during the same period.

COSTS AND EXPENSES

FOOD COST

    For the six months ended June 30, 1998, food costs, in terms of total revenues, were the same as the prior year. Food costs as a percentage of food sales decreased 0.1 percentage points primarily due to menu price increases which offset the impact of increases in certain commodity costs.

LABOR AND BENEFITS

    Labor and benefits expense, as a percentage of total revenues, increased 0.6 percentage points for the six months ended June 30, 1998. Hourly labor costs, primarily cook, server and host wages, have increased over the prior year due to higher minimum wage rates and a competitive labor market. A portion of the increased labor costs was offset by lower workers' compensation costs.

    The wage rates of the Company's hourly employees are impacted by Federal and state minimum wage laws. Legislation enacted during 1996 which raised the Federal minimum wage rate in 1996 and 1997 has had an impact on the Company's labor costs. These increases have resulted from the Federal minimum wage rate increasing from $4.25 per hour to $4.75 on October 1, 1996 and to $5.15 per hour as of September 1, 1997. Certain states do not allow tip credits for servers which results in higher payroll costs as well as greater exposure to increases in minimum wage rates. In the past, the Company has been able to offset increases in labor costs through selective menu price increases and improvements in labor productivity. The Company anticipates that it can continue to offset the majority of the recent increases through selective menu price increases. However, there is no assurance that future increases can be mitigated through raising menu prices.

OPERATING EXPENSES

    Operating expenses, expressed as a percentage of total revenues, decreased
0.3 percentage points for the six months ended June 30, 1998. This decrease is primarily due to lower utilities expense and lower franchise service fees. Franchise service fees decreased due to the termination of two service fee agreements during 1997. The decrease was partially offset by higher franchise opening costs due to the opening of 10 additional franchise restaurants year-to-date compared to the same period in 1997.

GENERAL AND ADMINISTRATIVE

    General and administrative expenses increased 3.4% over the six months ended June 30, 1997. This increase is primarily due to higher restaurant development costs, field and office administration costs and human resources costs. In addition, payroll expense for home office staff has increased over the prior year. These were planned increases deemed necessary as the Company continues to increase the number of franchise and Company-operated restaurants.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization for the six months ended June 30, 1998, increased approximately 22.5% over the same period last year due primarily to increases in fixed assets and intangibles resulting from "push-down" accounting adjustments recorded in December 1997 in connection with the Going Private Transaction. Additionally, the Company's continuing refurbishment program to upgrade and maintain existing restaurants and the addition of new Company-operated restaurants contributed to this increase.

INTEREST, NET


    Interest expense for the six months ended June 30, 1998, increased 202.6% over the same period last year due to debt incurred in December 1997 and May 1998 which was used to consummate the Going Private Transaction and the Reorganization. Interest expense associated with capital lease obligations has decreased.


OTHER



    Results of operations for the six months ended June 30, 1998, reflect a $500,000 non-cash charge related to the writedown of certain assets impaired under SFAS No. 121. In addition, the Company recorded a net loss of $295,000 related to the disposition of assets; this amount includes a loss of approximately $740,000 on the disposal of two properties and the recognition of a previously deferred gain of approximately $445,000 under SFAS No. 66, "Accounting for Sales of Real Estate," related to the sale of property in 1994. Results of operations for the six months ended June 30, 1997, include approximately $650,000 in reorganization costs associated with analyzing the alternatives to PFR's becoming a tax-paying entity beginning January 1998.



PROVISION FOR INCOME TAXES



    The effective tax rate for the six months ended June 30, 1998 was 34.3% versus 37.3% for the six months ended June 30, 1997. The percentage decrease was due to an increase of Work Opportunity Tax credits and state refunds received in 1998, which was partially offset by an increase of nondeductible goodwill amortization related to the Going Private Transaction.



INCOME FROM OPERATIONS OF DISCONTINUED DIVISION



    Income from operations of discontinued division represents the income, net of income tax expense, of Restaurant Insurance Corporation ("RIC"). RIC was sold on March 19, 1997.


YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

REVENUES

    Total revenues increased 6.7% over 1996 primarily due to higher comparable restaurant sales, the net addition of five new franchised restaurants and two new Company-operated restaurants and increased sales at Foxtail. As a comparison, 1996 results include an additional day because of leap year.

    Comparable sales for Company-operated restaurants increased approximately 6.6% due to a 3.7% increase in average guest check and a 2.9% increase in customer counts. The increase in average guest check was the result of selective menu price increases and guest preferences for higher-priced entrees. The shift in customer preference to higher-priced entrees can be attributed to the Company's development and promotion of higher-priced menu items. Management believes remodeling of Company-operated restaurants, increased promotional events and implementation of new products resulted in the increased customer counts.

    In 1997, Foxtail revenues increased 11.7% over 1996 and constituted approximately 8.8% of the Company's total revenues. The increase in Foxtail's revenue can be attributed primarily to price increases effective in August 1996 and January 1997, increased sales outside the Perkins system and an increase in franchised restaurants' sales. The increase in outside sales is due to the Company developing external sales in order to maintain plant utilization during slower production periods.

    Franchise revenues, which consist primarily of franchise royalties and initial license fees, increased 3.8% over the prior year. Although comparable franchised restaurant sales only increased 1.5% over the prior year, revenues of franchised restaurants opened during 1995 and 1996 averaged 6.1% higher than the franchise system average. This performance resulted in the overall improvement in franchise revenues. Additionally, 13 new franchised restaurants opened during the year, and one Company-operated restaurant was converted to a franchised restaurant. Revenues from these openings were partially offset by the closing of six under-performing franchised restaurants and a decrease in franchise license fees due to fewer openings in 1997.

COSTS AND EXPENSES

FOOD COST

    In terms of total revenues, food cost decreased 0.1 percentage points over 1996. Restaurant division food cost expressed as a percentage of restaurant division sales, decreased 0.3 percentage points. This decrease resulted from selective menu price increases and a decline in the costs of certain commodities including eggs and breads. This decrease was partially offset by higher food costs associated with pork and poultry products.

LABOR AND BENEFITS

    Labor and benefits, as a percentage of total revenues, declined 0.1 percentage points compared to 1996. Worker's compensation and group insurance claims costs decreased; however, hourly labor costs in the Company's restaurants rose due to mandated increases in minimum wage rates and wage rate pressures from low levels of unemployment. As a percentage of revenues, Foxtail labor and benefit charges are significantly lower than the Company's restaurants. As Foxtail becomes a more significant component of the Company's total operations, labor and benefits expense, expressed as a percent of total revenue, should decrease.

    The wage rates of the Company's hourly employees are impacted by Federal and state minimum wage laws. Legislation which raised the Federal minimum wage rate in 1996 and has further increased the minimum wage rate in 1997 had an impact on the Company's labor costs. These increases have resulted from the Federal minimum wage rate increasing from $4.25 per hour to $4.75 on October 1, 1996 and to $5.15 per hour as of September 1, 1997. Certain states do not allow tip credits for servers which results in higher payroll costs as well as greater exposure to increases in minimum wage rates. In the past, the Company has been able to offset increases in labor costs through selective menu price increases and improvements in labor productivity. The Company anticipates that it can continue to offset the majority of the current increases through selective menu price increases. However, there is no assurance that future increases can be mitigated through raising menu prices.

OPERATING EXPENSES

    Operating expenses, expressed as a percentage of total revenues, decreased
0.3 percentage points over 1996. Fees payable under royalty arrangements decreased as a percentage of total revenues due to termination of two such agreements, and utilities expense decreased due to milder winter weather than experienced in the previous year. These decreases were partially offset by increased bad debt expense.

GENERAL AND ADMINISTRATIVE


    General and administrative expenses increased 14.6% over 1996, primarily due to increased incentive compensation costs as a result of the Company's improved performance and due to increased administrative support related to both the growth at Foxtail and anticipated growth in the number of Company-operated and franchised restaurants expected to open in 1998.


DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased approximately 1.8% over 1996 due primarily to the continuing refurbishment program to upgrade and maintain existing restaurants as well as the addition of new Company-operated restaurants.

INTEREST, NET

    Interest expense was approximately 1.8% lower than 1996 due to lower average debt balances and decreased capital lease obligations.


GOING PRIVATE TRANSACTION EXPENSES



    During 1997, after Unitholder approval, all Units held by persons other than TRC and its subsidiaries were converted into the right to receive $14.00 in cash per Unit. In connection with the Going Private Transaction, the Company expensed $7,200,000.



OTHER



    Results of operations for the year ended December 31, 1997 include approximately $650,000 in reorganization costs associated with analyzing the alternatives to PFR's becoming a tax-paying entity beginning January 1998.


PROVISION FOR INCOME TAXES


    The provision for income taxes in 1997 was $153,000. This compares to a provision for income taxes of $1,693,000 in 1996. The decrease in the provision is primarily attributable to expenses incurred in 1997 related to the Going Private Transaction. Excluding the impact of these expenses, the provision for income taxes as a percentage of income from continuing operations would have been approximately 33.5% compared to 27.3% in 1996. The increase is primarily the result of the Company's retaining tax benefits in 1996 relating to the disaffiliation of Friendly's for tax purposes.


INCOME FROM OPERATIONS OF DISCONTINUED DIVISION

    Income from operations of discontinued division represents the income, net of income tax expense, of Restaurant Insurance Corporation ("RIC"). RIC was sold on March 19, 1997.


YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995


REVENUES

    Total revenues increased 2.7% over 1995 due primarily to increased restaurant food sales, sales at Foxtail and increased franchise royalties. The increase in restaurant food sales can be primarily attributed to the addition of three new Company-operated restaurants in 1996 and ten new Company-operated restaurants in 1995, partially offset by the closing of four Company-operated restaurants and refranchising of three Company-operated restaurants. Comparable restaurant sales increased approximately 2.6% over 1995 due primarily to selective price increases and an increase in comparable guest visits of 0.8%. Revenues from Foxtail increased approximately 5.8% over 1995 and constituted approximately 8.4% of the Company's total 1996 revenues. This increase can be attributed primarily to increased bakery sales at franchised restaurants to which Foxtail sells various mixes, doughs and pies.

    Franchise revenues increased 6.5% over the prior year due primarily to the addition of nineteen new franchised restaurants. The increase was partially offset by a decrease in sales for franchised restaurants open for more than one year. Ten franchised restaurants were closed during 1996 and three Company-operated restaurants began operations as franchised restaurants during the year.

COSTS AND EXPENSES

FOOD COST

    In terms of total revenues, food cost increased 0.2 percentage points over 1995. Restaurant division food cost expressed as a percentage of restaurant division sales remained relatively constant as compared to 1995. Slight decreases in commodity costs were partially offset by changes in the menu mix due to promotions such as steak and eggs, shrimp and turkey. Additionally, the costs of certain product enhancements were offset by selective menu price increases.

    The cost of Foxtail sales, in terms of total Foxtail revenues, increased approximately 1.7 percentage points from 1995, due primarily to certain commodity cost and packaging increases. As a manufacturing operation, Foxtail typically has higher food costs as a percent of revenues than the Company's restaurants.

LABOR AND BENEFITS

    Labor and benefits expense, as a percentage of total revenues, decreased 0.8 percentage points from 1995, primarily due to improved productivity in the Company's restaurants and pie manufacturing facility. These expenses also benefited from reduced claims costs associated with the Company's group health and workers compensation programs.

OPERATING EXPENSES

    Operating expenses, expressed as a percentage of total revenues, decreased
0.3 percentage points from 1995 to 1996. Decreases in direct operating and pre-opening expenses, as a percent of restaurant division sales, were partially offset by an increase in repairs and maintenance expense. A decrease in Foxtail operating expenses, as a percentage of Foxtail revenue, was primarily due to decreases in net freight costs, repairs and maintenance and advertising expenses offset by higher promotional cost.

GENERAL AND ADMINISTRATIVE

    General and administrative expenses increased approximately 4.0% over 1995, which is primarily the result of an increase in incentive costs due to the Company's positive operating results in 1996. Additional factors contributing to this increase were increased administrative support related to growth at Foxtail and an increase in the Company's match of 401(k) contributions from 25% in 1995 to 50% in 1996.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased approximately 9.3% over 1995 due to the addition of three new Company-operated restaurants and refurbishments to upgrade and improve existing restaurants.

INTEREST, NET

    Net interest expense was flat compared to 1995. An increase in interest expense primarily as the result of borrowings to fund capital expenditures for PFR was offset by a decrease in the interest expense associated with capital lease obligations and a reduced debt balance for PRI as a result of using cash distributions from PFR to reduce borrowings outstanding on PRI's revolving line of credit.

PROVISION FOR INCOME TAXES

    Provision for income taxes as a percent of income from continuing operations before income taxes was 27.3% in 1996 and 30.5% in 1995. The decrease was primarily the result of the Company's retaining tax benefits relating to the disaffiliation of Friendly's for tax purposes. This benefit in 1996 was partially offset by a net increase in the provision for state taxes in 1996 due to a significant level of state tax refunds received in 1995.

CAPITAL RESOURCES AND LIQUIDITY

    Principal uses of cash during the six months ended June 30, 1998, were the purchase of publicly owned Units, purchase of Harrah's interest in the Company, payment of the Going Private Transaction and Reorganization expenses and capital expenditures. Capital expenditures consisted primarily of costs related to equipment purchases for new Company-operated restaurants and remodels of existing restaurants. Three new restaurants were opened in the first six months of 1998 and nine were under development. Remodels and unit upgrades, new restaurant development and equipment upgrades at Foxtail constituted more than 75% of the capital expenditures during the first six months of 1998. The Company's primary sources of funding were cash provided by operations, proceeds from 10 1/8% Senior Notes issued in December 1997 (see below), proceeds from the Notes issued May 1998 and revolving credit borrowings.

    The following table summarizes capital expenditures for each of the years in the three-year period ended December 31, 1997 and the six months ended June 30, 1998 and 1997.

                                                                            SIX MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,            JUNE 30,
                                         -------------------------------  --------------------
                                           1997       1996       1995       1998       1997
                                         ---------  ---------  ---------  ---------  ---------
Maintenance............................  $   3,453  $   2,987  $   3,435  $   1,546  $   1,312
Renovation.............................      2,790      4,064      8,431      2,491      1,748
New restaurant development.............      6,193      1,947     12,626      5,817      1,240
Manufacturing..........................        714        651        859        609        171
Other..................................      1,952      2,212      3,580      1,343        950
                                         ---------  ---------  ---------  ---------  ---------
Total Capital Expenditures.............  $  15,102  $  11,861  $  28,931  $  11,806  $   5,421
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------

    The Company's capital budget for 1998 has been increased from $21.4 million to $26.3 million. The primary source of funding for these projects is expected to be cash provided by operations and borrowings under the Company's revolving credit facility.

    During 1998, the Company has opened two new full-service Company-operated restaurants and a Perkins Cafe Bakery, which is an embellishment of the core concept with significant enhancements to menu, decor, service and exterior and interior building design. The capital budget has been increased to cover the cost of prototype development for the Perkins Cafe Bakery, purchasing rather than leasing restaurant sites, upgrading restaurant smallwares in all Company-operated restaurants and acquiring restaurant sites for development in 1999. Based on this new capital plan, the Company anticipates opening six new Company-operated restaurants in 1998. Funds not used to build new restaurants will be primarily applied to the acquisition of restaurant sites to be developed in 1999, remodels of existing restaurants, and restaurant maintenance.

    As is typical in the restaurant industry, the Company ordinarily operates with a working capital deficit since the majority of its sales are for cash, while credit is received from its suppliers. Fund generated by cash sales in excess of those needed to service short term obligations are used by the Company to reduce debt and acquire capital assets. At June 30, 1998, this working capital deficit was $13.1 million.

    On December 22, 1997, PFR issued $130 million of its 10 1/8% Senior Notes due December 15, 2007. The proceeds were used to repay outstanding senior notes and borrowings under PFR's revolving line of credit, purchase Units from the public and pay expenses relative to PFR's Going Private Transaction. See "Description of Other Indebtedness."

    On December 22, 1997, PFR obtained a secured $50 million credit facility with a sublimit for up to $5.0 million of letters of credit. The credit facility matures on January 1, 2003, at which time all amounts become payable. All amounts under the credit facility will bear interest at floating rates based on the agent's base rate or Eurodollar rates as defined in the agreement. As of June 30, 1998, $7.5 million of borrowings and approximately $2.4 million of letters of credit were outstanding under the Credit Facility. See "Description of Other Indebtedness."

    On May 18, 1998, TRC issued $31,100,000 of 11.25% Senior Discount Notes (the "TRC Notes") maturing on May 15, 2008. The TRC Notes were issued at a discount to their principal amount at maturity and generated gross proceeds to TRC of approximately $18,009,000. The proceeds were used to purchase the shares of TRC owned by Harrah's and pay expenses relative to the Reorganization.

    Cash interest will not accrue or be payable on the TRC Notes prior to May 15, 2003, provided that on any semi-annual accrual date prior to May 15, 2003, TRC may elect to begin accruing cash interest on the TRC Notes (the "Cash Interest Election"). Cash interest on the TRC Notes will accrue at a rate of 11.25% per annum from the earlier of May 15, 2003 or the semi-annual accrual date with respect to which the Cash Interest Election is made, and will be payable thereafter on each May 15 and November 15.

    Prior to the earlier of May 15, 2003 or the semi-annual accrual date with respect to which the Cash Interest Election is made, interest on the TRC Notes will accrue at a rate of 11.25% per annum on each semi-annual accrual date and the principal amount of each TRC Note will accrete up by the amount of such accrued interest (the "Accreted Value"). On May 15, 2003, TRC will be required to pay all accrued but unpaid interest on the TRC Notes by redeeming an amount per note equal to the Accreted value of such TRC Note on May 15, 2003, less the issue price of such TRC Note at a redemption price of 105.625% of the amount redeemed. Assuming TRC does not make the Cash Interest Election, the aggregate Accreted Value of the TRC Notes on May 15, 2003 will be $31,100,000 and the amount required to be redeemed will be approximately $13,091,000.

    Prior to the fourth quarter of 1997, PFR had paid regular quarterly cash distributions to its holders of units of limited partnership interest. Following the consummation of the Going Private Transaction, PFR does not expect to pay distributions to its general partner or limited partners except distributions sufficient to satisfy any tax liabilities of its partners arising out of the allocation of taxable income or gain from PFR and to pay interest on the Notes. The 10 1/8% Senior Note Indenture and the Credit Facility limit PFR's ability to pay distributions to its partners.

    The Notes and the Credit Facility restrict the ability of PFR to pay dividends or distributions to its equity holders. If no default or event of default exists, these restrictions generally allow PFR to make distributions.

1. sufficient to pay its equity holders' estimated federal, state and local income taxes on the holders' share of the taxable income of PFR (Tax Distributions).

2. in an aggregate amount after December 22, 1997 equal to 50% of positive net income, after Tax Distributions, from January 1, 1998 through the end of the most recently ended fiscal quarter.

3.  up to an aggregate of $5 million after December 22, 1997.

    In the six months ended June 30, 1998, PFR made Tax Distributions totaling approximately $431,000 to its equity holders, all of whom are direct or indirect wholly-owned subsidiaries of TRC. Under the above restrictions, other than Tax Distributions, PFR was unrestricted in its ability to make distributions to its equity holders up to approximately $5,515,000 as of June 30, 1998.

    The Issuer's and PFR's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, their respective indebtedness, or to fund planned capital expenditures will depend on the Company's future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond their control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Credit Facility, will be adequate to meet the Company's liquidity needs for the foreseeable future. PFR and the Issuer may, however, need to refinance all or a portion of the principal of the Notes and the 10 1/8% Senior Notes on or prior to maturity. There can be no assurance that the Company will generate sufficient cash flow from operations, or that future borrowings will be available under the Credit Facility in an amount sufficient to enable the Issuer and PFR to service their respective indebtedness or to fund their other liquidity needs. In addition, there can be no assurance that the Issuer and PFR will be able to effect any such refinancing on commercially reasonable terms or at all.

    All significant operations of the Issuer are conducted through PFR and the Issuer's ability to meet its obligations as they mature are primarily dependent on PFR's ability to make distributions to the Issuer. Management currently believes that the distributions allowed under the Credit Facility and the 10 1/8% Senior Note Indenture will be adequate to allow the Issuer to meet its obligations for the foreseeable future. However, there can be no assurance that PFR's future income will be sufficient to allow for distributions in an amount required to meet all future obligations of the Issuer.

SYSTEM DEVELOPMENT

    The Company plans to open six new full-service Company-operated restaurants in 1998. The Company expects to aggressively grow its franchised restaurants. In recent years, the Company has been issuing area development agreements in selected markets where both new and existing franchisees are qualified to open multiple locations within three to five years. These development agreements are expected to complement continued growth among franchisees who prefer to open a limited number of restaurants in existing and smaller markets.

NEW ACCOUNTING PRONOUNCEMENTS

    The Company will adopt SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" during 1998. The Company is still evaluating the effects of adopting this statement, but does not expect the adoption to have a material effect on the Company's consolidated financial statements.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which the Company is required to adopt in 1999, with earlier application permitted. SOP 98-5 requires the costs of start-up activities to be expensed as incurred. Upon adoption of SOP 98-5, the Company will be required to record a cumulative effect of a change in accounting principle to write off any unamortized preopening costs that exist on the balance sheet at that date. As of June 30, 1998, the Company had unamortized preopening costs of approximately $500,000.

IMPACT OF INFLATION

    The Company does not believe that its operations are generally affected by inflation to a greater extent than are the operations of others within the restaurant industry. In the past, the Company has generally been able to offset the effects of inflation through selective periodic menu price increases.

IMPACT OF GOVERNMENTAL REGULATION

    A majority of the Company's employees are paid hourly rates as determined by Federal and state minimum wage rate laws. Future increases in these rates could materially affect the Company's cost of labor.

SEASONALITY

    The Company's revenues are subject to seasonal fluctuations. Customer counts (and consequently revenues) are higher in the summer months and lower during the winter months because of the high proportion of restaurants located in northern states where inclement weather adversely affects guest visits.

YEAR 2000

    The year 2000 presents a critical business issue due to the possibility that many computerized systems will not be able to process information including dates beginning in the Year 2000. The Company has established a plan to assess its readiness for the Year 2000. A review of computer systems and software, including non-information technology systems, has been substantially completed. No material costs associated with achieving Year 2000 compliance internally are anticipated based on this review. The Company has initiated communications with major suppliers and customers, including franchisees, to determine the extent to which the Company may be vulnerable to such third parties' failure to remediate their own issues related to the Year 2000. At the present time, the Company has not received adequate information from these third parties to appropriately evaluate their possible impact on operations of the Company. As such, management cannot reasonably predict what impact, if any, the Year 2000 issue will have on the Company. At this time, the Company has not begun developing a contingency plan; however, management expects to complete an appropriate contingency plan in 1999.

                                    BUSINESS

    The Issuer is a holding company whose primary subsidiary is PFR, which is indirectly wholly-owned by the Issuer. The Issuer is the sole stockholder of PRI, which is a limited partner and the indirect owner of 100% of PFR and the parent corporation of PFR's general partner, PMC. The Issuer is also the sole stockholder of TRC Realty Co. The Issuer has no significant assets other than its direct and indirect equity interests in its subsidiaries.

    The Company, through its primary subsidiary, PFR, is a leading operator and franchisor of full-service, mid-scale restaurants located primarily in the Midwest, Pennsylvania, upstate New York and central Florida. The Company's restaurants operate under the names Perkins Family
Restaurant-Registered Trademark- and Perkins Family Restaurant and Bakery-Registered Trademark-. Perkins restaurants offer a full menu assortment of breakfast, lunch, dinner, snack and dessert items and many are open 24 hours a day. The business of Perkins was founded in 1958, and since then Perkins has continued to adapt its menus, product offerings, building designs and decor to meet changing consumer preferences. A substantial majority of Company-operated restaurants and franchised restaurants have added in-store bakeries which offer a premium line of freshly prepared baked goods including muffins, cookies and pies.


    As of June 30, 1998, the Company operated 138 full-service restaurants and franchised 348 full-service restaurants located in 33 states and five provinces of Canada. For the year ended December 31, 1997, system-wide restaurant revenues (including franchised restaurants), Company revenues, Company net loss and Company EBITDA were $711.0 million, $271.2 million, $0.3 million and $36.0 million, respectively. Company-operated restaurants have achieved comparable restaurant sales increases in each of the last 27 quarters. The Company continues to focus on increasing its number of franchised restaurants, which provide a higher margin of cash flow relative to the required capital investment and create an additional sales outlet for the products of Foxtail. From 1988 to 1997, the average annual royalties per franchised restaurant increased from approximately $38,500 to approximately $56,700 and the number of franchised restaurants increased from 227 to 337.


    The Perkins concept is designed to serve a variety of demographically and geographically diverse customers for a wide range of dining occasions which are appropriate for the entire family. The Perkins concept appeals to a wide range of markets and customer tastes with its large, comfortable dining rooms, flexible kitchens, broad menu, moderate pricing, extended operating hours, table service and bakery specialties. Perkins offers a wide menu selection of high quality, moderately priced food and beverage items consisting of traditional favorites and seasonal specialties. Perkins offers guests a menu of over 140 items ranging in price from $3.09 to $9.29. The Company also approves additional items to meet regional and local tastes. Perkins' signature menu items include buttermilk pancakes, omelettes, bread bowl salads, melt sandwiches and Butterball-Registered Trademark- turkey dinners. Breakfast items, which are available throughout the day, account for slightly more than half of the entrees sold in the Company's restaurants.

    Perkins restaurants are primarily located in free-standing buildings with approximately 90 to 250 seats. Recently, the Company and its franchisees have begun to test the Perkins concept in various non-traditional locations including travel plazas, malls, hotels and airports. The Company and its franchisees operate three alternative formats, including limited menu restaurants and a stand-alone bakery, in addition to full-service stand-alone restaurants. These alternative formats are operated under the names Perkins Cafe and Bakery-Registered Trademark-, Perkins Bakery-Registered Trademark- and Perkins Express-Registered Trademark-.

    In addition to operating and franchising Perkins restaurants, the Company operates Foxtail and is a partner in J.A. Joint Venture LLC, a joint venture for the development of Jack Astor's Bar and Grill restaurants. Foxtail provides cookie dough, muffin batter, pancake mixes, pies and other bakery products to Company-operated restaurants, franchisees and third parties.

    Foxtail accounted for 8.8% of 1997 Company revenues. During 1997, the Company entered into a joint venture with a Canadian casual dining operator for the development of a minimum of three Jack

Astor's Bar and Grill restaurants. Jack Astor's Bar and Grill is a casual themed dining concept with a high-energy, fun atmosphere whose offerings include chicken, pasta, hamburgers and alcoholic beverages. The joint venture's first restaurant opened in Greensboro, North Carolina on October 6, 1997.

    The Company also operates an aircraft through TRC Realty Co., its wholly-owned subsidiary. The aircraft is operated for the benefit of, and all operating costs are reimbursed by PMC and Friendly's.

    In the 12 years under the Company's current leadership, a number of improvements have been made to the Company's operations, including: (i) upgrading its menu offerings; (ii) unifying the system's name, restaurant design, marketing programs, purchasing, training and technology; (iii) creating in-store bakeries; (iv) strengthening the franchise system; (v) creating Foxtail; and (vi) developing alternative formats. Also over this time period, PFR has made significant interest payments and distributions to Unitholders including 44 consecutive quarterly cash distributions to Unitholders between the time PFR became a publicly-traded limited partnership in 1986 and its becoming an indirect wholly-owned subsidiary of the Issuer in December 1997.

COMPETITIVE STRENGTHS

    ESTABLISHED, HIGH-VALUE RESTAURANT BRAND. Perkins is a well-established, highly recognized brand in the geographic areas it serves. Perkins offers its guests a wide variety of over 140 reasonably priced menu items, including fresh bakery products served in a warm and comfortable dining environment with the convenience of extended operating hours. As of June 30, 1998, entrees served in Company-operated restaurants ranged in price from $3.09 to $9.29 for breakfast, $4.49 to $9.29 for lunch and $5.99 to $9.29 for dinner. The Company operates a 3,000 square foot test kitchen in Memphis, Tennessee which develops and tests new menu items. Menus are updated at least three times per year and supplemented with special menus for holiday and promotional events.

    STRONG FRANCHISE NETWORK. The Company has 112 franchisees which operate 348 full service restaurants in 33 states and five Canadian provinces, representing over 70% of the restaurants in the Perkins system. In addition to providing the Company with substantial royalty revenues ($18.8 million for the twelve months ended December 31, 1997), the franchise network allows the Company to significantly expand the Perkins system without significant capital investment by the Company. The Company believes that it enjoys good relations with its franchisees.

    UPDATED, MODERN RESTAURANTS. The Company employs an on-going system of prototype development, testing and remodeling to maintain operationally efficient, cost-effective and unique interior and exterior facility design and decor. An accelerated program to upgrade existing Company-operated restaurants began in 1995 and continues today. The current remodel package features a modern, distinctive interior and exterior layout that enhances operating efficiencies and guest appeal. As of June 30, 1998, approximately 89% of Company-operated restaurants had either been remodeled or initially constructed since January 1, 1994.

    To promote a consistent and current image throughout the Perkins system, the Company encourages its franchise operators to remodel their restaurants by providing financial incentives and sponsoring third-party financing programs. Twenty-two franchised restaurants were remodeled in 1996 and 40 additional restaurants were remodeled in 1997. The Company expects that franchisees will remodel an additional 40 restaurants in 1998.

    MANAGEMENT EXPERTISE. The Company has an experienced management team with average tenure with the Company of over seven years and average restaurant industry experience of 20 years. Donald N. Smith, the Company's Chairman and Chief Executive Officer, has over 30 years of restaurant experience, over 12 of which have been with the Company. Richard K. Arras, PMC's President and Chief Operating Officer, has 18 years of restaurant experience, all of which have been with the Company.

    EFFICIENT OPERATIONS. The Company uses a combination of current technology, on-going operational analyses, hourly employee performance programs and the operating experience of both its own field management and that of its franchisees to continuously improve the quality, efficiency and execution of its operating systems. For example, Company-operated restaurants recently implemented programs to improve labor efficiency, lower food cost and improve facility utilization during peak periods.

    DAYPART BALANCE. Perkins has successfully evolved over the last 40 years from its origins as a breakfast-oriented pancake house by developing significant lunch, dinner and late night product offerings. The flexibility of Perkins' multi-daypart offerings allows each location to meet the needs of its local market. During 1997, the revenue breakdown by daypart for Company-operated restaurants was 25% breakfast, 29% lunch, 32% dinner and 14% late night (10:00 p.m. to 6:00 a.m.).

    COMMITMENT TO GUEST SATISFACTION. The Company is focused on continually improving guest satisfaction. The Company regularly surveys customers to determine their overall satisfaction with their dining experience, conducts extensive service quality training programs and operates a toll free number to monitor guests' dining experiences.

    MANAGEMENT INFORMATION SYSTEMS. The Company's information systems not only provide detailed monthly financial statements for each restaurant but daily operating statistics such as sales, labor, guest check and average table turns. The systems also generate weekly restaurant profit and loss statements and food and labor variance analysis. The Company has also developed a labor scheduling system which calculates the amount of labor necessary to provide optimal guest service. These systems are year 2000 compliant.

    PURCHASING LEVERAGE. The Company aggregates the purchasing requirements of all of its Company-operated restaurants and over 90% of its franchised restaurants to obtain purchasing economies of scale for food items, cleaning supplies, equipment, maintenance services and regional distribution agreements. In addition, the Company utilizes outside consultants for information regarding purchases of commodity items and, together with its franchisees, makes significant purchases of commodity products, such as sirloin steak or shrimp, which provide the basis for several product-driven marketing programs throughout the year.

BUSINESS STRATEGY

    INCREASE FRANCHISE REVENUES. The Company plans to continue to add franchised restaurants in existing and new geographic markets. In addition, management will continue to encourage franchisees to remodel and renovate restaurants where appropriate. Management believes its franchisees will open 35-40 new restaurants in 1998. During 1997, franchisees opened 13 new full-service restaurants and six under-performing franchised restaurants were closed.

    SELECTIVELY DEVELOP NEW COMPANY-OPERATED RESTAURANTS. The Company will continue to develop and operate new restaurants based upon its current prototype. Management believes the development of successful Company-operated restaurants supports the continued development of the Perkins franchise system. The Company opened three new full-service Company-operated restaurants in 1997 and plans to add six new full-service Company-operated restaurants in 1998.

    EXPAND NON-TRADITIONAL LOCATIONS AND ALTERNATIVE FORMATS. The Company and its franchisees have built, on a limited test basis, restaurants within non-traditional sites including hotels, airports, travel plazas and strip shopping centers. Within these non-traditional locations, the Company has recently opened restaurants with alternative formats, such as limited menu restaurants and a stand-alone bakery, in addition to full-service, stand-alone restaurants. The Company intends to continue testing non-traditional locations and further develop alternative formats in conjunction with its franchisees in cases where appropriate for the Perkins brand and where anticipated financial returns are acceptable.

    PURSUE COMPLEMENTARY ACQUISITIONS. The Company continually evaluates potential acquisition opportunities of existing franchised Perkins restaurants and other restaurant chains. The Company does not currently have any agreements or understandings to make any acquisitions.

CONCEPT

    The Perkins concept is designed to serve a variety of demographically and geographically diverse customers for a wide range of dining occasions which are appropriate for the entire family. The Perkins concept appeals to a wide range of markets and customer tastes with its large comfortable dining rooms, flexible kitchens, broad menu, moderate pricing, extended operating hours, table service and bakery specialties.

    MENU. Each Perkins restaurant offers a diverse menu of high quality, moderately priced food and beverage items consisting of traditional favorites and seasonal specialties. Each Perkins restaurant offers guests a core menu consisting of certain required menu items that each Company-operated and franchised restaurant must offer, providing the consistency necessary to support the Perkins brand. Additional items are offered to meet regional and local tastes. All menu items served in franchised restaurants must be approved by the Company's research and development department. Menu offerings continually evolve to meet changing consumer tastes.

    The menu currently features over 140 items comprised of a broad selection of breakfast, lunch, dinner and bakery products. Signature breakfast items include premium omelettes, buttermilk pancakes and traditional egg dishes. Breakfast entrees generally range in price from $3.09 to $9.29. Signature lunch items include bread bowl salads, melt sandwiches and specialty burgers generally ranging in price from $4.49 to $9.29. Signature dinner items include chicken puff pastry pie, country fried steak, New York strip steak and Butterball-Registered Trademark- turkey and dressing. Price points for dinner entrees generally range from $5.99 to $9.29. Entree selections are complemented by appetizers and dessert products. Coffee, iced tea and soft drinks are served as "Bottomless Beverages"-TM- with free refills. Perkins restaurants do not generally serve alcoholic beverages.

    Most Perkins restaurants have an in-store bakery, with bakery products offered both for in-house consumption and for carry-out. Bakery breakfast products include freshly baked Mammoth Muffins-Registered Trademark-, cinnamon rolls and sticky buns. Bakery desserts include freshly prepared cookies, brownies, eclairs and pies.

    RESTAURANT DESIGN. In 1993, the Company introduced a major prototype redesign which features a series of expandable and differentiated dining rooms set around a central kitchen and pantry area. This design reduces the distance servers travel from food pick-up to guest tables. The interior decor package, which was introduced in 1995 with related but distinct decor for each dining area, can be utilized in traditional rectangular buildings and other building designs. Management believes the new prototype and related decor packages add significantly to the value perceptions of its guests. In addition, the Company has developed an exterior design which updates its restaurants while maintaining an identifiable Perkins image. By selectively modifying key concept identifiers, such as entry construction, roof lines and window treatments, the Company can upgrade older restaurants, convert existing buildings used for other purposes into Perkins restaurants and modify non-traditional locations such as shopping center locations into easily recognizable, modern Perkins restaurants.

    RESTAURANT OPERATIONS AND TRAINING. All restaurants are operated pursuant to uniform operating standards and specifications relating to the quality and preparation of menu items, selection of menu items, maintenance and cleanliness of facilities and employee conduct. The Company's operating standards are based upon the Perkins Promise-Registered Trademark-, a guarantee of 100% guest satisfaction. This operating and training system utilizes employee empowerment and feedback to ensure the delivery of a satisfactory dining experience to all guests. All standards and specifications are developed by the Company, with input from franchisees, and applied on a system-wide basis.

    The Company has an extensive eight to twelve-week Management Development Program for general managers, kitchen managers and other salaried restaurant managers. This 44-module program consists of in-store, task-oriented training and formal administrative, customer service and financial training. Upon completion of this program, management candidates attend Perkins Leadership Institute, a two-week in-store internship where they can practice skills in a certified training restaurant. Certified trainers conduct hands-on training for all hourly restaurant employees using the Foundations Training Program. This state-of-the-art program utilizes both printed material and video and is designed to improve the confidence, productivity and skill level of new employees. The Company provides on-going training for its restaurant employees on new products and other important topics such as food sanitation and customer and employee relations.

    ADVERTISING. The Company focuses its advertising and marketing efforts on six to eight food-specific promotions each year. Each promotion features a specific theme or product. Several commodity buys each year enable the Company to offer attractive price points on popular products such as steak and eggs or fried shrimp. Three of the Company's most popular recent promotions have been the Summer Menu featuring eight new entrees, a new line of "Dill Melt" sandwiches and an expanded lenten promotion. The Company advertises on a regional and local basis, utilizing primarily television, radio and print media. In 1997, the Company spent approximately 4.0% of Company-operated restaurants' net revenues on advertising, of which 3.1% was contributed to the system advertising fund which develops and funds the specific system-wide promotions. Substantially all franchisees are also required to contribute 3.0% of their gross revenues to the advertising fund. The remainder of the Company's advertising expenditures are focused on local advertising in areas with Company-operated restaurants.

    AVERAGE CHECK. For the year ended December 31, 1997, the average guest check for Company-operated restaurants was $5.56.

FRANCHISE OPERATIONS

    As of June 30, 1998, the Company had 348 franchised restaurants (excluding alternative formats) operated by 112 franchisees. The Company actively seeks experienced multi-unit restaurant operators as franchisees and requires each franchisee to satisfactorily complete the Company's extensive training program. Seven of the franchisees operate a total of 145 full-service Perkins restaurants. The remaining franchisees each currently operate fewer than ten units.

    The majority of the Company's new franchised restaurants are opened by existing franchisees. Of the 32 new franchised restaurants opened between January 1996 and December 1997, 22 were opened by existing franchisees. In order to attract new franchisees, the Company employs direct mail, attends trade shows, places print advertising in industry-specific publications and receives referrals. Applicants are screened for financial stability and relevant management experience and undergo training programs between eight and twelve weeks, depending on prior experience. In selected markets with candidates of proven experience and ability, the Company may enter into area development agreements requiring the applicant to open a specified number of restaurants during the term of the agreement, which is usually five years or less. The Company currently has six existing area development agreements covering 19 restaurants through 2002.

    As of June 30, 1998, the Company's three largest franchisees operated a total of 90 restaurants. The respective distribution of restaurants operated by such franchisees was: 40 restaurants primarily in upstate New York; 30 restaurants in Pennsylvania, Ohio and New York; and 20 restaurants in Ohio and Kentucky. During 1997, the Company received net royalties and license fees of approximately $2.2 million, $1.7 million and $1.2 million, respectively, from these franchisees. See "Risk Factors--Franchise Operations."

    FRANCHISE ARRANGEMENTS. Franchised restaurants operate pursuant to license agreements generally having an initial term of 20 years and pursuant to which each franchisee pays the Company a royalty fee (usually 4.0% of gross revenues) and an advertising contribution (typically 3.0% of gross revenues). New franchisees currently pay a non-refundable license fee of $40,000 per restaurant. Franchisees opening their third and subsequent restaurants pay a non-refundable license fee of $30,000 per restaurant. License agreements are typically terminable by franchisees on 12 to 15 months prior notice and upon payment of specified liquidated damages. Franchisees do not typically have express renewal rights, although franchisees typically apply for and receive new license agreements at the end of existing contract terms.

    DEVELOPMENT OF RESTAURANTS. The Company makes available to franchisees prototype plans and specifications for a typical restaurant which the franchisee and its architect adapt to each site. The Company retains the right to approve all final plans and specifications. Each franchisee, with assistance from the Company, is responsible for selecting the site for each restaurant within its territory, subject to Company approval. The Company conducts a physical inspection, reviews any proposed lease or purchase agreements and makes available demographic studies. A real estate representative of the Company assists franchisees in identifying possible sites and trade areas, managing broker relationships and preparing site packages for submission to the Company for approval.

    DESIGN AND CONSTRUCTION. The Perkins Construction Management Program is available for a fee to assist franchisees in coordinating the design, construction and equipping of their restaurants. In conjunction with this program, the Company provides advice on critical design and contracting decisions and oversees day-to-day construction work, providing comprehensive support during all phases of construction.

    FINANCING. The Company currently sponsors financing programs on competitive terms designed to provide its franchisees with access to financing options to support the remodeling of existing restaurants. The financing is provided by two financial services companies with extensive experience in franchise and cash flow based lending. These programs were designed to allow each franchisee's request for financing to be evaluated solely on the basis of the financial performance of the franchisee without support from the Company. However, under both programs, the Company has the option to extend differing levels of support in its sole discretion, if it determines that such support will have a positive strategic impact on the future growth of the Company. Although not specifically part of the current programs, both financial services companies are also offering competitive financing options to both new and existing franchisees for equipment and real estate financing outside of the current remodel initiative.

    In the past, the Company has sponsored financing programs offered by certain lending institutions to help its franchisees obtain funds for the construction of new franchised restaurants and to purchase and install in-store bakeries. The Company provided a limited guaranty of the funds borrowed for such purposes. As of June 30, 1998, there were approximately $3.5 million in borrowings outstanding under these programs. The Company has guaranteed $1.2 million of these borrowings. No additional borrowings are available under these programs. On February 26, 1998, the Company entered into a separate two-year limited guarantee of $1.2 million in borrowings of a franchisee which were used to finance the construction of a new franchised restaurant.

    RESTAURANT OPENING. Thirteen-member New Store Opening Teams ("NSOT") assist franchisees in opening their first two restaurants. For approximately six weeks, team members train staff, help operate the restaurant and help the franchisee establish control over labor and food costs. The NSOT arrives prior to a restaurant opening to help ensure a successful opening. The only expense to franchisees for the NSOT services for their first two restaurants is the cost of travel, lodging and local transportation for the team members during their days on site. For each additional restaurant opening in which the franchisee utilizes the services of the NSOT, the franchisee is required to pay $10,000, plus expenses.

    TRAINING. Central to the Perkins system is a comprehensive and continually evolving training system. All aspects of the program incorporate state-of-the-art, easy-to-use materials designed to facilitate self-teaching whenever possible and to gain maximum guest impact from time spent on training. Training is provided for all restaurant positions.

    FRANCHISE ADVISORY COUNCIL. The Franchise Advisory Council (the "Council") consists of representatives of 15 franchisees who represent a broad cross section of the franchise organization from both a size and geographic perspective. The Council meets three times per year along with the Company's senior management to review and discuss numerous issues that affect the franchise system. The Council advises the Company with respect to matters such as menu development, restaurant design and product and equipment purchasing.

    REPORTING AND ROYALTY COLLECTIONS. Franchisees are required to report monthly sales and other operating information, including monthly financial statements to the Company. Franchisees make monthly royalty payments based on sales for the previous month. Payments for royalties are typically received at the Company's corporate headquarters while the advertising fees are paid directly to a lockbox account.

    ACCOUNTING. The Company provides optional accounting services to franchisees for a monthly fee. These services include the processing of payroll and accounts payable and the preparation of monthly financial statements.

QUALITY CONTROL

    The Company maintains a high level of quality standards and emphasizes the importance of these standards in all aspects of its purchasing, training and management development systems. These systems are promoted not only within Company-operated restaurants but also throughout the franchise system. The quality standards of the Company-operated restaurants as well as Foxtail are monitored by the Company's research and development and quality assurance staffs. The system standards are detailed in The Confidential Management and Operating Systems Manual maintained in all Company-operated and franchised restaurants and are reinforced through on-going training programs at both the salaried and hourly employee levels.

    The Company utilizes several quality control systems. All Company-operated and franchised restaurants are reviewed periodically throughout the year in quality assurance audits conducted by multi-unit management level personnel. Additionally, guest and employee comments are collected through toll-free telephone lines specifically dedicated to employee and guest feedback. Outside providers also conduct guest service surveys in each Company-operated restaurant and a separate formal quarterly consumer tracking study covering both Company-operated and franchised restaurants is monitored closely by management. Aspects of each of these programs are utilized in performance evaluation and incentive compensation determination for all levels of field management personnel.

OTHER FINANCIAL ARRANGEMENTS

    The Company's predecessors entered into agreements with several different parties which have reserved exclusive territorial rights under which specified payments are to be made by the Company based on a percentage of gross sales from certain restaurants and for new restaurants opened within certain geographic regions. During 1997, the Company paid an aggregate of $2.5 million under such agreements. In 1997, the Company terminated two such agreements. Had such agreements been terminated at the beginning of 1997, payments by the Company during 1997 would have been $1.9 million. Three of such agreements are currently in effect. Of these, one expires upon the death of the beneficiary, one expires in the year 2075 and the remaining agreement remains in effect as long as the Company operates Perkins Family Restaurants in certain states.

PURCHASING

    The Company negotiates directly with suppliers for food and beverage products and raw materials to ensure consistent quality and freshness of products and to obtain competitive prices. Essential restaurant supplies and products are available from several sources and the Company is not dependent upon any one source for its supplies and products. The Company has not experienced any significant delays in receiving restaurant products, supplies and equipment. The Company allows its franchisees to benefit from the purchasing economies it receives by providing and administering purchasing programs and passing through purchasing rebates to franchisees. All Company-operated restaurants are supplied through two national distributors.

PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

    The Company believes that its trademarks and service marks, especially the mark "Perkins-Registered Trademark-," are of substantial economic importance to its business. These include signs, logos and marks relating to specific menu offerings in addition to marks relating to the Perkins name. Certain of these marks are registered in the U.S. Patent and Trademark Office and in Canada. Common law rights are claimed with respect to other menu offerings and certain promotions and slogans. The Company has copyrighted architectural drawings for Perkins restaurants and claims copyright protection for most of its manuals, menus, advertising and promotional materials. The Company does not have any patents.

PROPERTIES

    The following table lists the location of each of the Company-operated and franchised restaurants and bakeries as of June 30, 1998 (excluding alternative formats):

NUMBER OF RESTAURANTS AND BAKERIES

                                                                                       COMPANY-
                                                                                       OPERATED      FRANCHISED       TOTAL
                                                                                     -------------  -------------     -----
Arizona............................................................................       --                 10            10
Arkansas...........................................................................       --                  5             5
Colorado...........................................................................       --                 16            16
Delaware...........................................................................       --                  1             1
Florida............................................................................           21             20            41
Georgia............................................................................       --                  1             1
Idaho..............................................................................       --                  9             9
Illinois...........................................................................            8              1             9
Indiana............................................................................       --                  6             6
Iowa...............................................................................           16              1            17
Kansas.............................................................................            4              3             7
Kentucky...........................................................................       --                  3             3
Maryland...........................................................................       --                  2             2
Michigan...........................................................................            5              1             6
Minnesota..........................................................................           40             33            73
Mississippi........................................................................       --                  1             1
Missouri...........................................................................           11              1            12
Montana............................................................................       --                  7             7
Nebraska...........................................................................            5              2             7
New Jersey.........................................................................       --                  8             8
New York...........................................................................       --                 45            45
North Carolina.....................................................................       --                  4             4
North Dakota.......................................................................            3              5             8
Ohio...............................................................................       --                 55            55
Oklahoma...........................................................................            3         --                 3
Pennsylvania.......................................................................            7             43            50
South Carolina.....................................................................       --                  2             2
South Dakota.......................................................................       --                 10            10
Tennessee..........................................................................            1             12            13

                                                                                       COMPANY-
                                                                                       OPERATED      FRANCHISED       TOTAL
                                                                                     -------------  -------------     -----
Virginia...........................................................................       --                  1             1
Washington.........................................................................       --                  7             7
Wisconsin..........................................................................           14             15            29
Wyoming............................................................................       --                  4             4
Canada.............................................................................       --                 14            14
                                                                                             ---            ---           ---
Total..............................................................................          138            348           486
                                                                                             ---            ---           ---
                                                                                             ---            ---           ---

Most of the restaurants feature a distinctively styled brick or stucco building. Perkins restaurants are predominantly single-purpose, one-story, free-standing buildings averaging approximately 5,000 square feet, with a seating capacity of between 90 and 250 customers.

    The following table sets forth certain information regarding
Company-operated restaurants and other properties, as of June 30, 1998:

                                                                                                 NUMBER OF PROPERTIES (1)
                                                                                           -------------------------------------
USE                                                                                           OWNED       LEASED        TOTAL
-----------------------------------------------------------------------------------------  -----------  -----------     -----
Offices and Manufacturing Facilities (2).................................................           1            8            9
Restaurants (3)..........................................................................          56           82          138
Alternative Concepts (4).................................................................      --                3            3

------------------------

(1) In addition, the Company leases 22 properties, 19 of which are subleased to others (seven of which are subleased to franchisees), two of which are vacant, and one of which is held for future development. The Company also owns 13 properties, all which are leased to others (11 of which are leased to franchisees).

(2) The Company's principal office is located in Memphis, Tennessee, and currently comprises 53,340 square feet of floor area under a lease expiring on May 31, 2003, subject to renewal by the Company for a maximum of 60 months. In addition, the Company owns a 25,149 square-foot manufacturing facility in Cincinnati, Ohio and leases two other properties in Cincinnati, Ohio, consisting of 36,000 square feet and 60,000 square feet for use as manufacturing facilities.

(3) The average term of the remaining leases is 8 years, excluding renewal options. The longest lease term will mature in 43 years and the shortest lease term will mature in approximately 3 years, assuming the exercise of all renewal options.

(4) The Company leases 3 properties which are operating as Perkins Cafe and Bakeries. The average term of the leases is 9 years, excluding renewal options. The longest lease term is 17 years and the shortest lease term will mature in approximately 5 years, assuming the exercise of all renewal options.

EMPLOYEES

    As of June 30, 1998, the Company employed approximately 9,500 persons, of whom approximately 310 were administrative and manufacturing personnel and the balance of whom were restaurant personnel. Approximately 69% of the restaurant personnel are part-time employees. The Company competes in the job market for qualified restaurant management and operational employees. The Company maintains ongoing restaurant management training programs and has on its staff full-time restaurant training managers and a training director. The Company believes that its restaurant management compensation and benefits package compares favorably with those offered by its competitors. Management believes its employee relations are good. None of the Company's employees are represented by a union.

GOVERNMENT REGULATION

    The Company is subject to various federal, state and local laws affecting its business. Restaurants generally are required to comply with a variety of regulatory provisions relating to zoning of restaurant sites, sanitation, health and safety and employment. No material amounts have been or are expected to be expensed to comply with environmental protection regulations.

    The Company is subject to a number of state laws regulating franchise operations and sales. Those laws impose registration and disclosure requirements on franchisors in the offer and sale of franchises and, in certain cases, also apply substantive standards to the relationship between franchisor and franchisee. The Company must also adhere to Federal Trade Commission regulations governing disclosures in the sale of franchises.

    The wage rates of the Company's hourly employees are affected by federal and state minimum wage rate laws. Future increases in these rates could materially affect the Company's cost of labor.

LEGAL PROCEEDINGS

    The Company is a party to various legal proceedings in the ordinary course of business. Management does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on the Company's financial position or results of operations.

                                   MANAGEMENT

    The following individuals are currently serving as directors and executive officers of the Issuer:

NAME                                                  AGE                      POSITION WITH THE ISSUER
------------------------------------------------  -----------  ---------------------------------------------------------
Donald N. Smith.................................          57   Chairman of the Board and Chief Executive Officer
Steven L. Ezzes.................................          51   Director
Michael P. Donahoe..............................          47   Vice President, Controller and Treasurer
Richard J. Estlin...............................          55   Vice President, Strategic Coordination
Steven R. McClellan.............................          43   Vice President, Chief Financial Officer
Donald F. Wiseman...............................          52   Secretary

    The following individuals are currently serving as directors and executive officers of PMC, the general partner of PFR:

NAME                                                  AGE                          POSITION WITH PMC
------------------------------------------------      ---      ---------------------------------------------------------
Donald N. Smith.................................          57   Chairman of the Board and Chief Executive Officer
Lee N. Abrams...................................          63   Director
Steven L. Ezzes.................................          51   Director
Charles A. Ledsinger, Jr........................          48   Director
D. Michael Meeks................................          55   Director
Richard K. Arras................................          46   President and Chief Operating Officer
Michael D. Kelly................................          51   Executive Vice President, Marketing
Steven R. McClellan.............................          43   Executive Vice President, Chief Financial Officer
Jack W. Willingham..............................          52   Executive Vice President, Restaurant Development
James F. Barrasso...............................          47   Vice President, Foodservice Development
Michael P. Donahoe..............................          47   Vice President, Controller
William S. Forgione.............................          44   Vice President, Human Resources
Clyde J. Harrington.............................          40   Vice President, Operations Services
Patrick W. Ortt.................................          52   Vice President, Operations-Eastern Division
Steven J. Pahl..................................          42   Vice President, Operations--Western Division
Anthony C. Seta.................................          51   Vice President, Research and Development
Robert J. Winters...............................          46   Vice President, Franchise Development
Donald F. Wiseman...............................          52   Vice President, General Counsel and Secretary

DONALD N. SMITH

    Donald N. Smith has been the Chairman of the Board and Chief Executive Officer of PMC, PRI and the Issuer since 1986. Mr. Smith also has been the Chairman of the Board and Chief Executive Officer of Friendly's since 1988. Prior to joining the Issuer, Mr. Smith was President and Chief Executive Officer of Diversifoods, Inc. from 1983 to October 1985. From 1980 to 1983, Mr. Smith was a Senior Vice President of PepsiCo, Inc. and was President of its Food Service Division. Mr. Smith was responsible for the operations of Pizza Hut Inc. and Taco Bell Corp., as well as North American Van Lines, Lee Way Motor Freight, Inc., PepsiCo Foods International and La Petite Boulangerie. Prior to 1980, Mr. Smith was President and Chief Executive Officer of Burger King Corporation and Senior Executive Vice President and Chief Operations Officer of McDonald's Corporation.

LEE N. ABRAMS

    Lee N. Abrams was elected a Director of PMC in September 1986 and appointed Chairman of the Audit Committee for PMC in October 1986. He is a senior partner in the Chicago, Illinois law firm of Mayer, Brown & Platt. He has been associated with that firm since his graduation from the University of

Michigan Law School in 1957. He specializes in franchise and antitrust law. He is also a Certified Public Accountant.

STEVEN L. EZZES

    Steven L. Ezzes was elected a Director of the Issuer and its subsidiaries in February 1996. Since May 1998, Mr. Ezzes has been Managing Director of Societe Generale Securities Corp. From October 1996 to May 1998, Mr. Ezzes was a Managing Director of Scotia Capital Markets (U.S.A.), Inc. From January 1995 to October 1996, Mr. Ezzes was a private investor and from May 1992 to January 1995, Mr. Ezzes was a Managing Director of Lehman Brothers Inc. Mr. Ezzes previously served as a Director of PMC, PRI and the Issuer from January 1991 to May 1992. Mr. Ezzes is also a director of Friendly's and OzEMail, a company that provides internet telephony in Australia and New Zealand.

CHARLES A. LEDSINGER, JR.

    Charles A. Ledsinger, Jr. was elected a Director of PMC in October 1991. Since August 1998, Mr. Ledsinger has served as President and Chief Executive Officer of Choice Hotels International. From February 1998 until August 1998, Mr. Ledsinger served as President and Chief Operating Officer of St. Joe Corporation, a property development company. From May 1997 until February 1998 Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of St. Joe Corporation. From June 1995 until May 1997, Mr. Ledsinger was Senior Vice President and Chief Financial Officer of Harrah's and, from August 1996 to October 1996, Mr. Ledsinger served as Treasurer of Harrah's. For more than three years prior, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of The Promus Companies Incorporated, Harrah's former parent. Mr. Ledsinger is also a director of Friendly's and of TBC Corporation, a company specializing in the production and sale of tires and batteries.

D. MICHAEL MEEKS

    D. Michael Meeks was elected a Director of PMC and became a member of the Audit Committee for PMC in August 1996. Mr. Meeks has been a private investor for more than the past five years. Mr. Meeks previously served as a director of the Issuer and its subsidiaries and Friendly's from December 1987 to October 1991.

RICHARD K. ARRAS

    Richard K. Arras has been President and Chief Operating Officer of PMC since November 1988 and has held varying positions with Perkins since 1979. Prior to being named to his current position, Mr. Arras was Vice President of Operations. He has also served as a Director of Operations and as a regional manager for Perkins restaurants in Minnesota.

MICHAEL D. KELLY

    Michael D. Kelly was elected Executive Vice President, Marketing of PMC in March 1993. From January 1991 to February 1993, Mr. Kelly was Vice President, Marketing for Friendly's. Prior to that, Mr. Kelly was Executive Vice President of Marketing for Bakers Square for four years. He has also held positions at Pizza Hut, Inc., Weight Watchers International Inc., Stouffers Corp. and Fuddruckers Inc.

STEVEN R. MCCLELLAN

    Steven R. McClellan has served as Executive Vice President and Chief Financial Officer of PMC since September 1996 and has served as Vice President and Chief Financial Officer of the Issuer and PRI since May 1998. From June 1994 to September 1996, Mr. McClellan was Executive Vice President and General Banking Group Head of First Union National Bank of South Carolina, a subsidiary of First Union Corporation. For more than two years prior, he was Senior Vice President of NationsBank.

JACK W. WILLINGHAM

    Jack W. Willingham was elected Executive Vice President, Restaurant Development of PMC in April 1994. From July 1991 to April 1994, Mr. Willingham served as Vice President, Corporate Development of PMC.

JAMES F. BARRASSO

    James F. Barrasso has been Vice President, Foodservice Development of PMC since February 1994. For more than two years prior, he served as Vice President, Operations Administration of PMC.

MICHAEL P. DONAHOE

    Michael P. Donahoe has been Vice President, Controller of PMC since October 1993. He has also been Vice President, Controller and Treasurer of the Issuer and PRI since January 1986 and November 1988, respectively. From May 1989 to October 1993, he was Vice President, Chief Financial Officer and Treasurer of PMC. He is a Certified Public Accountant.

RICHARD J. ESTLIN

    Richard J. Estlin has been Vice President, Strategic Coordination of the Issuer since September 1997. Mr. Estlin retired as Vice President, Chief Financial Officer of The UNO-VEN Company in May 1997, a position he held for more than five years prior.

WILLIAM S. FORGIONE

    William S. Forgione was elected Vice President, Human Resources of PMC effective August 1997. From 1994 to August 1997, he was Vice President, Human Resources of UT Medical Group, Inc. and from 1992 to 1994, Worldwide Program Manager for Digital Equipment Corporation.

CLYDE J. HARRINGTON

    Clyde J. Harrington was elected Vice President, Operations Services of PMC in September 1996. From August 1995 to September 1996, he was Director, Systems Operations of PFR and from March 1995 to August 1995, he served as Director in Training for PFR. From November 1992 to March 1995, Mr. Harrington served as Director, Operations for the Restaurant Division of PepsiCo., Inc. and from March 1992 to November 1992, he served as Director of Delivery Development for Pizza Hut, Inc.

PATRICK W. ORTT

    Patrick W. Ortt was elected Vice President, Operations Eastern Division of PMC in September 1996. From March 1993 to September 1996, Mr. Ortt served as Director, Systems Operations of PFR. For more than two years prior, he was Vice President, Operations of Pasta Lovers Trattoria, Inc.

STEVEN J. PAHL

    Steven J. Pahl was elected Vice President, Operations Western Division of PMC in September 1996. From November 1988 to September 1996, Mr. Pahl served as Director, Systems Operations of PFR.

ANTHONY C. SETA

    Anthony C. Seta was elected Vice President, Research and Development of PMC in April 1994. From August 1992 to April 1994, he served as Vice President, Food and Beverage for Blackeyed Pea Restaurants, Inc. For more than a year prior, he was the owner and chef of an independent restaurant. Mr. Seta also acted as a consultant to Kenny Rogers Roasters from January 1992 to August 1992.

ROBERT J. WINTERS

    Robert J. Winters was elected Vice President, Franchise Development of PMC in October 1996. From March 1993 to October 1996, he served as Senior Director, Franchise Development of PMC. For more than a year prior, he was Director, Training and Development of PMC.

DONALD F. WISEMAN

    Donald F. Wiseman has been Vice President, General Counsel and Secretary of PMC since December 1991 and the Secretary of the Issuer and PRI since September 1997.

EXECUTIVE COMPENSATION

    The following table summarizes all compensation paid or accrued for services rendered to the Company in all capacities during each of the three years in the period ended December 31, 1997 with respect to the Chief Executive Officer and the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

                                                                                            LONG-TERM
                                                   ANNUAL COMPENSATION                     COMPENSATION
                                          --------------------------------------            RESTRICTED        ALL OTHER
PRINCIPAL POSITION                        YEAR   SALARY    BONUS       OTHER              UNIT AWARD (4)    COMPENSATION
----------------------------------------  ----  --------  --------  ------------          --------------   ---------------

Donald N. Smith.........................  1997  $267,126  $160,000  $      3,150(2)          $--              $--
Chairman & Chief                          1996   256,852   119,900        10,304(1)(2)        --                 550(5)
Executive Officer of the Issuer,          1995   244,621     --           10,304(1)(2)        --                 550(5)
PRI and PMC

Richard K. Arras........................  1997   249,171   143,000         9,000(2)           --               4,750(6)
President & Chief Operating Officer       1996   226,788    99,000        18,097(1)(2)        --               6,490(5)(6)
of PMC                                    1995   216,269     --           17,529(1)(2)        97,335           3,448(5)(6)

Steven R. McClellan.....................  1997   207,001    83,875        10,055(2)(3)        --               4,750(6)
Exec. Vice President &                    1996    42,500    39,650        30,715(1)(2)(3)    120,000             298(5)
Chief Financial Officer of PMC            1995     --        --          --                   --              --

Michael D. Kelly........................  1997   181,836    78,000         9,000(2)           --               4,750(6)
Exec. Vice President Marketing            1996   176,287    60,000        12,726(1)(2)        --               4,808(5)(6)
of PMC                                    1995   166,250     --           11,848(1)(2)        64,890           2,772(5)(6)

Jack W. Willingham......................  1997   172,481    59,250         9,000(2)           --               4,750(6)
Exec. Vice President Restaurant           1996   161,582    56,500        15,135(1)(2)        --               7,630(5)(6)
Development of PMC                        1995   153,538     --           14,345(1)(2)        64,890           5,190(5)(6)

------------------------

(1) Includes premiums paid for medical and disability insurance during 1996 for the named executive officers in the following amounts: Mr. Smith--$7,364; Mr. Arras--$10,447; Mr. McClellan--$767; Mr. Kelly--$5,076; and Mr. Willingham--$7,485. Premiums paid on behalf of the named executive officers during 1995 were: Mr. Smith--$7,364; Mr. Arras--$10,329; Mr. Kelly--$4,648;
    and Mr. Willingham--$7,145.

(2) Includes auto allowance paid to the named executive officers during 1997 in the following amounts: Mr. Smith--$3,150; Mr. Arras--$9,000; Mr. McClellan--$9,000; Mr. Kelly--$9,000; and Mr. Willingham--$9,000. During 1996, Mr. Smith received an auto allowance of $2,940; Mr. Arras--$7,650; Mr. McClellan--$2,550; Mr. Kelly--$7,650; and Mr. Willingham--$7,650. During 1995, Mr. Smith received an auto allowance of $2,940; Mr. Arras--$7,200; Mr. Kelly--$7,200; and Mr. Willingham-- $7,200.

(3) Includes relocation expenses in the amount of $1,055 and $27,398 for 1997 and 1996, respectively for Mr. McClellan.

(4) The restricted period applicable to each award of Units under Perkins Family Restaurants, L.P. Restricted Limited Partnership Unit Plan (the "Restricted Unit Plan") was established by the Plan Committee (the "Committee") and could not exceed ten (10) years. The Restricted Unit Plan was eliminated during 1997 and all restricted Units were repurchased by PFR in conjunction with the Going Private Transaction. Therefore, as of December 31, 1997 no restricted Units were outstanding. Cash payments related to repurchased restricted Units during December 1997 were: Mr. Arras--$118,272; Mr. McClellan--$131,810; Mr. Kelly--$126,448; and Mr. Willingham--$101,248.

(5) Includes premiums paid for group term life insurance. Premiums paid during 1996 for the named executive officers were: Mr. Smith--$642; Mr. Arras--$1,740; Mr. McClellan--$298; Mr. Kelly--$58; and Mr.
    Willingham--$2,880. Premiums paid on behalf of the named executive officers for 1995 were as follows: Mr. Smith--$642; Mr. Arras--$1,138; Mr. Kelly--$1,232; and Mr. Willingham--$2,880.

(6) Includes Perkins' discretionary matching contributions allocated to the named executive officers for the period January 1, 1997 through December 31, 1997 under Perkins Retirement Savings Plan as follows: Mr. Arras--$4,750; Mr. McClellan--$4,750; Mr. Kelly--$4,750; and Mr. Willingham--$4,750. For the period January 1, 1996 through December 31, 1996, the contributions were as follows: Mr. Arras--$4,750; Mr. Kelly --$4,750; and Mr. Willingham--$4,750. For the period January 1, 1995 through December 31, 1995, matching contributions allocated to the named executives were: Mr. Arras--$2,310; Mr. Kelly--$1,540; and Mr. Willingham--$2,310.

COMPENSATION OF DIRECTORS

    Lee N. Abrams, D. Michael Meeks, Charles A. Ledsinger, Jr. and Steven L. Ezzes are paid $5,000 for each Board Meeting of PMC they attend. Messrs. Abrams, Meeks, Ledsinger and Ezzes were paid for five meetings of the Board of PMC in 1997. Also, these directors participated in a telephone board meeting for which they were paid a fee of $1,500. Mr. Abrams, Mr. Meeks, Mr. Ezzes and Mr. Ledsinger each received awards of 500 restricted Units on February 4, 1997 under the Restricted Unit Plan valued at $7,000 on the date of the grant. On December 22, 1997, all Units owned by each director were redeemed in the Going Private Transaction at $14.00 per Unit resulting in Mr. Abrams receiving $152,600 (10,900 Units), Mr. Ezzes receiving $7,000 (500 Units), Mr. Ledsinger receiving $7,000 (500 Units) and Mr. Meeks receiving $14,000 (1,000 Units). No compensation is paid to Directors of the Issuer or PRI.

LONG-TERM INCENTIVE PLAN

    During the first quarter of 1998, the Company established a Phantom Stock Appreciation Rights Plan which permits plan participants, consisting of key employees of the Company, to share in the growth in the Company's value. Participants are eligible for awards based on salary level and company performance thresholds established by the Board of Directors. Awards made in 1998 vest ratably over two years for the officers of the Company. Awards made to other participants, and to all participants in 1999 and thereafter, vest ratably over three years. All vested awards are exercisable in cash or, at the option of the participant, in Company common stock if the Company has become publicly owned.

OWNERSHIP OF THE ISSUER

    As a result of the Reorganization, the Issuer's common stock is owned 50.0% by Mr. Smith, 42.3% by Equitable and 7.7% by others.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    During 1997 and 1996, Friendly's purchased layer cakes and muffin and pancake mixes from the Company for which the Company was paid approximately $975,000 and $1,425,000 respectively. The Company believes that the prices paid to the Company for these products were no less favorable than the prices that would have been paid for the same products by a non-affiliated party in an arm's length transaction.

    The Issuer provided Friendly's with certain management services for which the Issuer was reimbursed $824,000 and $800,000 for the years ended December 31, 1997 and 1996, respectively.

    The Company has subleased certain land, buildings and equipment to Friendly's. During 1997 and 1996, the Company received approximately $322,000 and $328,000, respectively, related to those subleases. The Company believes that the terms of these subleases are no less favorable to the Company than could be obtained if the transaction was entered into with an unaffiliated third party.

    TRC Realty Co., a wholly-owned subsidiary of the Issuer, entered into a ten year operating lease commencing April 14, 1994 for an aircraft, used by PMC and Friendly's. Pursuant to an agreement ending April 14, 2004, PMC and Friendly's each are obligated to reimburse monthly an amount equal to 50% of the fixed costs of the aircraft (consisting primarily of lease payments, pilot salaries, insurance and hangar rental) plus their proportionate share of variable expenses (such as fuel and maintenance) based on actual monthly usage of the aircraft. The total expense reimbursed by Friendly's for the year ended December 31, 1997 was approximately $565,000.

CERTAIN BUSINESS RELATIONSHIPS

    Lee N. Abrams, a director of PMC and Chairman of the Audit Committee of PMC, is a senior partner in the Mayer, Brown & Platt law firm. Mayer, Brown & Platt represented the Company in several matters during 1996 and 1997, and is representing the Issuer in connection with the Exchange Offer.

    D. Michael Meeks, a director of PMC and a member of its Audit Committee, acts as a franchise sales consultant for the Company. Mr. Meeks' compensation is a fixed sum for each new restaurant opened as a result of his referral and a per diem not to exceed the greater of $1,000 per day or $3,000 per month when engaged on Company business. He received no payments in 1997 and $2,250 in 1998.

INDEBTEDNESS OF MANAGEMENT

    The Issuer has a revolving loan agreement with Donald N. Smith, Chairman of the Board and Chief Executive Officer of the Issuer. The agreement provides for a maximum loan from the Issuer to Mr. Smith of $1,500,000, with interest at the prime rate. The weighted average interest rate during 1997 was 8.43%. Accrued interest is payable on the last day of each calendar year, and the principal and accrued but unpaid interest are payable on December 31, 2001. As of June 30, 1998, there was $985,000 outstanding under this agreement.

                       DESCRIPTION OF OTHER INDEBTEDNESS

    Set forth below is a summary of the terms of the Credit Facility and the 10 1/8% Senior Notes. The summary does not purport to be complete and, where reference is made to particular provisions of the Credit Facility or the 10 1/8% Senior Notes, such provisions, including the definition of certain terms, are incorporated by reference as part of such summaries or terms. The summary is qualified in its entirety by reference to the Credit Facility and the 10 1/8% Senior Note Indenture. Copies of the credit agreement (the "Credit Agreement") relating to the Credit Facility and the 10 1/8% Senior Note Indenture have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

DESCRIPTION OF CREDIT FACILITY

    On December 22, 1997, PFR obtained the Credit Facility. The Credit Facility matures on January 1, 2003 and contains a $5 million sublimit for letters of credit. Advances under the Credit Facility may be borrowed, repaid and reborrowed until maturity.

    The Credit Facility is secured by a common collateral pool consisting of a first perfected security interest in substantially all of the assets of PFR, including but not limited to accounts and notes receivable, inventory, equipment, real property, stock of subsidiaries and intangible assets (including patents, trademarks, copyrights, etc.) and is guaranteed by the Issuer and its successors, PMC, PRI and by all future subsidiaries, if any, of PFR. The guarantees of the Issuer, PMC and PRI are limited to their respective pledge of Units in PFR. At all times after an event of default (as defined), and at other times in the agent bank's discretion, PFR will provide the agent bank with dominion over its domestic cash receipts through lock box accounts.

    Outstanding principal balances under the Credit Facility bear interest at floating rates equal to the agent's base rate (as defined) or Eurodollar rate (as defined) plus, in each case, the applicable margin (as defined). Financial covenants and provisions contained in the Credit Agreement restrict (with certain exceptions), among other things, PFR's ability to incur indebtedness and other liabilities, make guarantees, make non-cancellable rental payments due under operating leases, incur liens, make acquisitions, make investments, pay dividends and other distributions, merge, sell assets, allow subsidiary distributions, make voluntary payments of other indebtedness including the Notes, enter into derivative contracts, enter into transactions with affiliates and enter into negative pledges. PFR is also subject to covenants regarding payment of claims and taxes, the conduct of its business, compliance with laws and contracts, the maintenance of insurance and compliance with ERISA. PFR is permitted to pay tax distributions to its partners to provide funds for the payment of such partners' tax liability arising from the taxable income of PFR.

    PFR is required to comply with certain financial covenants. The financial covenants are (i) maintenance of a maximum consolidated leverage ratio (as defined), (ii) maintenance of a minimum net worth (as defined), (iii) maintenance of a consolidated cash flow ratio (as defined), (iv) maintenance of a consolidated EBITDA to interest expense ratio (as defined), and (v) limits on maximum consolidated capital expenditures (as defined).

    The Credit Agreement prohibits PFR and its subsidiaries from:

    (i) declaring or paying any dividend or other distribution to its holders of equity interests (as defined) (other than dividends or distributions payable solely in the form of equity interests);

    (ii) directly or indirectly purchasing, redeeming or retiring any equity interests in PFR; or

   (iii) returning capital to its equity interests (collectively, "Distributions").

    Notwithstanding the foregoing, PFR and its subsidiaries are not prohibited under the Credit Agreement from making any such Distributions:

    (i) if no default or event of default exists under the Credit Agreement and none would result from the making of any such Distributions, subsidiaries of PFR may make Distributions to PFR and PRO RATA to each holder of such subsidiaries' equity interests;

    (ii) to each holder of equity interests in an aggregate amount in any fiscal year not exceeding an amount sufficient to pay such holder's estimated federal, state and local income taxes on such holder's share of the taxable income of PFR for such fiscal year and for any prior fiscal year that is the subject of an adjustment as a result of a tax audit; and

   (iii) if no default or event of default then exists under the Credit Agreement or would result from the making of such Distribution, PFR may make Distributions in an aggregate amount for all such Distributions made after December 22, 1997 not to exceed 50% of positive Consolidated Net Income (as defined) of PFR and its subsidiaries after Tax Distributions (as defined) for the period from January 1, 1998 to the end of PFR's most recently ended fiscal quarter for which financial statements are available at the time of the Distribution; and

    (iv) up to an aggregate of $5 million after December 22, 1997 if no default or event of default exists under the Credit Agreement and none would result from the making of any such Distributions.

    Events of default under the Credit Facility include the failure to pay any interest, principal or other amounts when due, the failure to comply with any covenants, the breach of representations or warranties, defaults on other indebtedness, the occurrence of a change of control (as defined), the occurrence of any judgment defaults, the failure to comply with ERISA requirements and the bankruptcy or insolvency of PFR.

DESCRIPTION OF THE 10 1/8% SENIOR NOTES

    The 10 1/8% Senior Notes are governed by the 10 1/8% Senior Note Indenture.

    Interest on the 10 1/8% Senior Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1998. The 10 1/8% Senior Notes do not have the benefit of any sinking fund obligations, and are not convertible or exchangeable into any other security.

    The 10 1/8% Senior Notes are general unsecured joint and several obligations of PFR and its wholly-owned finance subsidiary, Perkins Finance Corp. (the
"10 1/8% Senior Note Issuers"), and rank PARI PASSU in right of payment with all current and future senior indebtedness of the 10 1/8% Senior Note Issuers.

    The 10 1/8% Senior Notes are currently redeemable, in whole or in part, at the option of the 10 1/8% Senior Note Issuers, on or after December 15, 2002, on the following date at the following percentages: 105.063%, on or after December 15, 2002; at 103.375%, on or after December 15, 2003; at 101.668%, on December
15, 2004; and at 100.000% on December 15, 2005 and thereafter, plus accrued and unpaid interest thereon, to the redemption date. In addition the 10 1/8% Senior
Note Issuers may redeem the 10 1/8% Senior Notes with the net cash proceeds of one or more public offerings of PFR's equity securities or the equity securities of one or more of PFR's direct or indirect parents at 110.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, provided that at least 65% of the principal amount of 10 1/8% Senior Notes originally issued remains outstanding immediately following such redemption. There is no mandatory redemption.

    Upon a change of control (as defined), each holder of 10 1/8% Senior Notes will have the right to require the 10 1/8% Senior Note Issuers to purchase all or any part of such holder's 10 1/8% Senior Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. There can be no assurance that the 10 1/8% Senior Note Issuers will have adequate funds available to repurchase the 10 1/8% Senior Notes.

    The 10 1/8% Senior Note Indenture contains certain covenants that, among other things, limit the ability of PFR and its Restricted Subsidiaries (as defined in the 10 1/8% Senior Note Indenture) to incur additional Indebtedness and issue preferred stock, pay distributions or make other restricted payments, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of PFR or its subsidiaries, incur dividend and other payment restrictions affecting Restricted Subsidiaries, issue or sell Equity Interests (as defined in the 10 1/8% Senior Note Indenture) of PFR's subsidiaries or enter into certain mergers and consolidations. In addition, under certain circumstances, PFR will be required to offer to purchase 10 1/8% Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain Asset Sales (as defined in the 10 1/8% Senior Note Indenture).

    The 10 1/8% Senior Note Indenture prohibits PFR from directly or indirectly:

    (i) declaring or paying any dividend or making any other payment or distribution on account of PFR's equity interests (as defined) (other than dividends or distributions payable solely in the form of equity interests);

    (ii) purchasing, redeeming or otherwise acquiring or retiring for value any of PFR's equity interests or any equity interests of any direct or indirect parent of PFR;

   (iii) making any payment on or with respect to, or purchasing, redeeming, defeasing or otherwise acquiring or retiring for value any indebtedness (as defined) that is subordinated to the 10 1/8% Senior Notes, except a payment of interest or principal at the stated maturity of such indebtedness; or

    (iv) make any restricted investment (as defined)

(any of the foregoing, a "10 1/8% Senior Note Restricted Payment"), unless, at the time of and after giving effect to any such 10 1/8% Senior Note Restricted
Payment:

        (a) no default or event of default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) PFR would, at the time of such 10 1/8% Senior Note Restricted Payment and after giving pro forma effect thereto as if such 10 1/8% Senior Note Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio (as defined) test; and

        (c) such 10 1/8% Senior Note Restricted Payment, together with the aggregate amount of all other 10 1/8% Senior Note Restricted Payment made by PFR after December 22, 1997 (excluding any 10 1/8% Senior Note Restricted Payment permitted by (ii), (iii), (iv), (vi), (vii) and (viii) of the immediately following paragraph), is less than the sum, without duplication, of (i) 50% of the consolidated net income (as defined) of PFR for the period (taken as one accounting period) from January 1, 1998 to the end of PFR's most recently ended fiscal quarter for which internal financial statements are available at the time of such 10 1/8% Senior Note Restricted Payment (or, if such consolidated net income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by PFR since January 1, 1998 as a contribution to its common equity capital or from the issue or sale of equity interests of PFR or from the issue or sale of disqualified interests (as defined) or debt securities of PFR that have been converted into such equity interests (other than equity interests or convertible debt securities sold to a subsidiary of PFR), plus (iii) to the extent that any restricted investment that was made after December 22, 1997 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such restricted investment (less the cost of disposition, if any) and (B) the aggregate amount of such restricted investment that was treated as a restricted investment when made.

    The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the 10 1/8% Senior Note Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated indebtedness or equity interests of PFR in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a subsidiary of PFR) of, other equity interests of PFR (other than any disqualified interests); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase retirement, defeasance or other acquisition is excluded from (c)(ii) in the immediately preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated indebtedness with the net cash proceeds from an incurrence of permitted refinancing indebtedness; (iv) the payment of any dividend by a subsidiary of PFR to the holders of its common equity interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any equity interests of PFR or any subsidiary of PFR held by any member of PFR's (or any subsidiaries') management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired equity interests shall not exceed $1,000,000 in any twelve-month period and no default or event of default shall have occurred and be continuing immediately after such transaction; (vi) the declaration of the Jack Astor vehicle (as defined) as an unrestricted subsidiary (as defined) on the date that it becomes a subsidiary of PFR; provided that it otherwise meets the qualifications of an unrestricted subsidiary; (vii) distributions to partners or owners of PFR in an aggregate amount during or with respect to any fiscal period commencing after December 31, 1996 not to exceed the tax amount (as defined) for such period or for such periods commencing after December 31, 1996 that are subject to adjustments as a result of audits by tax authorities; (viii) transfers of cash proceeds from the sale of the 10 1/8% Senior Notes not to exceed, in the aggregate, $85.0 million, to finance the Going Private Transaction and (ix) additional restricted payments not to exceed $5.0 million after December 22, 1997.

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
                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The Exchange Offer is being made by the Issuer to satisfy its obligations pursuant to the Registration Rights Agreement, which requires the Issuer to use its best efforts to effect the Exchange Offer. See "-- Registration Rights."

    The Issuer is making the Exchange Offer in reliance upon the position of the staff of the Commission set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuer has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations by the Staff of the Commission, the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; (ii) an Initial Purchaser who acquired the Old Notes directly from the Issuer solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. By tendering, each Holder which is not a broker dealer will represent to the Issuer that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (ii) will acquire the New Notes in the ordinary course of such person's business, and (iii) is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless such sale is made pursuant to an exemption from such requirements.

    Holders of Old Notes not tendered will not have any further registration rights and the Old Notes not exchanged will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

    THE ISSUER MAKES NO RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    In connection with the issuance of the Old Notes, the Issuer entered into the Registration Rights Agreement with the Initial Purchasers of the Old Notes.

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
    Holders of the New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, Holders of Old Notes are entitled to certain registration rights. Under the Registration Rights Agreement, the Issuer has agreed, for the benefit of the Holders of the Old Notes, that it will, at its cost, (i) on or before July 2, 1998, file the Registration Statement with the Commission and (ii) use its best efforts to cause such Registration Statement to be declared effective under the Securities Act before September 15, 1998. The Registration Statement of which this Prospectus is a part constitutes the Registration Statement. If (i) the Issuer is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities (as defined) notifies the Issuer within the specified time period that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer,
(B) due to a change in law or policy it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales by such holder or (C) it is a broker-dealer and acquired the Notes directly from the Issuer or an affiliate of the Issuer, the Issuer will file with the Commission a Shelf Registration Statement (as defined) to cover resales of the Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Issuer will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note, until (i) the date of which such Transfer Restricted Security has been exchanged in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Transfer Restricted Security for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Registration Statement, (iii) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such security is distributed pursuant to Rule 144 under the Act.

    The Registration Rights Agreement also provides that, (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuer will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Registration Statement is declared effective by the Commission, New Securities in exchange for all Transfer Restricted Securities tendered prior thereto in the Exchange Offer and
(ii) if obligated to file the Shelf Registration Statement, the Company will file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and use their best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. The Issuer shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Closing Date (as defined) or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. If (a) the Issuer fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Issuer fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuer will pay Liquidated Damages to each Holder of Transfer Restricted Securities affected thereby, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week for each $1,000 principal amount of Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages

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
of $.50 per week for each $1,000 principal amount of Transfer Restricted Securities, as applicable. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the applicable provisions regarding Liquidated Damages set forth above.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on            , 1998; PROVIDED, HOWEVER, that if the Issuer, in
its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended; PROVIDED FURTHER that in no event will the
Exchange Offer be extended beyond           . The Issuer may extend the Exchange
Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement. Without limiting the manner in which the Issuer may choose to make any public announcement and subject to applicable law, the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer. The Issuer intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

    As of the date of this Prospectus, $31,100,000 of Original Principal Amount at Maturity of the Old Notes is outstanding. This Prospectus, together with the
Letter of Transmittal, is first being sent on or about         , 1998, to all
Holders of Old Notes known to the Issuer. The Issuer's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

    The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and certain rights to receive Liquidated Damages. See "-- Registration Rights; Liquidated Damages" above. The Old Notes were, and the New Notes will be, issued under the Indenture and all such Notes are entitled to the benefits of the Indenture.

    Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Certain Conditions to the Exchange Offer." The Issuer will give oral or written notice of any amendment, nonacceptance or termination to the Holders of the Old Notes as promptly as practicable. Any amendment to the Exchange Offer will not limit the right

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
of Holders to withdraw tendered Old Notes prior to the Expiration Date. See "-- Withdrawal Rights" below.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Issuer of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering Holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to State Street Bank and Trust Company (the "Exchange Agent") at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal; or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date; or
(iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUER.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer in their sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give

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
such notification. The Exchange Agent intends to use reasonable efforts to give notification of such defects and irregularities.

    If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

    By tendering, each Holder which is not a broker dealer will represent to the Issuer that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (ii) will acquire the New Notes in the ordinary course of such person's business, and (iii) is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes. If any Holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer, is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, or acquired the Old Notes as a result of market making or other trading activities, such Holder or any such other person (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

    For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive payment of accrued but unpaid interest from the most recent interest payment date or, if no interest payment date has yet occurred from May 18, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility; (ii) a properly completed and duly executed Letter of Transmittal; and (iii) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Notes are submitted for a greater amount than the Holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book Entry Transfer Facility pursuant to the book-entry procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility designated by the tendering Holder) as promptly as practicable after withdrawal, rejection of tender or expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form of the corresponding exhibit to the Registration Statement of which this Prospectus constitutes a part (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of the withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such Book-Entry Transfer Facility specified by the Holder) as soon as practicable after withdrawal, rejection of tender, expiration or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

        (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Issuer to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuer might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Issuer, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

        (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Issuer to complete the transactions contemplated by the Exchange Offer; (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

        (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Issuers, is or may be adverse to the Issuer, or the Issuer shall have become aware of facts that, in the sole judgment of the Issuer, have or may have an adverse effect on the value of the Old Notes or the New Notes.

Holders of Old Notes will have the registration rights and the right to Liquidated Damages described under "-- Registration Rights; Liquidated Damages" if the Issuer fails to consummate the Exchange Offer.

    To the Issuer's knowledge as of the date of this Prospectus, none of the above events has occurred.

    The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in their sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In the event the Issuer asserts or waives a condition to the Exchange Offer which constitutes a material change to the terms of the Exchange Offer, the Issuer will disclose such change in a manner reasonably calculated to inform prospective investors of such change, and will extend the period of the Exchange Offer by five business days.

    In addition, the Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal and Notices of Guaranteed Delivery should be directed to the Exchange Agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

          DELIVER TO: STATE STREET BANK AND TRUST COMPANY, EXCHANGE AGENT:

                  BY MAIL:                                  OVERNIGHT COURIER:

     State Street Bank and Trust Company            State Street Bank and Trust Company
                P.O. Box 778                              Two International Place
         Boston, Massachusetts 02102                    Boston, Massachusetts 02110
    Attention: Corporate Trust Department          Attention: Corporate Trust Department
                Kellie Mullen                                  Kellie Mullen

    BY HAND: IN NEW YORK (AS DROP AGENT)                    By Hand: in Boston
  State Street Bank and Trust Company, N.A.         State Street Bank and Trust Company
           61 Broadway 15th Floor                         Two International Plaza
           Corporate Trust Window                      Fourth Floor, Corporate Trust
          New York, New York 10006                      Boston, Massachusetts 02110

                    BY FACSIMILE FOR ELIGIBLE INSTITUTIONS:
                                 (617) 664-5395

                             FOR CONFIRMATION CALL:
                                 (617) 664-5587

    DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    The Issuer will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

    The Issuer will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuer will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, registration, and legal fees, will be paid by the Issuers and are estimated to be approximately $100,000.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

APPRAISAL RIGHTS

    HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. Based upon no-action letters issued by the staff of the Commission to other parties in other transactions, the Issuer believes the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by a Holder thereof (other than any (i) Holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; (ii) an Initial Purchaser who acquired the Old Notes directly from the Issuer solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Notes. However, the Issuer has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes, and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of the Issuer, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, or acquired the Old Notes as a result of market making or other trading activities, such Holder (i) could not rely on the relevant determinations of the staff of the Commission and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuer has agreed to register or qualify the sale of the New Notes in such jurisdictions only in limited circumstances and subject to certain conditions.

ACCOUNTING TREATMENT

    The exchange of the New Notes for the Old Notes will have no impact on the Issuer's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. Expenses of the Exchange Offer will be amortized, pro rata, over the term of the New Notes.

                              DESCRIPTION OF NOTES

GENERAL

    The Old Notes were and the New Notes will be issued pursuant to an Indenture dated as of May 18, 1998 between the Issuer and State Street Bank and Trust Company of Connecticut, N.A., as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes (the "Holders") are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." As used in this Prospectus, the term "Issuer" refers only to The Restaurant Company and not its Subsidiaries.

    The Notes are general unsecured obligations of the Issuer and will rank PARI PASSU in right of payment with all current and future unsecured senior Indebtedness of the Issuer. However, the Notes will be effectively subordinated in right of payment to all existing and future secured Indebtedness of the Issuer and to all liabilities (including Indebtedness) of the Issuer's Subsidiaries. As of June 30, 1998, the Issuer had no indebtedness other than its obligations under the Notes and the Issuer's Subsidiaries had $183.0 million of total liabilities, including $145.1 million of indebtedness, $15.1 million of which was secured. However, all borrowings under the Credit Facility are secured by a first priority Lien on substantially all of the significant assets of the Company. As of June 30, 1998, $7.5 million in borrowings and $2.4 million of letters of credit were outstanding under the Credit Facility, which has a maximum borrowing capacity of $50 million. The Issuer has no significant assets other than its direct and indirect equity interests in its subsidiaries.

    As of the date hereof, the Issuer has the following Subsidiaries, each of which will be a Restricted Subsidiary (as defined herein): PRI, PFR, PMC, TRC Realty Co. and Perkins Finance Corp. Under certain circumstances, the Issuer will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate Original Principal Amount at Maturity to $31.1 million. The Notes will mature on May 15, 2008. The Old Notes were issued at a discount to their Original Principal Amount at Maturity and generated gross proceeds to the Issuer of approximately $18.0 million. Based on the issue price thereof, the yield to maturity of the Notes is 11 1/4% (computed on a semi-annual bond equivalent basis), calculated from May 18, 1998. However, following each successive Semi-Annual Accrual Date until the earlier of the time the Cash Interest Election is made or May 15, 2003, the yield to maturity of the Notes for tax purposes for subsequent periods (calculated on a bond equivalent basis assuming that the redemption price less the issue price with respect to each Note is treated as interest) will increase such that if no Cash Interest Election is made prior to May 15, 2003 the yield to maturity of the Notes, calculated on such bond equivalent basis, will have increased to 11.89% for the remaining term of the Notes. See "Certain U.S. Tax Consequences to Holders." Cash interest will not accrue or be payable on the Notes prior to May 15, 2003; PROVIDED that on any Semi-Annual Accrual Date prior to May 15, 2003, the Issuer may elect to begin accruing and paying cash interest on the Notes, by giving notice of such election to the Trustee and the Holders on or prior to such Semi-Annual Accrual Date (the "Cash Interest Election"). Cash interest on the Accreted Value of the Notes will accrue at a rate of 11 1/4% per annum from the earlier of May 15, 2003 or the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made and will be payable semi-annually in arrears on each May 15 and November 15, commencing on the earlier of November 15, 2003 or the Interest Payment Date immediately following the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made, to the holders of record of the Notes on the close of business on the May 1 and November 1, respectively, immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Cash interest on overdue Accreted Value, principal, premium, if any, and interest will accrue at a rate of 12 1/4%. Principal, Accreted Value, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, Accreted Value, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will initially be issued in denominations of $1,000 Original Principal Amount at Maturity and integral multiples thereof.

MANDATORY PAYMENT OF ACCRUED INTEREST

    On May 15, 2003, the Issuer will be required to make a payment of accrued but unpaid interest by redeeming an amount per Note equal to the Accreted Value of such Note on May 15, 2003 less the original issue price with respect to such Note at a redemption price equal to 105.625% of the amount redeemed; and the Principal Amount at Maturity of such Note shall thereafter be reduced by the amount of such Accreted Value.

OPTIONAL REDEMPTION

    The Notes are redeemable, in whole or in part, at the option of the Issuer, on or after May 15, 2003, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Principal Amount at Maturity) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2003.............................................................................     105.625%
2004.............................................................................     103.750%
2005.............................................................................     101.875%
2006 and thereafter..............................................................     100.000%

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 Principal Amount at Maturity or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the Principal Amount at Maturity thereof to be redeemed. A new Note in Principal Amount at Maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, Accreted Value ceases to accrete or interest ceases to accrue, as the case may be, on Notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (such that any Note not tendered for purchase shall be in a denomination equal to $1,000 Principal Amount at Maturity or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Issuer will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate Principal Amount at Maturity of Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in Principal Amount at Maturity to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a Principal Amount at Maturity of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The Existing Credit Facility provides that certain events which are similar to a Change of Control constitute a default under the Existing Credit Facility, and the 10 1/8% Senior Notes Indenture provides that the holders of the 10 1/8% Senior Notes have the right to require PFR to repurchase the 10 1/8% Senior Notes if certain events which are similar to a Change of Control occur. Finally, the Issuer's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Issuer's then existing financial resources. See "Risk Factors--Change of Control."

    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (ii) the adoption of a plan relating to the liquidation or dissolution of the Issuer, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of Capital Interests of the Issuer entitling the owners thereof to 45% or more of the income or profits of the Issuer or (iv) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuer and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

    "BOARD OF DIRECTORS" means (i) with respect to any Person that is a corporation, the board of directors of such Person or any authorized committee of such board of directors, and (ii) with respect to any Person that is a partnership or a limited liability company, the board of directors of the general partner (or similar Person) of such Person or any authorized committee of such board of directors.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Issuer who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) was nominated or ratified for election to such Board of Directors by a Permitted Holder.

    "PERMITTED HOLDER" means (i) each of Donald N. Smith and The Equitable Life Assurance Society of the United States and (ii) any Affiliate of either Donald
N. Smith and/or The Equitable Life Assurance Society of the United States.

    ASSET SALES

    The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of a Permitted Non-Cash Transaction, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash; PROVIDED that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision; and PROVIDED, FURTHER, that if cash consideration from any such Asset Sale is received by a Restricted Subsidiary which is unable to transfer such cash consideration to the Issuer (by means of a dividend, distribution or otherwise) by reason of any legal or contractual restriction affecting such Restricted Subsidiary, such cash consideration shall be deemed to constitute Net Proceeds only to the extent such Restricted Subsidiary is permitted from time to time to transfer such cash consideration to the Issuer.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds
(a) to permanently repay Indebtedness (and to correspondingly reduce commitments with respect thereto) of (x) any Restricted Subsidiary or (y) the Issuer (if such Indebtedness of the Issuer is not subordinated in right of payment to the Notes); PROVIDED that the amount of Net Proceeds utilized to repay any such Indebtedness of the Issuer shall not exceed such Indebtedness's Pro Rata Share of such Net Proceeds, or (b) to the acquisition of a majority of the assets of, or a majority of the voting Capital Interests of, another Permitted Business, the making of a capital expenditure or the acquisition of other tangible long-term assets, in each case, that are used or useful in a Permitted Business of the Issuer or a Restricted Subsidiary. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum Accreted Value of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages thereon, if any. to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate Accreted Value of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer (other than any such Equity Interests owned by the Issuer or any Wholly-Owned Restricted Subsidiary of the Issuer); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, (x) in the case of a Restricted Payment identified in clauses (i), (ii) and (iii) above, the Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test and the Issuer Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Equity Interests" and (y) in the case of a Restricted Payment identified in clause (iv) above, a Restricted Subsidiary would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge

    Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Equity Interests"; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii) and (ix) of the second succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture (the "Measurement Date") to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Issuer since the Measurement Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Interests) or from the issue or sale of Disqualified Interests or debt securities of the Issuer that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Interests or convertible debt securities) sold to a Subsidiary of the Issuer), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the aggregate amount of such Restricted Investment that was treated as a Restricted Payment when made.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness or Equity Interests of the Issuer or of Equity Interests of a Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, other Equity Interests of the Issuer (other than any Disqualified Interests); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Subsidiary of the Issuer held by any member of the Issuer's (or any of its Subsidiaries') management; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) the declaration of the Jack Astor Vehicle as an Unrestricted Subsidiary on the date that it becomes a Subsidiary of the Issuer; PROVIDED that it otherwise meets the qualifications of an Unrestricted Subsidiary; (vii) transfers of cash proceeds from the sale of the Notes not to exceed, in the aggregate, $17.0 million, to finance the purchase of Equity Interests of the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds"; (viii) so long as no Default or Event of Default shall have occurred or be continuing immediately after such transaction, the repurchase of Equity Interests of the Issuer from its equityholders as of the Issue Date (or their respective Affiliates) in an

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aggregate amount not to exceed $20.0 million if, after giving effect to such transaction, the Issuer would be able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test and the Issuer Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Equity Interests"; (ix) any payment to the Issuer or any Restricted Subsidiary; and (x) additional Restricted Payments not to exceed $5.0 million after the date of the Indenture.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED EQUITY INTERESTS

    The Indenture provides that the Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Issuer will not issue any Disqualified Interests and will not permit any of its Subsidiaries to issue preferred Equity Interests (including Disqualified Interests); PROVIDED, HOWEVER, that: (a) the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Interests if each of the Fixed Charge Coverage Ratio and the Issuer Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Equity Interests are issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Equity Interests had been issued, as the case may be, at the beginning of such four-quarter period; and (b) any of the Issuer's Restricted Subsidiaries may incur Indebtedness (including any Acquired
Debt) or issue preferred Equity Interests (including Disqualified Equity Interests) if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Equity Interests are issued would have been at least 2 to 1, determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Equity Interests had been issued, as the case may be, at the beginning of such four quarter period.

    The Indenture also provides that the Issuer will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Issuer shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured.

    The provisions of the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (i) the incurrence by the Issuer and its Subsidiaries of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Subsidiaries thereunder) under Credit Facilities; provided that the aggregate principal amount of all revolving credit Indebtedness and letters of credit outstanding

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    under Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $50.0 million;

        (ii) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Indebtedness;

       (iii) the incurrence by the Issuer of Indebtedness represented by the Notes;

        (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount (together with any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv)) not to exceed $5.0 million at any time outstanding;

        (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Issuer or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Issuer or one of its Restricted Subsidiaries; and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), does not exceed $10 million;

        (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness incurred pursuant to clause (ii) or (iii) above or this clause (vi) or any Indebtedness that was permitted by the Indenture to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant;

       (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Wholly-Owned Subsidiaries; PROVIDED, HOWEVER, that (i) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Wholly-Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

      (viii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

        (ix) the guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

        (x) the incurrence by the Issuer's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer that was not permitted by this clause (x);

        (xi) Indebtedness consisting of Permitted Investments of the kind described in clause (f) of the definition of "Permitted Investments"; and

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       (xii) the incurrence by the Issuer or any of its Restricted Subsidiaries
    of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $5.0 million.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not constitute an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued.

    LIENS

    The Indenture provides that the Issuer will not, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired by it, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

    SALE AND LEASEBACK TRANSACTIONS

    The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Issuer and any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) the Issuer or such Restricted Subsidiary could have
(a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Preferred Equity Interests" and (b) in the case of a sale and leaseback transaction by the Issuer, incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Issuer or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Asset Sales."

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Interests or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) the Indenture and the Notes, (b) applicable law, (c) any instrument governing Indebtedness or Capital Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or

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the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (g) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (h) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (i) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (j) the 10 1/8% Senior Notes Indenture and the 10 1/8% Senior Notes as in effect on the date of the Indenture and (k) the Existing Credit Facility or one or more other Credit Facilities; PROVIDED that such encumbrances and restrictions are not materially more restrictive than those contained in the Existing Credit Facility as in effect on the date of the Indenture.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Indenture provides that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test and the Issuer Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Equity Interests." The Indenture specifically permits the Issuer or any Restricted Subsidiary to consolidate or merge with or into the Issuer or any other Restricted Subsidiary.

    TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person and (ii) the

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Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has either been approved by a majority of the disinterested members of the Board of Directors or has been approved in an opinion issued by an accounting, appraisal or investment banking firm of national standing as being fair to the Holders from a financial point of view and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Issuer or such Restricted Subsidiary, (ii) transactions between or among the Issuer and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees, (iv) any agreement in effect on the date of the Indenture or any amendment thereto or transaction contemplated thereby (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable to the Holders than the original agreement in effect on the date of the Indenture), and (v) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "Restricted Payments."

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL INTERESTS IN WHOLLY-OWNED
     SUBSIDIARIES

    The Indenture provides that the Issuer (i) will not, and will not permit any Wholly-Owned Restricted Subsidiary of the Issuer to, transfer, convey, sell, lease or otherwise dispose of any Capital Interests in any Wholly-Owned Restricted Subsidiary of the Issuer to any Person (other than the Issuer or a Wholly-Owned Restricted Subsidiary of the Issuer), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Interests in such Wholly-Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and (ii) will not permit any Wholly-Owned Restricted Subsidiary of the Issuer to issue any of its Equity Interests (other than, if necessary, Capital Interests constituting directors' qualifying shares) to any Person other than to the Issuer or a Wholly-Owned Restricted Subsidiary of the Issuer.

    BUSINESS ACTIVITIES

    The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

    PAYMENTS FOR CONSENT

    The Indenture provides that neither the Issuer nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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    REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer) and, with respect to the annual information only, a report thereon by the Issuer's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Issuer will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the Accreted Value or principal of or premium, if any, on the Notes; (iii) failure by the Issuer to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Equity Interests"; (iv) failure by the Issuer for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay the accreted value or principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Issuer or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes may declare the Accreted Value of all the Notes, together with accrued and unpaid interest, if any, thereon and Liquidated Damages, if any, thereon to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all

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outstanding Notes will become due and payable without further action or notice.
Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in Principal Amount at Maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of Accreted Value, principal or interest) if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on optional redemption of the Notes prior to May 15, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate Principal Amount at Maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the Accreted Value or principal of, the Notes.

    The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, partner, incorporator or stockholder of the Issuer or any Subsidiary of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; (vi) the Issuer must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and (viii) the Issuer must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount at Maturity of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the Principal Amount at Maturity of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),
(iii) reduce the rate of or change the time for payment of interest on any Note,
(iv) modify the definition of Accreted Value, Original Principal Amount at Maturity or Principal Amount at Maturity in any manner adverse to the Holders,
(v) waive a Default or Event of Default in the payment of Accreted Value or principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes and a waiver of the payment default that resulted from such acceleration), (vi) make any Note payable in money other than that stated in the Notes, (vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of Accreted Value or principal of or premium, if any, or interest on the Notes, (viii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (ix) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in Principal Amount at Maturity of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Offering Memorandum may obtain a copy of the Indenture, the Registration Rights Agreement or any agreement governing Indebtedness described under "Description of Other Indebtedness" without charge by writing to The Restaurant Company, 6075 Poplar Avenue, Suite 800, Memphis, Tennessee 38119, Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

    The Old Notes were originally offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Except as set forth below, Notes are originally issued in registered, global form in minimum denominations of $1,000 Original Principal Amount at Maturity and integral multiples of $1,000 Original Principal Amount at Maturity in excess thereof. Notes will be issued at the closing of the Offering (the "Closing") only against payment in immediately available funds.

    The Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes are deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the Offering and the Closing (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Exchanges Between Regulation S Notes and Rule 144A Notes."

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

    The Old Notes (including beneficial interests in the Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend as described under "Notice to Investors." In addition, transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

    Initially, the Trustee is acting as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

    The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuer takes no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

    DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Issuer that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Principal Amount at Maturity of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through. records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Cedel. Euroclear and Cedel will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

    Payments in respect of the Accreted Value or principal of, premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the persons in whose names the Notes, including the Global Notes. are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the Principal Amount at Maturity of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Except for trades involving only Euroclear and Cedel participants, interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

    Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes described herein, crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

    DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate Principal Amount at Maturity of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless the Issuer determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

    Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Notice to Investors."

SAME-DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by the Global Notes (including Accreted Value, principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Issuer will make all payments of Accreted Value, principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Issuer expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACCRETED VALUE" as of any date (the "Specified Date") means, with respect to each $1,000 Original Principal Amount at Maturity of Notes:

        (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

SEMI-ANNUAL                                                                        ACCRETED
  ACCRUAL DATE                                                                       VALUE
-------------------------------------------------------------------------------  -------------
May 18, 1998...................................................................        579.07
Nov 15, 1998...................................................................        611.10
May 15, 1999...................................................................        645.47
Nov 15, 1999...................................................................        681.78
May 15, 2000...................................................................        720.13
Nov 15, 2000...................................................................        760.64
May 15, 2001...................................................................        803.43
Nov 15, 2001...................................................................        848.62
May 15, 2002...................................................................        896.35
Nov 15, 2002...................................................................        946.77

SEMI-ANNUAL                                                                        ACCRETED
  ACCRUAL DATE                                                                       VALUE
-------------------------------------------------------------------------------  -------------
May 15, 2003...................................................................   $  1,000.00;

        (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is 180; and

       (iii) if the Specified Date is after May 15, 2003 and all accrued but unpaid interest has been paid, $579.07;

PROVIDED, HOWEVER, that if the Issuer makes the Cash Interest Election, the Accreted Value shall be, and remain through May 15, 2003, the Accreted Value as of the Semi-Annual Accrual Date on which the Cash Interest Election is made.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with or in contemplation of such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person. For purposes of this definition, "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and "under common Control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be Control.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation. by way of a sale and leaseback) other than sales of inventory and leases (or subleases) of restaurant facilities and related equipment to franchisees, in each case in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Issuer or any of its Subsidiaries of Equity Interests of any of the Issuer's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Issuer to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Issuer or to another Wholly-Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Issuer or to another Wholly-Owned Restricted Subsidiary, and
(iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments."

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL INTERESTS" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Existing Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)--(v) of this definition.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for federal, state, local and foreign income taxes payable by such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus (iii) consolidated interest expense, net of interest income, of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), minority interests in the earnings of PFR prior to December 22, 1997, and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) noncash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of a

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Person shall be added to Consolidated Net Income to compute Consolidated Cash
Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person. In addition, if Consolidated Cash Flow is being calculated for purposes of calculating the Issuer Coverage Ratio for all purposes of the Indenture, the provision for taxes based on income or profits of, and the depreciation and amortization of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only if a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Issuer by such Subsidiary without prior approval, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations applicable to that Subsidiary or its equityholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded to the extent not distributed to the Issuer or one of its Restricted Subsidiaries. In calculating Consolidated Net Income for purposes of calculating Consolidated Cash Flow for purposes of calculating the Issuer Coverage Ratio for all purposes of the Indenture, the net income of a Restricted Subsidiary shall be excluded to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that net income is not at the time permitted, directly or indirectly, by reason of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its equityholders.

    "CONSOLIDATED NET WORTH" means, (a) with respect to a partnership as of any date, the capital accounts attributable to all common and preferred partnership interests (other than Disqualified Interests) of such partnership as of such date, determined on a consolidated basis in accordance with GAAP, and (b) with respect to any other Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP

    "CONTROL" has the meaning set forth in the definition of "Affiliate."

    "CREDIT FACILITIES" means, with respect to the Issuer and the Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Existing Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

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    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DISQUALIFIED INTERESTS" means any Capital Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Interests that would constitute Disqualified Interests solely because the holders thereof have the right to require the Issuer to repurchase such Capital Interests upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Interests if the terms of such Capital Interests provide that the Issuer may not repurchase or redeem any such Capital Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption--Certain Covenants-- Restricted Payments."

    "EQUITY INTERESTS" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

    "EXISTING CREDIT FACILITY" means the Credit Agreement dated as of December 22, 1997 among PFR, BankBoston N.A. as agent and the lenders party thereto and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise.

    "EXISTING INDEBTEDNESS" means (i) Indebtedness under the 10 1/8% Senior Notes in aggregate principal amount not to exceed $150.0 million (and any guarantees thereof) and (ii) up to $15.0 million in aggregate principal amount of Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Existing Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referrent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

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
    "FIXED CHARGES" means, with respect to any Person for any period, (a) the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (x) all dividend payments, whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, less (b) the consolidated interest income of such Person and its Restricted Subsidiaries,in each case, on a consolidated basis and in accordance with GAAP.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or is such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INTEREST PAYMENT DATE" means each May 15 and November 15, commencing on the earlier of November 15, 2003 or the May 15 or November 15 next succeeding the Semi-Annual Accrual Date with respect to which the Cash Interest Election is made.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to

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officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

    "ISSUER COVERAGE RATIO" means, with respect to the Issuer for any period, the ratio of Consolidated Cash Flow of the Issuer for such period to Issuer Fixed Charges for such period. In the event the Issuer incurs, assumes, Guarantees or redeems any of its Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Issuer Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Issuer Coverage Ratio is made (the "ICR Calculation Date"), then the Issuer Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including mergers and consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the ICR Calculation Date shall be deemed to have occurred on the first day of the four quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the ICR Calculation Date, shall be excluded and (iii) the Issuer Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the ICR Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Issuer Fixed Charges will not be obligations of the Issuer following the ICR Calculation Date.

    "ISSUER FIXED CHARGES" means, with respect to the Issuer for any period, (a) the sum, without duplication, of (i) the unconsolidated interest expense of the Issuer for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the interest of the Issuer (on an unconsolidated basis) that was capitalized during such period, (iii) any interest expense on Indebtedness (other than Indebtedness under Credit Facilities) of another Person that is Guaranteed by the Issuer or secured by a Lien on assets of the Issuer (whether or not such Guarantee is called upon) and (iv) the product of (x) all dividend payments, whether or not in cash, on any series of preferred equity of the Issuer times (y) a fraction, the numerator of which is one and the denominator of which is one minus the combined federal, state and local statutory tax rate of the Issuer, expressed as a decimal less (b) the unconsolidated interest income of the Issuer, in each case calculated in accordance with GAAP.

    "JACK ASTOR VEHICLE" means J.A. Joint Venture, LLC, a Delaware limited liability company engaged solely in the business of creating, owning, developing and operating Jack Astor's Bar and Grill restaurants.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or other-wise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the

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nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "LIQUIDATED DAMAGES" has the meaning assigned to that term in the Registration Rights Agreement.

    "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred equity interests, excluding, however, to the extent included in calculating such Net Income: (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (x) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (y) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer of any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "ORIGINAL PRINCIPAL AMOUNT AT MATURITY" means $31.1 million in the aggregate for all of the Notes and, with respect to each Note, the Original Principal Amount at Maturity as set forth on such Note.

    "PERMITTED BUSINESS" means the business of owning, operating and franchising restaurants and other businesses that are ancillary or related thereto.

    "PERMITTED INVESTMENTS" means (a) any investment in the Issuer or in a Wholly-Owned Restricted Subsidiary of the Issuer (other than an Investment in the Jack Astor Vehicle if it is subsequently to be declared an Unrestricted Subsidiary); (b) any Investment in Cash Equivalents; (c) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Issuer that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Wholly-Owned Restricted Subsidiary of the Issuer and that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

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(e) any acquisition of assets solely in exchange for the issuance of Equity
Interests (other than Disqualified Interests) of the Issuer; (f) additional Investments in the Jack Astor Vehicle, either by way of capital contribution or loan to, or Guarantee of Indebtedness of the Jack Astor Vehicle; PROVIDED that the aggregate amount of such capital contributions and loans, together with the aggregate principal amount of any such Indebtedness that is so Guaranteed, does not exceed $10.0 million at any time outstanding (with each such Investment being measured as of the date it was made and without giving effect to subsequent changes in value); (g) any Investments in promissory notes acquired in a Permitted Non-Cash Transaction, PROVIDED that not more than $5.0 million in aggregate principal amount of such promissory notes remains outstanding after giving effect to such Investment (excluding any such promissory notes outstanding on the date of the Indenture); and (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) since the date of the Indenture, not to exceed $2.0 million.

    "PERMITTED LIENS" means (i) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of the Indenture to be incurred;
(ii) Liens in favor of the Issuer; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer; (iv) Liens on property existing at the time of acquisition thereof by the Issuer, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the third paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Equity Interests" covering only the assets acquired with the proceeds of such Indebtedness; (vi) Liens to secure additional Capital Lease Obligations that were permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Equity Interests" covering only the assets acquired with the proceeds of such Indebtedness, up to an aggregate of $15.0 million in principal amount at any one time outstanding; and (vii) Liens existing on the date of the Indenture.

    "PERMITTED NON-CASH TRANSACTION" means (i) any sale, lease or other disposition of restaurants and related equipment for consideration consisting of cash and/or promissory notes of the acquiror of such assets, provided that not more than $5.0 million in aggregate principal amount of such promissory notes remains outstanding after giving effect to such transaction (excluding any such promissory notes outstanding on the date of the Indenture) and (ii) any sale, lease or other disposition of assets that are no longer used by the Issuer or any of its Restricted Subsidiaries in a Permitted Business.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than interIssuer Indebtedness): PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced. renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, then the Permitted Refinancing Indebtedness must have a final maturity date later than the final maturity date of, and be subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the

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Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PRINCIPAL AMOUNT AT MATURITY" means, with respect to each $1,000 Original Principal Amount at Maturity of the Notes, (i) if no Cash Interest Election has been made, $1,000, or (ii) if the Cash Interest Election is made, the Accreted Value of such Notes on the Semi-Annual Accrual Date on which the Cash Interest Election is made and (iii) after giving effect to the payment contemplated under "--Mandatory Payment of Accrued Interest" $579.07.

    "PRO RATA SHARE" means, with respect to any Indebtedness of the Issuer not subordinated in right of payment to the Notes, on any date of determination, a fraction, the numerator of which is the principal amount or accreted value, as the case may be, of such Indebtedness and the denominator of which is the aggregate accreted value and principal amount, as applicable, of all Indebtedness of the Issuer not subordinated in right of payment to the Notes (including the Accreted Value of the Notes on such date of determination).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SEMI-ANNUAL ACCRUAL DATE" has the meaning set forth in the definition of "Accreted Value."

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination there) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; (c) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Issuer or any of its Restricted

Subsidiaries and has at least one executive officer that is not a director or executive officer of the Issuer or any of its Restricted Subsidiaries, except that clauses (a)-(d) shall not be applicable to the Jack Astor Vehicle. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuer shall be in default of such covenant). The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person or such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

                    CERTAIN U.S. TAX CONSEQUENCES TO HOLDERS

    The following discussion is a summary of the material U.S. federal income tax consequences of the Exchange Offer to Holders of Notes that are U.S. persons (as defined below) and of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a Holder of the Notes. The discussion does not address all of the federal income tax consequences that may be relevant to a Holder in light of such Holder's particular circumstances or to Holders subject to special rules, such as certain financial institutions, tax-exempt entities, insurance companies, dealers in securities, traders in securities who elect to mark to market, and persons holding the Notes as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Notes held as "capital assets" within the meaning of Section 1221 of the Code. In addition, this discussion is limited to the U.S. federal income tax consequences to initial holders that purchase the Notes at their issue price (as defined below) pursuant to the Offering.

    As used herein, the term "U.S. person" means a beneficial owner of a Note who or which is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

    The Issuer has not sought and will not seek any rulings from the IRS with respect to any position discussed below. There can be no assurance that the IRS will not take a different position from the Issuer concerning the tax consequences of the acquisition, ownership or disposition of the Notes or that any such position would not be sustained.

    PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

CONSEQUENCES OF THE EXCHANGE OFFER TO EXCHANGING AND NONEXCHANGING HOLDERS

    The exchange of an Old Note for a New Note pursuant to the Exchange Offer will not be taxable to an exchanging Holder for U.S. federal income tax purposes. As a result (i) an exchanging Holder will not recognize any gain or loss on the exchange; (ii) the holding period for the New Note will include the holding period for the Old Note; and (iii) the basis of the New Note will be the same as the basis for the Old Note.

    The Exchange Offer will result in no federal income tax consequences to a nonexchanging Holder of Old Notes.

TREATMENT OF STATED INTEREST

    A Holder will not be required to report separately as taxable income actual distributions of stated interest with respect to the Notes; such stated interest will be included in income as original issue discount ("OID") under the method described in the following section.

ORIGINAL ISSUE DISCOUNT

    The Notes will be issued with OID for federal income tax purposes. OID is equal to the excess of the stated redemption price at maturity of the Notes over the issue price of the Notes. The issue price of a Note is the first price at which a substantial amount of the Notes are sold to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers). The stated redemption price at maturity of the Notes will equal the total of all payments required to be made thereon, other than payments of "qualified stated interest." Qualified stated interest generally is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. Since no interest is required to be paid in cash on the Notes until May 15, 2003, the Notes should be treated as having been issued without any qualified stated interest. Accordingly, the sum of all interest payable pursuant to the stated interest rate on the Notes over the entire term should be treated as part of the Notes' stated redemption price at maturity.

    A Holder of a Note will be required to include OID in income as ordinary interest periodically over the term of a Note before receipt of the cash or other payment attributable to such income. In general, a Holder must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to the Notes for each day during the taxable year or portion of a taxable year on which such Holder holds the Notes ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the Note at the beginning of the accrual period multiplied by the yield to maturity of the Note. For purposes of computing OID, the Issuer will use six-month accrual periods which end on the date in the calendar year corresponding to the maturity date of the Notes and the date six months prior to such maturity date, with the exception of the initial accrual period, but Holders are not required to use the same accrual period if proper disclosure is made to the IRS. The adjusted issue price of a Note at the beginning of any accrual period is the issue price of the Note increased by the Accrued OID for all prior accrual periods (less any cash payments on the Notes). The yield to maturity of a Note is the discount rate that, when used in computing the present value of all payments to be made on a Note, produces an amount equal to the issue price of the Note. When computing the yield to maturity of the Notes, Treasury Regulations assume that the Issuer will take action to minimize its cost of borrowing. Thus, the initial yield to maturity on the Notes will be computed assuming that the Issuer will make the Cash Interest Election on the first Semi-Annual Accrual Date. If the Issuer does not make the Cash Interest Election on the first Semi-Annual Accrual Date, solely for purposes of computing OID, the Notes will be deemed reissued for a new debt instrument which has a yield to maturity computed assuming that the Issuer will make the Cash Interest Election on the next Semi-Annual Accrual Date. On each subsequent Semi-Annual Accrual Date that the Issuer does not make the Cash Interest Election there will be a deemed reissuance of the Notes at a higher yield to maturity than the prior period. Under these rules, if no cash interest election is made, Holders generally will have to include in gross income increasingly greater amounts of OID in each successive accrual period until the mandatory payment of accrued interest is made on May 15, 2003. Since such payments reduce the adjusted issue price of the Notes, OID for subsequent periods will be less than the OID in prior periods. Each payment made under a Note will be treated first as a payment of OID to the extent of OID that has accrued as of the date of payment and has not been allocated to prior payments and second as a payment of principal.

    In the event the Issuer makes the Cash Interest Election, the payments of interest made pursuant to the Cash Interest Election should be treated first, as payments of accrued OID, and second, as payments of principal.

    The Company does not intend to treat the possibility of an optional redemption or repurchase of the Notes as giving rise to any additional accrual of OID or recognition of ordinary income upon redemption, sale or exchange of a Note. Holders may wish to consider that United States Treasury Regulations regarding the treatment of certain contingencies were recently issued and may wish to consult their advisers in this regard.

TAXABLE DISPOSITION OF NOTES

    Generally, any sale or redemption of Notes will result in taxable gain or loss equal to the difference between the amount of cash or other property received and the Holder's adjusted tax basis in the Notes. A Holder's adjusted tax basis generally will be the cost of the Note to the Holder, increased by any Accrued OID with respect to any Note included in such Holder's gross income and decreased by the amount of any cash payments received by such Holder regardless of whether such payments are denominated as interest. Any gain or loss upon a sale or disposition of a Note by an original Holder will generally be capital gain or loss. In general, the maximum tax rate for non-corporate taxpayers on long-term capital gains is 20% for most capital assets (including the Notes) held for more than 18 months. Capital gain of non-corporate taxpayers on such assets having a holding period of more than one year but not more than 18 months will be subject to a maximum tax rate of 28%.

BACKUP WITHHOLDING

    A Holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to "reportable payments" on the Notes. This withholding generally applies only if the Holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"); (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that the Holder is subject to backup withholding; or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from payment to a Holder under the backup withholding rules is allowable as a credit against such Holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain Holders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Holders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

INFORMATION REPORTING

    The Issuer is required to furnish certain information to the IRS and will furnish annually to record Holders of the Notes information with respect to OID accruing on the Notes during the calendar year. The information with respect to OID accruing on the Notes will be based on the adjusted issue price of the Notes and will be applicable as if the Holder is an original Holder of the Notes who purchased the Notes at the issue price. Holders who purchase Notes for an amount other than the adjusted issue price and/or on a date other than the last day of an accrual period will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for federal income tax purposes.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 180 days after the Expiration Date, it will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such resale. In addition, until
        , 1998, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    The Issuer will receive no proceeds in connection with the Exchange Offer. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers and dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Issuer by Mayer, Brown & Platt, Chicago, Illinois. Lee N. Abrams, a Director of PMC and Chairman of the Audit Committee of PMC, is a senior partner at Mayer, Brown & Platt. Mayer, Brown & Platt represents the Issuer and its affiliates with respect to various matters from time to time and is representing the Issuer in connection with the Exchange Offer.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Issuer's consolidated financial statements as of December 31, 1997, 1996 and 1995 and for each of the three years in the period ended December 31, 1997, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.

                             AVAILABLE INFORMATION

    The Issuer is not subject to the periodic reporting and other informational requirements of the Securities Exchange Act. The Issuer has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Issuer's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, for so long as any of the Notes remain outstanding, the Issuer has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

    The Issuer has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

    PFR is currently subject to the periodic reporting and other informational requirements of the Exchange Act, and in accordance therewith PFR has filed reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports and information statements and other information regarding registrants, such as PFR, that file electronically with the Commission.

                         INDEX TO FINANCIAL STATEMENTS


                            THE RESTAURANT COMPANY AND SUBSIDIARIES

Report of Independent Public Accountants.............................................        F-2

Consolidated Balance Sheets as of December 31, 1997 and 1996 and June 30, 1998
  (unaudited)........................................................................        F-3

Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and
  1995 and the six months ended June 30, 1998 and 1997 (unaudited)...................        F-4

Consolidated Statements of Stockholders' Investment for the years ended December 31,
  1997, 1996 and 1995 and the six months ended June 30, 1998 (unaudited).............        F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and
  1995 and the six months ended June 30, 1998 and 1997 (unaudited)...................        F-6

Notes to Consolidated Financial Statements...........................................        F-7

Unaudited Consolidated Pro Forma Financial Statements................................       F-24

Unaudited Consolidated Pro Forma Statement of Operations for the year ended December
  31, 1997...........................................................................       F-25

Unaudited Consolidated Pro Forma Statement of Operations for the six months ended
  June 30, 1998......................................................................       F-26

Notes to Unaudited Consolidated Pro Forma Financial Statements.......................       F-27

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Restaurant Company:

    We have audited the accompanying consolidated balance sheets of The Restaurant Company (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Restaurant Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Arthur Andersen LLP


Memphis, Tennessee,
September 3, 1998.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                   DECEMBER 31,
                                                                              ----------------------   JUNE 30,
                                                                                 1997        1996        1998
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.................................................  $   16,027  $    3,870   $   3,956
  Receivables, less allowance for doubtful accounts of $846, $430 and
    $546....................................................................       9,482       7,389       8,215
  Inventories, at the lower of first-in, first-out cost or market...........       4,236       4,240       4,647
  Prepaid expenses and other current assets.................................       2,047       2,183       2,123
  Deferred income taxes.....................................................         470         526         470
                                                                              ----------  ----------  -----------
      Total current assets..................................................      32,262      18,208      19,411
                                                                              ----------  ----------  -----------
PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation and
  amortization..............................................................     127,410     115,089     129,930
NET ASSETS OF DISCONTINUED OPERATIONS                                                 --       3,322          --
INTANGIBLE ASSETS AND DEFERRED CHARGES, net of accumulated amortization of
  $27,591, $26,451 and $29,030..............................................      47,303      24,958      45,365
OTHER ASSETS................................................................       1,087       1,272       3,780
                                                                              ----------  ----------  -----------
                                                                              $  208,062  $  162,849   $ 198,486
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
CURRENT LIABILITIES:
  Current maturities of long-term debt......................................  $       --  $    5,408   $      --
  Current maturities of capital lease obligations...........................       1,301       1,683       1,223
  Accounts payable..........................................................      11,415      10,536      11,474
  Accrued expenses..........................................................      36,302      15,473      19,860
  Distributions payable.....................................................          --       1,771          --
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................      49,018      34,871      32,557
                                                                              ----------  ----------  -----------
CAPITAL LEASE OBLIGATIONS, less current maturities..........................       6,999       8,573       6,389
LONG-TERM DEBT, less current maturities.....................................     130,000      53,744     155,768
DEFERRED INCOME TAXES AND OTHER.............................................       9,977      21,336       8,310
MINORITY INTEREST IN SUBSIDIARIES...........................................          --      31,966          --
COMMITMENTS AND CONTINGENCIES (Notes 5 and 11)..............................
STOCKHOLDERS' INVESTMENT:
  Common stock, $.01 par value, 100,000 shares authorized, 17,550, 17,550
    and 11,640 issued and outstanding.......................................           1           1           1
  Additional paid-in capital................................................      18,252      18,252         969
  Accumulated deficit.......................................................      (6,185)     (5,894)     (5,508)
                                                                              ----------  ----------  -----------
                                                                                  12,068      12,359      (4,538)
                                                                              ----------  ----------  -----------
                                                                              $  208,062  $  162,849   $ 198,486
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


                                                                                                      SIX MONTHS
                                                                   YEARS ENDED DECEMBER 31,         ENDED JUNE 30,
                                                                -------------------------------  --------------------
                                                                  1997       1996       1995       1998       1997
                                                                ---------  ---------  ---------  ---------  ---------
                                                                                                     (UNAUDITED)
REVENUES:
  Food sales..................................................  $ 250,193  $ 234,164  $ 228,259  $ 131,182  $ 118,669
  Franchise revenues and other................................     21,005     20,092     19,275     10,640     10,169
                                                                ---------  ---------  ---------  ---------  ---------
                                                                  271,198    254,256    247,534    141,822    128,838
                                                                ---------  ---------  ---------  ---------  ---------

COSTS AND EXPENSES:
  Cost of sales:
    Food cost.................................................     72,559     68,456     66,204     37,356     33,934
    Labor and benefits........................................     84,027     78,970     78,916     45,421     40,445
    Operating expenses........................................     50,645     48,284     47,678     26,692     24,569
  General and administrative..................................     27,274     24,366     23,428     13,214     12,774
  Depreciation and amortization...............................     16,031     15,752     14,410      9,678      7,898
  Interest expense, net.......................................      5,176      5,269      5,270      7,638      2,524
  Asset writedown (SFAS No. 121)..............................         --         --      1,900        500         --
  Provision for disposition of assets.........................         --         --        609        295         --
  Going Private Transaction expenses..........................      7,200         --         --         --         --
  Other, net..................................................        650         --         --         --        650
                                                                ---------  ---------  ---------  ---------  ---------
                                                                  263,562    241,097    238,415    140,794    122,794
                                                                ---------  ---------  ---------  ---------  ---------
                                                                    7,636     13,159      9,119      1,028      6,044

MINORITY INTEREST IN NET EARNINGS OF SUBSIDIARIES.............     (7,867)    (6,951)    (5,026)        --     (3,211)
                                                                ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES.......................................................       (231)     6,208      4,093      1,028      2,833
PROVISION FOR INCOME TAXES....................................       (153)    (1,693)    (1,249)      (353)    (1,057)
                                                                ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS......................       (384)     4,515      2,844        675      1,776
DISCONTINUED OPERATIONS:
  Income from discontinued operations of Restaurant Insurance
    Corporation, net of income taxes of $50, $272, $318, $--
    and $50...................................................         93        506        686         --         93
                                                                ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS).............................................  $    (291) $   5,021  $   3,530  $     675  $   1,869
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------


 The accompanying notes are an integral part of these consolidated statements.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT

                                 (IN THOUSANDS)


                                                                            ADDITIONAL
                                                                 COMMON       PAID-IN    ACCUMULATED
                                                                  STOCK       CAPITAL      DEFICIT        TOTAL
                                                               -----------  -----------  ------------  -----------

Balance at December 31, 1994.................................  $         1   $  18,252    $ (125,953)  $  (107,700)

Net income...................................................           --          --         3,530         3,530

Equity benefit due to deconsolidation of subsidiary..........           --          --       111,508       111,508
                                                               -----------  -----------  ------------  -----------

Balance at December 31, 1995.................................            1      18,252       (10,915)        7,338

Net income...................................................           --          --         5,021         5,021
                                                               -----------  -----------  ------------  -----------

Balance at December 31, 1996.................................            1      18,252        (5,894)       12,359

Net loss.....................................................           --          --          (291)         (291)
                                                               -----------  -----------  ------------  -----------

Balance at December 31, 1997.................................            1      18,252        (6,185)       12,068

Net income (unaudited).......................................           --          --           675           675

Repurchase and retirement of stock (unaudited)...............           --     (17,282)           --       (17,282)

Other (unaudited)............................................           --          (1)            2             1
                                                               -----------  -----------  ------------  -----------

Balance at June 30, 1998 (unaudited).........................  $         1   $     969    $   (5,508)  $    (4,538)
                                                               -----------  -----------  ------------  -----------
                                                               -----------  -----------  ------------  -----------


 The accompanying notes are an integral part of these consolidated statements.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                                SIX MONTHS
                                                            YEARS ENDED DECEMBER 31,          ENDED JUNE 30,
                                                        --------------------------------  ----------------------
                                                           1997       1996       1995        1998        1997
                                                        ----------  ---------  ---------  -----------  ---------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).....................................  $     (291) $   5,021  $   3,530   $     675   $   1,869
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation and amortization.....................      16,031     15,752     14,410       9,678       7,898
    Going Private Transaction expenses................       7,200         --         --          --          --
    Minority interest in net earnings of
      subsidiaries....................................       7,867      6,951      5,026          --       3,211
    Other noncash income and expense items, net.......         974     (9,117)     1,152        (369)        647
    Earnings from discontinued operations.............         (93)      (506)      (686)         --         (93)
    Net changes in other operating assets and
      liabilities.....................................       1,412      5,032       (839)     (1,430)     (3,354)
    Asset writedown (SFAS No. 121)....................          --         --      1,900         500          --
    Provision for disposition of assets...............          --         --        609         295          --
                                                        ----------  ---------  ---------  -----------  ---------
Total adjustments.....................................      33,391     18,112     21,572       8,674       8,309
                                                        ----------  ---------  ---------  -----------  ---------
Net cash provided by operating activities.............      33,100     23,133     25,102       9,349      10,178
                                                        ----------  ---------  ---------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment..................     (15,102)   (11,861)   (28,931)    (11,806)     (5,421)
Proceeds from the sale of property and equipment......       1,513        573        889          12          --
Proceeds from the sale of Restaurant Insurance
  Corporation.........................................       2,300         --         --          --       2,300
Other, net............................................         234      1,755        723          99         731
                                                        ----------  ---------  ---------  -----------  ---------
Net cash used in investing activities.................     (11,055)    (9,533)   (27,319)    (11,695)     (2,390)
                                                        ----------  ---------  ---------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt..........................     194,800     21,750     59,125      47,559      30,200
Principal payments on long-term debt..................    (123,952)   (25,282)   (48,836)    (22,050)    (36,402)
Principal payments under capital lease obligations....      (1,956)    (2,074)    (1,981)       (688)       (988)
Distributions to unitholders of Perkins Family
  Restaurants, L.P....................................      (7,040)    (7,080)    (7,038)         --      (3,537)
Deferred financing costs..............................      (5,474)        --         --      (1,023)         --
Purchase of minority interest.........................     (66,266)        --         --     (16,241)         --
Repurchase of stock...................................          --         --         --     (17,282)         --
                                                        ----------  ---------  ---------  -----------  ---------
Net cash (used in) provided by financing activities...      (9,888)   (12,686)     1,270      (9,725)    (10,727)
                                                        ----------  ---------  ---------  -----------  ---------
Increase (decrease) in cash and cash equivalents......      12,157        914       (947)    (12,071)     (2,939)
                                                        ----------  ---------  ---------  -----------  ---------
CASH AND CASH EQUIVALENTS:
Balance, beginning of period..........................       3,870      2,956      3,903      16,027       3,870
                                                        ----------  ---------  ---------  -----------  ---------
Balance, end of period................................  $   16,027  $   3,870  $   2,956   $   3,956   $     931
                                                        ----------  ---------  ---------  -----------  ---------
                                                        ----------  ---------  ---------  -----------  ---------


 The accompanying notes are an integral part of these consolidated statements.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION--

    The Restaurant Company ("TRC" or the "Company") is a Delaware corporation whose principal stockholders prior to May 1998 (See note 17, Subsequent Event), were Harrah's Operating Company, a subsidiary of Harrah's Entertainment, Inc. ("Harrah's"), Donald N. Smith ("Smith"), and The Equitable Life Assurance Society of the United States ("Equitable"). As of May 1998, Smith owns 50.0% of TRC and Equitable owns 42.3%. The remaining portion of TRC is owned by stockholders not owning more than 7.7%. TRC's operations consist principally of its ownership interest in Perkins Family Restaurants, L.P. ("PFR").

PERKINS FAMILY RESTAURANTS, L.P.--

    Simultaneous with the formation of TRC in 1985, all of the outstanding stock of Perkins Restaurants, Inc. ("PRI"), formerly held by a predecessor of Harrah's, was transferred to TRC. PRI's business consisted of the operation and franchising of Perkins Family Restaurants.

    In July 1986, PRI formed a Delaware limited partnership, Perkins Family Restaurants, L.P., which succeeded to the business operations of PRI. PFR is managed by Perkins Management Company, Inc. ("PMC"). PMC, a wholly-owned subsidiary of PRI, is the sole general partner and owns 2.9% of PFR including a 1% general partner interest and a 1.9% limited partner interest. PRI owns approximately 98.1% of the Limited Partnership Units ("Units") of PFR. PFR reimburses PMC for all of its direct and indirect costs (principally general and administrative costs) allocable to PFR.

    PFR operates and franchises family-style restaurants which serve a wide variety of high quality, moderately priced breakfast, lunch, and dinner entrees, snacks and bakery products. Perkins restaurants provide table service, and many are open 24 hours a day (except Christmas day and certain late night hours in selected markets), seven days a week. The full-service restaurants are located in 33 states with the largest number in Minnesota, Ohio, New York, Pennsylvania, and Florida. There are thirteen franchised restaurants located in Canada. PFR also offers cookie doughs, muffin batters, pancake mixes, pies and other food products for sale to restaurants operated by PFR and franchisees and bakery and food service distributors through Foxtail Foods ("Foxtail"), PFR's manufacturing division.

FRIENDLY ICE CREAM CORPORATION--

    In 1988, TRC and another investor acquired all of the stock of Friendly Ice Cream Corporation ("FICC") and its subsidiaries. Subsequent to this acquisition, Friendly Holding Corporation ("FHC") was formed to hold the outstanding common stock of FICC. TRC owned 83.75% of FHC's common stock at December 31, 1995.

    In connection with a restructuring of its major credit agreements, FHC was merged into FICC on March 22, 1996, and ceased to exist. Subsequently, FICC issued its lenders 1,181.6 new shares of its common stock, or 50% of the shares issued and outstanding. Also in March 1996, TRC distributed its shares of FICC common stock to TRC's stockholders. Management has reflected the deconsolidation of FHC in the accompanying financial statements as if it had occurred January 1, 1995.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
RESTAURANT INSURANCE CORPORATION--

    Restaurant Insurance Corporation ("RIC"), formerly a wholly-owned subsidiary of TRC, was incorporated on May 24, 1993 to reinsure 100% of the risk from the insurer of FICC up to $500,000 per occurrence on policies relating to FICC's operations. Types of coverage reinsured include workers' compensation, employer's liability and auto liability. RIC was sold in March 1997 and is accounted for in the accompanying financial statements as a discontinued operation. See Note 14.

BASIS OF PRESENTATION--

    The accompanying financial statements include the consolidated results of TRC and subsidiaries for the fiscal years ended December 31, 1997, 1996 and 1995. All material intercompany transactions have been eliminated in consolidation.

    Certain prior year amounts have been reclassified to conform with the current year presentation.

ESTIMATES--

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS--

    The Company considers all investments with an original maturity of three months or less to be cash equivalents.

FRANCHISE REVENUE--

    Franchisees of PFR are required to pay an initial fee when each franchise is granted. These fees are not recognized as income until the restaurants open. PFR also receives franchise royalties ranging from one to six percent of the gross sales of each franchised restaurant. These royalties are recorded as income monthly.

ADVERTISING--

    PFR expenses the costs of producing and communicating advertising. Net advertising expense was $10,784,000, $10,629,000 and $10,462,000 for the fiscal years 1997, 1996 and 1995, respectively.

PROPERTY AND EQUIPMENT--

    Major renewals and betterments are capitalized; replacements, maintenance and repairs which do not extend the lives of assets are charged to operations as incurred.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INTERIM FINANCIAL STATEMENTS--

    In the opinion of management, the unaudited financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods.

PREOPENING COSTS--

    Historically, new store preopening costs have been deferred and amortized over twelve months starting when the restaurant opens. In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which the Company is required to adopt in 1999, with earlier application permitted. SOP 98-5 requires the costs of start-up activities to be expensed as incurred. Upon adoption of SOP 98-5, the Company will be required to record the cumulative effect of a change in accounting principle to write off any unamortized preopening costs that exist on the balance sheet at that date. As of December 31, 1997, the Company had unamortized preopening costs of $345,000.

IMPAIRMENT OF LONG-LIVED ASSETS--


    Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company evaluates the recoverability of assets (including intangibles) when events and circumstances indicate that assets might be impaired. For such assets, the Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Where an indication of impairment exists, the Company generally estimates undiscounted future cash flows at the level of individual restaurants or manufacturing facilities. In the case of certain intangible assets related to the acquisition of area development rights and acquisition of groups of restaurants, undiscounted future cash flows are evaluated based on an appropriate grouping of the related properties' cash flows. In the event an impairment exists, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset.


CASH DISTRIBUTIONS--

    PFR recognizes cash distributions payable to its partners as of the declaration dates. Cash distributions of $0.975, $1.30 and $1.30 per Unit were declared during 1997, 1996 and 1995, respectively.

(2) THE GOING PRIVATE TRANSACTION:

    Prior to December 22, 1997, PFR was a limited partnership 48.6% indirectly owned (including its general partner's interest) by TRC. The remainder of the Units were owned by the public and traded on the New York Stock Exchange under the symbol "PFR." PFR's business was conducted through Perkins Restaurants Operating Company, L.P. ("PROC"), a Delaware limited partnership. PFR was the sole limited partner and owned 99% of PROC, and PMC was the sole general partner and owned the remaining 1% of PROC. Upon a majority vote of the holders of the publicly traded Units, 5.44 million Units held by persons other than TRC and its subsidiaries were converted into the right to receive $14.00 in cash per Unit (the "Going Private Transaction"). Additionally, PROC was merged into PFR, and PMC's 1% general partnership interest in PROC was converted into a limited partnership interest in PFR. Upon

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(2) THE GOING PRIVATE TRANSACTION: (CONTINUED) consummation of the Going Private Transaction on December 22, 1997, PFR became an indirect wholly-owned subsidiary of TRC.

    TRC's treatment of the transaction as an acquisition of a minority interest of a subsidiary resulted in accounting adjustments in accordance with the purchase method of accounting as a step acquisition. The effect of these adjustments is summarized as follows:

Total purchase price of Units (including direct costs of $1,569)..................  $   77,758
Less: Minority interest in PFR....................................................     (36,677)
                                                                                    ----------
    Total.........................................................................  $   41,081
                                                                                    ----------
                                                                                    ----------
Allocated as follows:
Property and equipment............................................................  $   13,830
Franchise agreements..............................................................      10,630
Goodwill..........................................................................       5,909
Deferred taxes....................................................................      10,712
                                                                                    ----------
    Total.........................................................................  $   41,081
                                                                                    ----------
                                                                                    ----------

    Franchise agreements will be amortized using the straight-line method over the remaining life of each specific franchise agreement (generally 1 to 20 years). Goodwill will be amortized using the straight-line method over 40 years. The $10.7 million net reduction in deferred taxes primarily results from the elimination of deferred taxes relating to PRI's investment basis in PFR.


    As the Going Private Transaction occurred on December 22, 1997, the accounting adjustments did not have a material impact on the results of operations for the year ended December 31, 1997. Expenses of $7,200,000 incurred in connection with the Going Private Transaction are reflected in the accompanying Consolidated Statements of Operations.



    The following unaudited pro forma results of operations for the years ended December 31, 1997 and 1996 give effect to the Going Private Transaction, excluding the Going Private Transaction expenses, as if it had occurred at the beginning of those periods. This pro forma information does not necessarily represent what the actual results would have been had the Going Private Transaction occurred at the beginning of each period presented.


                                                                             (UNAUDITED)
                                                                           1997        1996
                                                                        ----------  ----------
Revenues..............................................................  $  271,198  $  254,256
Net income............................................................  $    2,136  $    1,570

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(3) SUPPLEMENTAL CASH FLOW INFORMATION:

    The increase or decrease in cash and cash equivalents due to changes in operating assets and liabilities consisted of the following (in thousands):

                                                    YEARS ENDED                 SIX MONTHS
                                                   DECEMBER 31,               ENDED JUNE 30,
                                          -------------------------------  --------------------
                                            1997       1996       1995       1998       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
(Increase) decrease in:
  Receivables...........................  $  (3,359) $   1,547  $    (894) $    (874) $    (950)
  Inventories...........................          4        110       (243)      (411)        (1)
  Prepaid expenses and other current
    assets..............................       (126)      (971)    (1,113)      (386)       169
  Other assets..........................       (427)      (368)       (43)      (103)    (1,043)
Increase (decrease) in:
  Accounts payable......................      2,063      1,015        471         65       (515)
  Accrued expenses......................      3,461      3,091       (350)      (312)      (705)
  Other liabilities.....................       (204)       608      1,333        591       (309)
                                          ---------  ---------  ---------  ---------  ---------
                                          $   1,412  $   5,032  $    (839) $  (1,430) $  (3,354)
                                          ---------  ---------  ---------  ---------  ---------
                                          ---------  ---------  ---------  ---------  ---------

    Other supplemental cash flow information was as follows (in thousands):

                                                        YEARS ENDED                 SIX MONTHS
                                                       DECEMBER 31,               ENDED JUNE 30,
                                              -------------------------------  --------------------
                                                1997       1996       1995       1998       1997
                                              ---------  ---------  ---------  ---------  ---------
                                                                                   (UNAUDITED)
Cash paid for interest......................  $   5,294  $   5,637  $   5,621  $   6,689  $   2,685
Income taxes paid...........................      2,159     14,173        329        865      1,421
Income tax refunds received.................        354      2,230        364        690         70

    During 1996, PFR acquired property, primarily restaurant equipment, through a master capital lease agreement, totaling $1,565,000.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(4) PROPERTY AND EQUIPMENT:

    Property and equipment consisted of the following as of December 31 (in thousands):

                                                                         1997         1996
                                                                      -----------  -----------
Owned--
  Land and land improvements........................................  $    34,469  $    28,202
  Buildings.........................................................       73,109       65,873
  Leasehold improvements............................................       33,942       29,743
  Equipment.........................................................       62,722       54,390
  Construction in progress..........................................        1,472        1,657
                                                                      -----------  -----------
                                                                          205,714      179,865
Less--
  Accumulated depreciation and amortization.........................      (83,052)     (70,932)
                                                                      -----------  -----------
                                                                          122,662      108,933
                                                                      -----------  -----------
Leased--
  Buildings.........................................................       23,972       24,945
  Equipment.........................................................        1,532        1,564
                                                                      -----------  -----------
                                                                           25,504       26,509
Less--
  Accumulated amortization..........................................      (20,756)     (20,353)
                                                                      -----------  -----------
                                                                            4,748        6,156
                                                                      -----------  -----------
                                                                      $   127,410  $   115,089
                                                                      -----------  -----------
                                                                      -----------  -----------

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(4) PROPERTY AND EQUIPMENT: (CONTINUED)

    Depreciation and amortization for financial reporting purposes is computed primarily using the straight-line method based on the shorter of either the estimated useful lives or the lease terms of the property, as follows:

                                                                                          YEARS
                                                                                        ---------
Owned:
  Land improvements...................................................................    3-20
  Buildings...........................................................................    20-30
  Leasehold improvements..............................................................    7-20
  Equipment...........................................................................     3-7
Leased:
  Buildings...........................................................................    20-25
  Equipment...........................................................................      6

(5) LEASES:

    As of December 31, 1997, there were 136 restaurants operated by PFR, as follows:

                         68 with both land and building leased
                         56 with both land and building owned
                         12 with the land leased and building owned

    As of December 31, 1997, there were 32 restaurants either leased or subleased to others by PFR as follows:

                         15 with both land and building leased
                         13 with both land and building owned
                          4 with the land leased and building owned

    Most of PFR's restaurant leases have a primary term of 20 years and generally provide for two to four renewals of five years each. Certain leases provide for minimum payments plus a percentage of sales in excess of stipulated amounts.

    TRC Realty Co., a wholly-owned subsidiary of TRC, has an operating lease for an airplane which expires in May 2004.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(5) LEASES: (CONTINUED)
    Future minimum lease payments on leases that have initial or remaining terms in excess of one year as of December 31, 1997 were as follows (in thousands):

                                                                           CAPITAL    OPERATING
                                                                           LEASES      LEASES
                                                                          ---------  -----------
1998....................................................................  $   2,110   $   6,674
1999....................................................................      1,905       6,386
2000....................................................................      1,549       5,790
2001....................................................................      1,468       5,410
2002....................................................................      1,205       4,658
Thereafter..............................................................      3,600      18,025
                                                                          ---------  -----------
Total minimum lease payments............................................     11,837   $  46,943
                                                                                     -----------
                                                                                     -----------

Less:
  Amounts representing interest.........................................     (3,537)
                                                                          ---------
  Capital lease obligations.............................................  $   8,300
                                                                          ---------
                                                                          ---------

    PFR's capital lease obligations have effective interest rates ranging from 7.1% to 16.1% and are payable in monthly installments through 2011.

    Future minimum gross rental receipts as of December 31, 1997 were as follows (in thousands):

                                                            AMOUNTS RECEIVABLE AS
                                                            ----------------------
                                                             LESSOR     SUBLESSOR
                                                            ---------  -----------
1998......................................................  $   1,059   $   1,446
1999......................................................      1,069       1,295
2000......................................................      1,080       1,051
2001......................................................      1,041       1,053
2002......................................................        925         937
Thereafter................................................      7,603       3,216
                                                            ---------  -----------
Total minimum lease rentals...............................  $  12,777   $   8,998
                                                            ---------  -----------
                                                            ---------  -----------

    The net rental expense included in the accompanying Consolidated Statements of Operations for operating leases was as follows for the years ended December 31 (in thousands):

                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
Minimum rentals...................................................................  $   6,116  $   5,747  $   5,470
Contingent rentals................................................................      1,280      1,114      1,004
Less sublease rentals.............................................................     (1,195)    (1,244)    (1,185)
                                                                                    ---------  ---------  ---------
                                                                                    $   6,201  $   5,617  $   5,289
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(6) INTANGIBLE ASSETS AND DEFERRED CHARGES:

    Intangible assets and deferred charges, net of accumulated amortization, were as follows as of December 31 (in thousands):

                                                                            1997       1996
                                                                          ---------  ---------
Excess of cost over fair value of net assets acquired, being amortized evenly over 30 to 40 years............................................  $  28,544  $  23,627
Present value of estimated future franchise royalty fee income being amortized evenly over the remaining lives of the franchise
  agreements............................................................     10,909        423
Deferred financing costs being amortized over the remaining life of the
  debt agreements.......................................................      5,793        127
Other...................................................................      2,057        781
                                                                          ---------  ---------
                                                                          $  47,303  $  24,958
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Company periodically reevaluates the realizability of its excess cost over fair value of net assets acquired by comparing the unamortized balance with projected undiscounted cash flows from operations. The realizability of intangible assets related to future royalty fee income is also assessed periodically based on the performance of the applicable franchised restaurants. In the event an impairment exists, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset.

(7) ACCRUED EXPENSES:

    Accrued expenses consisted of the following as of December 31 (in thousands):

                                                                            1997       1996
                                                                          ---------  ---------
Payroll and related benefits............................................  $   9,006  $   7,543
Property, real estate and sales taxes...................................      2,427      2,006
Insurance...............................................................      1,093      1,232
Rent....................................................................      1,407      1,165
Unredeemed Units and Going Private Transaction costs....................     17,801         --
Franchise equipment deposits............................................      1,428         --
Advertising.............................................................        572        530
Other...................................................................      2,568      2,997
                                                                          ---------  ---------
                                                                          $  36,302  $  15,473
                                                                          ---------  ---------
                                                                          ---------  ---------

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(8) LONG-TERM DEBT:

    Long-term debt consisted of the following as of December 31 (in thousands):

                                                                            1997       1996
                                                                         ----------  ---------
PFR--
Unsecured Senior Notes:
  10.125%, interest payable semi-annually, due December 15, 2007.......  $  130,000  $      --
  7.19%, due in quarterly installments beginning December 13, 1997
    through December 13, 2005..........................................          --     20,000
  8.60%, due in quarterly installments through July 1, 2002............          --     10,650
  6.99%, due in quarterly installments through July 1, 2003............          --      3,950
Revolving credit agreement, due June 30, 1997..........................          --     13,000
Term loan, due in quarterly installments through June 30, 1998.........          --      5,000
                                                                         ----------  ---------
                                                                            130,000     52,600
                                                                         ----------  ---------
PRI--
Revolving credit agreement, interest at LIBOR plus 1%, due September
  30, 1999.............................................................          --      5,500

TRC--
Note payable, interest at 9.50%, due in monthly installments through
  July 1, 1997.........................................................          --      1,052
                                                                         ----------  ---------
                                                                            130,000     59,152
Less amount due within one year........................................          --     (5,408)
                                                                         ----------  ---------
                                                                         $  130,000  $  53,744
                                                                         ----------  ---------
                                                                         ----------  ---------

    On December 22, 1997, PFR issued $130,000,000 of 10.125% Unsecured Senior Notes ("the Notes") due December 15, 2007. The proceeds were used to repay outstanding senior notes and borrowings under PFR's revolving line of credit, purchase Units from the public and pay related expenses relative to the Going Private Transaction.

    On December 22, 1997, PFR obtained a $50,000,000 secured revolving line of credit facility (the "Credit Facility") with a sublimit for up to $5,000,000 of letters of credit. The Credit Facility matures on January 1, 2003, at which time all amounts become payable. Any amounts borrowed under the Credit Facility will bear interest at floating rates based on the agent's base rate or Eurodollar rates as defined in the agreement. As of December 31, 1997, no borrowings and approximately $3,050,000 of letters of credit were outstanding under the Credit Facility.

    In connection with the issuance of the Notes and obtaining the Credit Facility, PFR incurred deferred financing costs of approximately $6,028,000 which are being amortized over the terms of the debt agreements.

    In order to manage interest costs, PFR entered into an interest rate swap agreement in 1994. The notional amount protected by this transaction decreases quarterly and the LIBOR component is adjusted quarterly. The agreement expires June 30, 1998. PFR also maintained a participating interest rate swap and cap agreement. The swap and cap agreement expired on June 30, 1997.

    The remaining derivative financial instrument has an inherent element of risk that the counterparties may be unable to meet the terms of the agreement. PFR has minimized such risk exposure by limiting the counterparties to major financial institutions.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(8) LONG-TERM DEBT: (CONTINUED)
    Based on the borrowing rates currently available for debt with similar terms and maturities, the approximate fair market value of PFR's long-term debt as of December 31 was as follows (in thousands):

                                                                            1997       1996
                                                                         ----------  ---------
10.125% Unsecured Senior Notes.........................................  $  130,000  $      --
7.19% Unsecured Senior Notes...........................................          --     19,412
8.60% Unsecured Senior Notes...........................................          --     10,842
6.99% Unsecured Senior Notes...........................................          --      3,830
Interest Rate Swap Agreement...........................................          11        126
Participating Interest Rate Swap and Cap Agreement.....................          --         51

    The values associated with the interest rate swaps represent the estimated contract values as reported to PFR by the commercial bank that is the counterparty to these agreements. Because PFR's revolving line of credit and term loan borrowings outstanding at December 31, 1996 bore interest at current market rates, management believes that the related liabilities reflected in the accompanying Consolidated Balance Sheets approximated fair market value.

    Pursuant to both the Notes and the Credit Facility, PFR must maintain specified financial ratios and is subject to certain restrictions which limit additional indebtedness. At December 31, 1997, PFR was in compliance with all such requirements.

    The Notes and the Credit Facility restrict the ability of PFR to pay dividends or distributions to its equity holders. If no default or event of default exists, these restrictions generally allow PFR to make distributions:

    1. sufficient to pay its equity holders' estimated federal, state and local income taxes on the holders' share of the taxable income of PFR (Tax Distributions).

    2. in an aggregate amount after December 22, 1997 equal to 50% of positive net income, after Tax Distributions, from January 1, 1998 through the end of the most recently ended fiscal quarter.

    3.  up to an aggregate of $5 million after December 22, 1997.

    As of December 31, 1997, PFR had made no distributions to its equity holders under the above restrictions. Accordingly, PFR was unrestricted in its ability to make distributions to its equity holders, all of whom are direct or indirect wholly-owned subsidiaries of TRC, up to $5,000,000.

    Interest expense capitalized in connection with PFR's construction activities amounted to approximately $78,000, $136,000 and $153,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

(9) INCOME TAXES:

    TRC and its subsidiaries file a consolidated Federal income tax return. For state purposes, each subsidiary generally files a separate return. PFR is not a tax-paying entity; therefore, TRC includes its allocable share of PFR's taxable income in its income tax return, which was 100% after December 22, 1997.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(9) INCOME TAXES: (CONTINUED)
    The following is a summary of the components of the provision for income taxes for the years ended December 31 (in thousands):


                                                                    1997       1996       1995
                                                                  ---------  ---------  ---------
Current:
  Federal.......................................................  $   1,123  $  12,044  $      --
  State and local...............................................       (129)       414        (81)
                                                                  ---------  ---------  ---------
                                                                        994     12,458        (81)
                                                                  ---------  ---------  ---------
Deferred:
  Federal.......................................................       (767)   (10,625)     1,022
  State and local...............................................        (74)      (140)       308
                                                                  ---------  ---------  ---------
                                                                       (841)   (10,765)     1,330
                                                                  ---------  ---------  ---------
                                                                  $     153  $   1,693  $   1,249
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------


    A reconciliation of the statutory Federal income tax rate to the Company's effective income tax rate is as follows:


                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
Federal............................................................      (34.0)%      35.0%      35.0%
Federal income tax credits.........................................       (4.9)      (8.2)      (6.6)
FICC distribution..................................................         --       (5.4)        --
State income taxes, net of Federal taxes...........................        3.3        2.9        7.0
State tax refunds, net of Federal taxes............................       (2.8)        --       (8.2)
Nondeductible expenses and other...................................        3.9        3.0        3.3
Non-recurring item (Going Private Transaction).....................      100.7         --         --
                                                                     ---------        ---        ---
                                                                          66.2%      27.3%      30.5%
                                                                     ---------        ---        ---
                                                                     ---------        ---        ---


    The following is a summary of the significant components of the Company's deferred tax position as of December 31 (in thousands):

                                                                   1997                      1996
                                                         ------------------------  ------------------------
                                                           CURRENT    NONCURRENT     CURRENT    NONCURRENT
                                                         -----------  -----------  -----------  -----------
Capital leases.........................................   $      --    $   1,354    $      --    $     849
Accrued expenses and reserves..........................         345          370          473           83
Inventory..............................................         125           --           53           --
                                                              -----   -----------       -----   -----------
  Deferred tax assets..................................         470        1,724          526          932
                                                              -----   -----------       -----   -----------
Investment in affiliates...............................          --           --           --      (17,012)
Depreciation and amortization..........................          --       (5,269)          --       (1,134)
Other..................................................          --       (2,120)          --          (60)
                                                              -----   -----------       -----   -----------
  Deferred tax liabilities.............................          --       (7,389)          --      (18,206)
                                                              -----   -----------       -----   -----------
                                                          $     470    $  (5,665)   $     526    $ (17,274)
                                                              -----   -----------       -----   -----------
                                                              -----   -----------       -----   -----------

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(9) INCOME TAXES: (CONTINUED)
    In March 1996, TRC distributed all of its FICC stock to TRC's stockholders, and FICC ceased to be a member of the U.S. consolidated group of which TRC is the common parent. As a result of the distribution of the FICC stock, TRC incurred a tax liability of approximately $19,499,000 before consideration of available credits.

(10) RELATED PARTY TRANSACTIONS:

    TRC has a revolving loan agreement with Smith. The agreement, as amended, provides for a maximum loan of $1,500,000, with interest at the prime rate. Accrued interest is payable on the last day of each calendar year, and the principal and accrued but unpaid interest are payable on December 31, 1998. As of December 31, 1997, Smith owed $946,000 under this agreement.

    FICC subleases certain land, buildings and equipment from PFR. During the years ended December 31, 1997, 1996 and 1995 sublease income was $322,000, $328,000 and $318,000, respectively. In 1994, TRC Realty Co. entered into a ten year operating lease for an aircraft, for use by both FICC and PMC. FICC shares equally with PMC in reimbursing TRC Realty for leasing, tax and insurance expenses. In addition, FICC also incurs actual usage costs. Total expense reimbursed by FICC for the years ended December 31, 1997, 1996 and 1995 was $565,000, $568,000 and $620,000, respectively.

    FICC purchased certain food products used in the normal course of business from Foxtail. For the years ended December 31, 1997, 1996 and 1995, purchases were $975,000, $1,425,000 and $1,909,000, respectively.

    TRC provided FHC and FICC with certain management services for which TRC was reimbursed $824,000, $800,000 and $785,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

(11) COMMITMENTS AND CONTINGENCIES:

    In 1994, PFR recorded a provision of $1,079,000 for damages associated with two separate lawsuits brought against PFR. During the second quarter of 1995, PFR settled one of the suits for $190,000 less than the original provision and the excess accrual was reversed. The second suit was settled in October 1995 for the amount originally accrued.

    The Company is a party to various legal proceedings in the ordinary course of business. Management does not believe it is likely that these proceedings, either individually or in the aggregate, will have a material adverse effect on the consolidated financial statements of TRC and its subsidiaries.

    In the past, PFR has sponsored financing programs offered by certain lending institutions to assist its franchisees in procuring funds for the construction of new franchised restaurants and to purchase and install in-store bakeries. PFR provides a limited guaranty of funds borrowed. At December 31, 1997, there were approximately $3,640,000 in borrowings outstanding under these programs. PFR has guaranteed $1,200,000 of these borrowings. No additional borrowings are available under these programs.

    In early 1998, PFR entered into a separate two year limited guarantee of $1,200,000 in borrowings of a franchisee which were used to construct a new franchise restaurant.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(11) COMMITMENTS AND CONTINGENCIES: (CONTINUED)

    PFR's largest franchisee operates 41 restaurants, 37 of which are leased from unaffiliated lessors, pursuant to a temporary license agreement which expires September 30, 1998. In May 1998, the franchisee filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York. PFR and the franchisee have entered into a Stipulation and Order Authorizing Standstill and Extension Agreement which was approved by the Bankruptcy Court on June 17, 1998 authorizing the continuing temporary operation of the franchisee's restaurants. The franchisee has advised PFR that it has entered into an agreement in principle with an operator of truck stops and travel plazas for the acquisition of all of the franchisee's assets related to its Perkins Family Restaurants. If approved by the Bankruptcy Court, the acquiror will become a franchisee of PFR and provide funds for remodeling existing restaurants. PFR also expects to receive sufficient funds to cover its unreserved receivable from the franchisee. During the past three years, the franchisee's average net royalty payments to PFR were approximately $1.8 million. At December 31, 1997, the franchisee was delinquent in its royalty obligations in the amount of approximately $550,000, of which $300,000 has been reserved.

    The majority of PFR's franchise revenues are generated from franchisees owning less than 5% of total franchised restaurants and, therefore, the loss of any one of these franchisees would not have a material impact on the results of PFR's operations. As of December 31, 1997, three franchisees owned 93 of the 337 restaurants franchised by PFR. During 1997, PFR received net royalties and license fees of approximately $2,224,000, $1,681,000 and $1,239,000 from these franchisees. While the exit of one of these franchisees from the system would have a material impact on the future revenues of PFR, such an occurrence would not disrupt the normal functioning of PFR.

    PFR's ability to make scheduled payments of principal of, or to pay the interest or liquidated damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet PFR's liquidity needs for the foreseeable future. PFR may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that PFR will generate sufficient cash flow from operations, or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable PFR to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition there can be no assurance that PFR will be able to effect any such refinancing on commercially reasonable terms, or at all.

(12) UNIT PLAN:

    The Perkins Family Restaurants, L.P. Restricted Limited Partnership Unit Plan ("Unit Plan") was initially adopted in October 1987. Awards of restricted Units under the Unit Plan were made to officers and key employees of PMC, PRI and their affiliates as well as certain members of PMC's Board of Directors. A committee composed of those non-employee directors of PMC (the "Committee") was appointed to administer the Unit Plan. At the time of each award, the Committee determined the applicable award restrictions, including, without limitation, i) a restricted period (not to exceed ten years) during which the Units could not be sold, transferred or pledged and ii) the date(s) on which restrictions

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(12) UNIT PLAN: (CONTINUED)
on all or a portion of the Units awarded would lapse. To the extent declared, cash distributions were paid on all Units awarded under the Unit Plan even during the restricted period.

    In conjunction with the Going Private Transaction, all Units under the Unit Plan, including those Units for which the restrictions had not lapsed, were repurchased by PFR and the Unit Plan was eliminated.

(13) EMPLOYEE BENEFITS:

    The Perkins Retirement Savings Plan (the "PFR Plan"), as amended and restated effective January 1, 1992, was established for the benefit of all eligible employees, both hourly and salaried, of the participating companies, as defined. At December 31, 1997, participating companies were PFR, PMC, TRC Realty and TRC. The PFR Plan gives all eligible employees the opportunity to invest from 1% to 15% of their annual compensation subject to legal maximums. During 1995, PFR, PMC and TRC Realty matched contributions at a rate of 25% up to the first 6% deferred by each participant. During 1997 and 1996, PFR and PMC elected to match contributions at a rate of 50% up to the first 6% deferred by each participant. All employee contributions are fully vested. Employer contributions are vested on a tiered scale based upon an employee's length of vesting service, not to exceed five years. PFR expensed approximately $615,000, $554,000 and $243,000 related to this plan in 1997, 1996 and 1995, respectively.

(14) DISCONTINUED OPERATIONS:

    On March 19, 1997, the Company sold its restaurant insurance operations, RIC, for $1,300,000 in cash and a note receivable of $1,000,000. The gain on sale was immaterial. The prior year financial statements have been restated to include the Company's former restaurant insurance business as discontinued operations.

    Summarized results of discontinued operations were as follows (in thousands):

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Net revenues.....................................................  $   1,186  $   4,975  $   7,210
Operating expenses...............................................      1,043      4,197      6,206
                                                                   ---------  ---------  ---------
Income before income taxes.......................................        143        778      1,004
Provision for income taxes.......................................         50        272        318
                                                                   ---------  ---------  ---------
Net income from discontinued operations..........................  $      93  $     506  $     686
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

(15) ASSET WRITE-DOWN (SFAS NO. 121):

    During 1995, PFR identified three restaurant properties which were not expected to generate undiscounted future cash flows sufficient to cover the carrying value of the underlying assets related to these properties. As required under SFAS No. 121, the carrying amounts of the assets associated with these restaurant properties were written down to their fair market values as estimated based on PFR's experience in disposing of similar under-performing properties, negotiations with lessors of the subject properties and historical industry lease rates for similarly performing real estate. The resulting non-cash charge, as identified on the accompanying financial statements, reduced 1995 net income by $1,900,000 of which $1,290,000 was related to assets to be disposed of. The remaining amounts were due to write-downs

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(15) ASSET WRITE-DOWN (SFAS NO. 121): (CONTINUED) of long-term assets deemed by PFR to be impaired. The major components of the charge were as follows (in thousands):

Reduction of the carrying values of operating assets to fair market
  values............................................................  $   1,428
Net present value of noncancelable lease commitments, less estimated
  sublease income...................................................        367
Other disposal costs, including commissions.........................        105
                                                                      ---------
                                                                      $   1,900
                                                                      ---------
                                                                      ---------

    Management is continuing to pursue subleasing one of the properties. The carrying amounts of all owned and leased assets related to this property were concluded to have no fair market value. A provision for future losses was recorded to reflect the net present value of the future lease payments less estimated sublease income on this property. PFR's results of operations include losses related to this property of $185,000, $197,000 and $277,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

    During the first quarter of 1998, PFR identified five restaurant properties which were not expected to generate undiscounted future cash flows sufficient to cover the carrying value of the underlying assets related to these properties. As required under SFAS No. 121, the carrying amounts of the assets associated with these restaurant properties were written down to their estimated fair market values. The resulting non-cash charge reduced first quarter 1998 income by $500,000.

(16) QUARTERLY FINANCIAL INFORMATION (UNAUDITED):


                              (IN THOUSANDS)
                  --------------------------------------
                                 GROSS      NET INCOME
      1998         REVENUES   PROFIT (A)      (LOSS)
----------------  ----------  -----------  -------------
1st Quarter       $   67,948   $  14,984     $    (285)
2nd Quarter           73,874      17,369           960
                  ----------  -----------        -----
                  $  141,822   $  32,353     $     675
                  ----------  -----------        -----
                  ----------  -----------        -----



                                 GROSS     NET INCOME
      1997         REVENUES   PROFIT (A)     (LOSS)
----------------  ----------  -----------  -----------
1st Quarter       $   61,939   $  14,333    $     871
2nd Quarter           66,985      16,164          998
3rd Quarter           71,983      17,585        1,705
4th Quarter           70,291      15,885       (3,865)(b)
                  ----------  -----------  -----------
                  $  271,198   $  63,967    $    (291)
                  ----------  -----------  -----------
                  ----------  -----------  -----------

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

(16) QUARTERLY FINANCIAL INFORMATION (UNAUDITED): (CONTINUED)


                                 GROSS     NET INCOME
      1996         REVENUES   PROFIT (A)     (LOSS)
----------------  ----------  -----------  -----------
1st Quarter       $   60,276   $  13,064    $     743
2nd Quarter           64,127      15,080        1,105
3rd Quarter           66,909      16,484        1,474
4th Quarter           62,944      13,918        1,699
                  ----------  -----------  -----------
                  $  254,256   $  58,546    $   5,021
                  ----------  -----------  -----------
                  ----------  -----------  -----------


------------------------

(a) Represents total revenues less cost of sales.


(b) Includes Going Private Transaction expenses of $7,200 ($5,020, net of income taxes).


(17) SUBSEQUENT EVENTS:

    On May 7, 1998, the Company and Harrah's entered into an agreement whereby the Company redeemed 100% of Harrah's interest in the Company (the "Reorganization"). The closing of the Reorganization occurred on May 18, 1998. Approximately $18.0 million was required to consummate the Reorganization and pay related expenses. The Reorganization was funded by the issuance of $18.0 million of 11.25% Senior Discount Notes due 2008 with an aggregate original principal amount at maturity of $31.1 million.

    The Company has filed a registration statement offering to exchange its 11.25% Series B Senior Discount Notes due 2008 for its 11.25% Series A Senior Discount Notes due 2008. That registration statement discloses several risk factors (see pages 17-24 therein), to include: consequences of exchange and failure to exchange, that the Company is highly leveraged, restrictions on distributions, and the absence of any assurance as to liquidity for the Notes, among several others.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES
             UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

    The accompanying unaudited consolidated pro forma financial statements have been prepared to reflect: (a) the issuance of the Notes, (b) the application of the proceeds of the foregoing, as set forth in "Use of Proceeds", (c) the Reorganization and (d) the Going Private Transaction (such transactions being collectively referred to herein as "the Transactions"). The accompanying unaudited consolidated pro forma statements of operations for the year ended December 31, 1997 and the six months ending June 30, 1998, have been prepared as if the Transactions had occurred as of the beginning of 1997.

    The unaudited consolidated pro forma financial statements should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto and management's discussion thereof included elsewhere in this Prospectus. Additionally, the unaudited consolidated pro forma financial statements do not purport to represent what the Company's results of operations would have been had the Transactions occurred as of the assumed dates indicated above or to project the Company's results of operations in any future period.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)


                                                         PRO FORMA
                                          HISTORICAL    ADJUSTMENTS       PRO FORMA
                                          ----------   -------------      ---------
REVENUES:
  Food Sales............................   $ 250,193     $    --          $250,193
  Franchise and Other...................      21,005          --            21,005
                                          ----------   -------------      ---------
                                             271,198          --           271,198

COST AND EXPENSES:
  Cost of sales:
    Food cost...........................      72,559          --            72,559
    Labor and benefits..................      84,027          --            84,027
    Operating expenses..................      50,645          --            50,645
  General and administrative............      27,274        (720)(a)        26,554
  Depreciation and amortization.........      16,031       2,349(b)         18,380
  Interest, net.........................       5,176      11,976(c)         17,152
  Going Private Transaction expenses....       7,200      (7,200)(d)            --
  Other, net............................         650          --               650
                                          ----------   -------------      ---------
                                             263,562       6,405           269,967
                                          ----------   -------------      ---------
                                               7,636      (6,405)            1,231
MINORITY INTEREST IN NET EARNINGS OF
  SUBSIDIARIES..........................      (7,867)      7,867(e)             --
                                          ----------   -------------      ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES...................        (231)      1,462             1,231

PROVISION FOR INCOME TAXES..............        (153)       (310)(f)          (463)
                                          ----------   -------------      ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS............................   $    (384)    $ 1,152          $    768
                                          ----------   -------------      ---------
                                          ----------   -------------      ---------


See accompanying Notes to Unaudited Consolidated Pro Forma Financial Statements.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                 (IN THOUSANDS)


                                                                                         PRO FORMA
                                                                           HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                                           ----------  -------------  -----------
REVENUES:
  Food sales.............................................................  $  131,182    $      --     $ 131,182
  Franchise and other....................................................      10,640           --        10,640
                                                                           ----------        -----    -----------
                                                                              141,822           --       141,822
COST AND EXPENSES:
  Cost of sales:
    Food cost............................................................      37,356           --        37,356
    Labor and benefits...................................................      45,421           --        45,421
    Operating expenses...................................................      26,692           --        26,692
  General and administrative.............................................      13,214           --        13,214
  Depreciation and amortization..........................................       9,678           --         9,678
  Interest, net..........................................................       7,638          794(g)      8,432
  Loss on/Provision for disposition of assets............................         295           --           295
  Asset write-down (SFAS No. 121)........................................         500           --           500
                                                                           ----------        -----    -----------
                                                                              140,794          794       141,588
                                                                           ----------        -----    -----------
  INCOME BEFORE INCOME TAXES.............................................       1,028         (794)          234
  PROVISION FOR INCOME TAXES.............................................        (353)         318(f)        (35)
                                                                           ----------        -----    -----------
  NET INCOME.............................................................  $      675    $    (476)    $     199
                                                                           ----------        -----    -----------
                                                                           ----------        -----    -----------


See accompanying Notes to Unaudited Consolidated Pro Forma Financial Statements.

                    THE RESTAURANT COMPANY AND SUBSIDIARIES
         NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

                         (DOLLAR AMOUNTS IN THOUSANDS)

(a) To eliminate amortization of deferred compensation related to restricted Units repurchased in connection with the Going Private Transaction.

(b) To record additional amortization and depreciation related to purchase accounting adjustments recorded in connection with the Going Private Transaction resulting in a write-up of property and equipment and intangibles. The calculation of such amounts is as follows:

                                                                           WEIGHTED
                                                             AMOUNT OF      AVERAGE      PRO FORMA
                                                             WRITE-UP        LIFE       ADJUSTMENT
                                                            -----------  -------------  -----------
Property and equipment....................................   $  13,830             9     $   1,537
Franchise agreements......................................      10,630            16           664
Goodwill..................................................       5,909            40           148
                                                                                        -----------
                                                                                         $   2,349
                                                                                        -----------
                                                                                        -----------

(c) To record interest on the 10.125% Senior Notes issued in connection with the Going Private Transaction of $13,163 ($130,000 @ 10.125%), interest on the Notes issued in connection with the Reorganization of $2,083 ($18,009 @ 11.25%, compounded semi-annually), accretion of 5.625% mandatory redemption premium of $94, amortization of debt financing costs of $858 and eliminate $4,222 of interest and amortization of debt financing costs on pre-existing debt which was refinanced in connection with the Going Private Transaction.


(d) To eliminate expenses incurred directly related to the Going Private Transaction.


(e) To eliminate minority interest in the net earnings of PFR as a result of the Going Private Transaction.

(f) To record income tax effects of pro forma adjustments.


(g) To record interest on the Notes and previously accrued interest issued in connection with the Reorganization of $1,130 ($18,009 @ 11.25% and $2,083 @ 11.25%), accretion of 5.625% mandatory redemption premium of $55 and amortization of debt financing costs of $50, less $441 of interest, accretion of mandatory redemption premium and amortization of debt financing costs recorded from May 18 through June 30.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

Summary.............................          1
Risk Factors........................         17
Use of Proceeds.....................         25
Capitalization......................         25
Selected Historical and Pro Forma
  Financial and Other Data..........         26
Management's Discussion and Analysis
  of Results of Operations and
  Financial Condition...............         28
Business............................         39
Management..........................         49
Certain Transactions................         54
Description of Other Indebtedness...         55
The Exchange Offer..................         59
Description of Notes................         69
Certain U.S. Tax Consequences to
  Holders...........................         98
Plan of Distribution................        101
Legal Matters.......................        101
Independent Public Accountants......        101
Available Information...............        102
Index to Financial Statements.......        F-1

                             The Restaurant Company

                     11 1/4% Series B Senior Discount Notes
                                    Due 2008

                             ---------------------


                                   PROSPECTUS
                               SEPTEMBER   , 1998


                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 8 of the Issuer's By-Laws provides that it shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

    Section 145 of the Delaware General Corporation Law, as amended, provides as follows:

    1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

    4. Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    6. The indemnification and advancement of expenses provided by, or granted pursuant to the other subsections of this section shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    7. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    8. For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    9. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employer benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    10. The indemnification and advancement of expenses provided by or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

    A list of the exhibits included as part of this registration statement is contained on the Exhibit Index and is incorporated herein by reference.

    (b) Financial Statement Schedules:

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in the registration statement.

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 193, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (e) The registrant had not entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offer and to the best of the registrant's information and belief, each person participating in the Exchange Offer is acquiring the securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offer. In this regard, the registrant will make each person participating in the Exchange Offer aware (through the Exchange Offer Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resales, any security holder using the exchange offer to participate in a distribution of the securities to be acquired in the registered exchange offer (1) could not rely on the staff position enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar letters and (2) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The registration acknowledges that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT, OR ANY AMENDMENT THERETO, TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MEMPHIS TENNESSEE, ON SEPTEMBER 4, 1998.


                                THE RESTAURANT COMPANY

                                By:  /s/ STEVEN R. MCCLELLAN
                                     -----------------------------------------
                                Name: Steven R. McClellan
                                Title: Vice President,
                                     Chief Financial Officer


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT, OR ANY AMENDMENT THERETO, HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON SEPTEMBER 4, 1998.


THE RESTAURANT COMPANY

          SIGNATURE                                   TITLE
------------------------------  --------------------------------------------------

              *
------------------------------  Chief Executive Officer (Principal Executive
       Donald N. Smith            Officer) and Chairman of the Board

   /s/ STEVEN R. MCCLELLAN
------------------------------  Vice President, Chief Financial Officer (Principal
     Steven R. McClellan          Financial Officer)

    /s/ MICHAEL P. DONAHOE
------------------------------  Vice President, Controller and Treasurer
      Michael P. Donahoe          (Principal Accounting Officer)

              *
------------------------------  Director
       Steven L. Ezzes

*By:   /s/ STEVEN R. MCCLELLAN
      -------------------------
          Attorney-in-fact

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Steven R. McClellan and Donald F. Wiseman, Esq. his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------

                                Chief Executive Officer
     /s/ DONALD N. SMITH          (Principal Executive
------------------------------    Officer and Chairman of       June 24, 1998
       Donald N. Smith            the Board

                                Vice President, Chief
   /s/ STEVEN R. MCCLELLAN        Financial Officer
------------------------------    (Principal Financial          June 24, 1998
     Steven R. McClellan          Officer)

    /s/ MICHAEL P. DONAHOE      Vice President, Controller
------------------------------    and Treasurer (Principal      June 24, 1998
      Michael P. Donahoe          Accounting Officer)

     /s/ STEVEN L. EZZES
------------------------------  Director                        June 24, 1998
       Steven L. Ezzes

                                 EXHIBIT INDEX


 EXHIBIT                                                                                             SEQUENTIAL PAGE
  NUMBER                                         DESCRIPTION                                             NUMBER
----------  -------------------------------------------------------------------------------------  -------------------
  1         Purchase Agreement dated as of May 13, 1998 among the Issuer and the Initial
              Purchasers named therein.*.........................................................

  3.1       Certificate of Incorporation of The Restaurant Company*..............................

  3.2       By-Laws of The Restaurant Company*...................................................

  4.1       Indenture dated as of May 18, 1998 among the Issuer and the Trustee named therein.*..........................................................................

  4.2       Form of 11 1/4% Series B Senior Discount Notes due 2008 (included in Exhibit 4.1)*...

  5         Opinion of Mayer, Brown & Platt*.....................................................

 10.1       Guaranty by Perkins Family Restaurants, L.P. and Perkins Family Restaurants Operating
              Company, L.P. in favor of BancBoston Leasing, Inc. dated as of May 1, 1994.*.......

 10.2       Guaranty dated July 5, 1995 among Perkins Restaurants Operating Company, L.P. and
              BancBoston Leasing, Inc.*..........................................................

 10.3       Revolving Credit Agreement, by and among Perkins Family Restaurants, L.P., The
              Restaurant Company, Perkins Restaurants, Inc., Perkins Finance Corp., BankBoston,
              N.A. and other financial institutions and BankBoston N.A., as Agent and
              Administrative Agent with NationsBank, N.A. as Syndication Agent and BancBoston
              Securities, Inc. as Arranger dated as of December 22, 1997.*.......................

 10.4       Registration Rights Agreement dated as of May 18, 1998 among the Issuer and the
              Initial Purchasers named therein*..................................................

 10.5       10 1/8% Senior Notes Indenture dated as of December 22, 1997 among Perkins Family
              Restaurants, L.P., Perkins Finance Corp. and the Trustee named therein.*...........

 10.6       Form of 10 1/8% Senior Notes due 2007 (included in Exhibit 10.5).....................

 10.7       Lease Agreement between TRC Realty Co. and General Electric Capital Corporation dated as of April 4, 1994 for an airplane and related guaranty*..........................

 10.8       Reimbursement Agreement between TRC Realty Co. and Friendly Ice Cream Corporation for
              use of a leased plane*.............................................................

 10.9       Revolving Loan Note made by Donald N. Smith payable to the order of The Restaurant
              Company dated July 20, 1998, providing for a loan of up to $1,500,000*.............

 12         Ratio of Earnings to Fixed Charges...................................................

 21         Subsidiaries of the Registrant*......................................................

 23         Consent of Arthur Andersen LLP.......................................................

 24         Power of Attorney (Included on Page II-12)...........................................

 25         Statement of Eligibility of Trustee*.................................................

 EXHIBIT                                                                                             SEQUENTIAL PAGE
  NUMBER                                         DESCRIPTION                                             NUMBER
----------  -------------------------------------------------------------------------------------  -------------------
 99.1       Stockholders Agreement, dated as of November 21, 1985, among The Restaurant Company,
              Holiday Inns, Inc., Bass Investment Limited Partnership Donald N. Smith, et al.*...

 99.2       Form of Letter of Transmittal*.......................................................


------------------------

*   Previously filed.